As filed pursuant to Rule 424(b)(5)
Under the Securities Act of 1933
Registration No. 333-140962
SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED JULY 27, 2007
(TO PROSPECTUS DATED JULY 27, 2007)

CWALT, INC.
Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

Alternative Loan Trust 2007-OH3
Issuing Entity

Mortgage Pass-Through Certificates, Series 2007-OH3

This Supplement modifies certain information contained in the Prospectus Supplement, dated July 27, 2007 and the Supplement to the Prospectus Supplement, dated July 28, 2007 (collectively, the “Prospectus Supplement”) relating to the Mortgage Pass-Through Certificates, Series 2007-OH3.

This Supplement modifies the information contained in the following sections of the Prospectus Supplement:

•	the “Risk Factors” section beginning on page S-17 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Countrywide Home Loans” section beginning on page S-48 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Mortgage Loan Production” section beginning on page S-49 of the Prospectus Supplement;

•	the “Static Pool Data” section on page S-53 of the Prospectus Supplement;

•	the “Certificate Swap Contract” section beginning on page S-76 of the Prospectus Supplement; and

•	Annex A of the Prospectus Supplement, which contained information regarding the mortgage loans as of the cut-off date.

In addition, the Certificateholder Monthly Distribution Summaries for the distribution dates occurring in August 2007 through March 2008 are attached hereto as Annex B and provide information regarding the distributions made to the certificates on the distribution dates occurring in August 2007 through March 2008, updated information regarding the mortgage loans and certain other information.

Countrywide Securities Corporation

The date of this Supplement is March 28, 2008.

Risk Factors

The section of the Prospectus Supplement titled “Risk Factors” beginning on page S-17 of the Prospectus Supplement is modified by replacing the last two risk factors at the end of that section with the following:

Mortgage Loans With Larger Principal Balances May Have A Disproportionate Effect On Your Certificates
The table in Annex A entitled “Current Principal Balances” specifies the percentage of the mortgage loans, by aggregate stated principal balance of the mortgage loans as of March 1, 2008, that have principal balances in each of the ranges specified in those tables. The prepayment, delinquency, default and loss experience of mortgage loans with large principal balances may have a greater effect on the performance of the certificates than other mortgage loans. Significant realized losses on one or more mortgage loans with large principal balances will result in a substantial reduction in (or elimination of) the amount of overcollateralization and/or a substantial reduction or total write-down of the class certificate balance of one or more classes of subordinated certificates.

Withdrawal Or Downgrading Of Initial Ratings Is Likely To Affect The Values Of The Certificates
The rating by each of the rating agencies of the certificates is not a recommendation to purchase, hold or sell the certificates since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the certificates at any time they deem appropriate, and they have done so recently with respect to large numbers of prior securitizations, including those of the sponsor. In general, the ratings address credit risk and do not address the likelihood of prepayments.

The ratings on the certificates will depend primarily on an assessment by the rating agencies of the mortgage loans. A reduction or withdrawal of the ratings assigned to the certificates is likely to reduce the market value of the certificates and may affect your ability to sell them.

Recent Developments In The Residential Mortgage Market And The Economy May Adversely Affect The Performance And Market Value Of Your Securities
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and worsening economic conditions that may adversely affect the performance and market value of your securities.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months and may continue to increase. These increases in delinquencies and losses have generally been more severe with respect to subprime mortgage loans and second-lien mortgage loans.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation, and housing values are expected to remain stagnant or decrease during the near term.  A continued decline or an extended flattening of housing values may result in additional increases in delinquencies and losses on residential mortgage loans generally. The loan-to-value ratio information provided in this prospectus supplement with respect to each mortgage loan is based on the value assigned to the related mortgaged property during the origination of that mortgage loan, and any decline in the value of that mortgaged property after the origination of the mortgage loan will result in a higher loan-to-value ratio with respect to that mortgage loan.

Another factor that may result in higher delinquency rates and losses in the future is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable rate mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates and losses.

Investors should note that delinquencies and losses generally have been increasing with respect to securitizations sponsored by Countrywide Home Loans, Inc. and may continue to increase as a result of the weakening housing market and the seasoning of the securitized pools. These increases in delinquencies and losses (as adjusted for age) are most pronounced for recent vintages and are especially pronounced for those securitized pools that include loans with higher risk characteristics, including reduced documentation, higher loan-to-value ratios or lower credit scores. See “Static Pool Data” in this prospectus supplement and the Internet website referenced in that section for delinquency and loss information regarding certain prior securitized pools of Countrywide Home Loans, Inc.

In addition, numerous residential mortgage loan originators have recently experienced serious financial difficulties and, in some cases, bankruptcy. These difficulties may affect the market value of your securities.

Mortgage lenders, including Countrywide Home Loans, Inc., recently have adjusted their loan programs and underwriting standards, which has reduced the availability of mortgage credit to prospective borrowers. These developments have contributed, and may continue to contribute, to a weakening in the housing market as these adjustments have, among other things, inhibited refinancing and reduced the number of potential homebuyers. The continued use or further adjustment of these loan programs and underwriting standards may contribute to additional increases in delinquencies and losses on residential mortgage loans generally. The tighter underwriting guidelines for residential mortgage loans, together with lower levels of home sales and reduced refinance activity, also may have contributed to a reduction in the prepayment rate for mortgage loans generally and this may continue. See “Risk Factors - Your Yield Will Be Affected By Prepayments” in this prospectus supplement for a discussion as to how slower prepayment rates could affect the yield on your certificates.

The federal government, state governments, consumer advocacy groups and others continue to urge servicers to be aggressive in modifying mortgage loans to avoid foreclosure. In addition, numerous laws, regulations and rules related to mortgage loans generally, and foreclosure actions particularly, have been proposed recently by federal, state and local governmental authorities. If enacted, these laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers, modification of the original terms of the mortgage loans, permanent forgiveness of debt, increased prepayments due to the availability of government-sponsored refinancing initiatives and/or increased reimbursable servicing expenses, which are likely to result in delays and reductions in the distributions to be made to certificateholders. Several courts also have taken unprecedented steps to slow the foreclosure process or prevent foreclosure altogether. Certificateholders will bear the risk that future regulatory and legal developments will result in losses on their certificates, whether due to delayed or reduced distributions or reduced market value.

Lack Of Liquidity In The Secondary Market May Adversely Affect The Market Value Of Your Securities
The secondary mortgage markets are currently experiencing unprecedented disruptions resulting from, among other things, reduced investor demand for mortgage loans and mortgage-backed securities, increased investor yield requirements for those loans and securities, downgrades of the ratings of mortgage-backed securities and monoline insurers by the rating agencies and liquidations of investment portfolios, collateralized debt obligations (CDOs) and structured investment vehicles (SIVs) that contain mortgage-backed securities. As a result, the secondary market for mortgage-backed securities is experiencing extremely limited liquidity. These conditions may continue or worsen in the future.

Limited liquidity in the secondary market for mortgage-backed securities has had a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans. Limited liquidity in the secondary market may continue to have a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans, those securities that are more sensitive to prepayment, credit or interest rate risk and those securities that have been structured to meet the investment requirements of limited categories of investors.

See “Risk Factors—Secondary Market For The Securities May Not Exist” in the prospectus.

The federal government has taken a variety of actions to improve the liquidity of the secondary market for mortgage-backed securities. If those actions are discontinued, the secondary market for mortgage-backed securities could become more illiquid which would have an adverse impact on the market value of mortgage-backed securities generally.

If only a portion of the certificates have been sold to the public, the market for the certificates could be illiquid because of the small amount of certificates held by the public. In addition, the market overhang created by the existence of certificates that the market is aware may be sold to the public in the near future could adversely affect your ability to sell, and/or the price you receive for, your certificates.

Mortgage Loan Modifications May Affect Distributions On The Certificates
Modifications of mortgage loans by the master servicer in an attempt to maximize the ultimate proceeds of such mortgage loans may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving payments of principal, interest or prepayment charges, extending the final maturity date, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loans, or any combination of these or other modifications. Any such modified mortgage loan will remain in the issuing entity, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on your certificates, may extend the final maturity of your certificates or result in an allocation of a realized loss to your certificates.

The ability to modify mortgage loans by the master servicer may be limited by several factors. The master servicer may have difficulty contacting the borrowers who are at risk or may not be able to work out an acceptable modification. In addition, if the master servicer has to consider a large number of modifications, operational constraints may affect the ability of the master servicer to adequately address all of the needs of the borrowers.

Investors should note that modifications that are designed to maximize collections to the issuing entity in the aggregate may adversely affect a particular class of certificates. The master servicer is not required to consider the interests of individual classes of certificates. Investors should note that in connection with considering a modification or other type of loss mitigation, the master servicer will incur related out-of-pocket expenses, such as credit counseling service fees, which may be passed through to the issuing entity as servicing advances.

There Are Risks Relating to Mortgaged Properties Subject to Junior Mortgage Loans
On or after the origination date of a mortgage loan, another mortgage loan secured by a subordinate lien on the same mortgaged property (a junior mortgage loan) could be obtained by the borrower. Mortgage loans that have junior mortgage loans encumbering the same mortgaged property generally are experiencing higher rates of delinquency and foreclosure relative to mortgage loans that do not have junior mortgage loans.

Although all of the mortgage loans are secured by first liens, the tables set forth in Annex A of this prospectus supplement include combined loan-to-value ratio information which is based on the characteristics of all junior mortgage loans either originated by the sponsor at the time of origination of the senior mortgage loan or originated by the sponsor prior to the time of origination of the senior mortgage loan and still serviced by the master servicer at such time of origination. The combined loan-to-value ratio information does not reflect any junior mortgage loans that were originated after the origination date of the related mortgage loan whether or not those junior mortgage loans were originated by the sponsor or a third party.

Servicing of Mortgage Loans - Countrywide Home Loans

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Countrywide Home Loans” beginning on page S-48 of the Prospectus Supplement is modified by replacing the last paragraph of that section with the following paragraphs:

On January 11, 2008, Bank of America Corporation and Countrywide Financial Corporation entered into a definitive agreement providing for the merger of Countrywide Financial Corporation with and into a wholly-owned subsidiary of Bank of America Corporation (the “Merger-Sub”), with the Merger-Sub surviving the merger. As a result of the merger, among other things, all of the direct and indirect subsidiaries of Countrywide Financial Corporation (which include the depositor, Countrywide Home Loans and Countrywide Servicing) will become indirect subsidiaries of Bank of America Corporation. The merger is currently expected to be completed in the third quarter of 2008, subject to customary conditions, including receipt of approval by Countrywide Financial Corporation’s shareholders and receipt of customary regulatory approvals. No assurance can be given that the necessary approvals will be obtained, that other conditions to closing will be satisfied, that the transaction will be completed when expected, or that the transaction will be completed at all.

On October 26, 2007, Standard & Poor’s Ratings Services changed its counterparty credit rating on Countrywide Home Loans from “A/A-1” to “BBB+/A-2”, and this rating remained on CreditWatch with negative implications. On August 16, 2007, Moody’s Investors Service changed its senior debt rating assigned to Countrywide Home Loans from “A3” to “Baa3” and its short-term debt rating assigned to Countrywide Home Loans from “Prime-2” to “Prime-3”, and on November 19, 2007, Moody’s Investors Service confirmed its ratings and placed its ratings on negative outlook. On August 16, 2007, Fitch Ratings changed its long-term issuer default rating assigned to Countrywide Home Loans from “A” to “BBB+” and its short-term issuer default rating assigned to Countrywide Home Loans from “F1” to “F2”, and on November 6, 2007, Fitch Ratings affirmed its ratings, removed its ratings from “Rating Watch Evolving” status and assigned a “Rating Outlook Negative” to its ratings. On January 11, 2008, in connection with the entry by Countrywide Financial Corporation and Bank of America Corporation into the definitive agreement described above, Standard & Poor’s Ratings Services placed its ratings of Countrywide Home Loans on CreditWatch with positive implications, Moody’s Investors Service placed its ratings of Countrywide Home Loans on review for possible upgrade, and Fitch Ratings assigned a “Rating Watch Positive” to its ratings of Countrywide Home Loans. On March 12, 2008, Fitch Ratings changed its long-term issuer default rating assigned to Countrywide Home Loans from “BBB+” to “BBB-” and its short-term issuer default rating assigned to Countrywide Home Loans from “F2” to “F3”, and Fitch Ratings also assigned a “Rating Watch Positive” to those ratings. The issuer default ratings and credit ratings assigned to Countrywide Home Loans by Standard & Poor’s Ratings Services, Moody’s Investors Service and Fitch Ratings may be downgraded in the event that the transactions contemplated by the definitive agreement between Countrywide Financial Corporation and Bank of America Corporation described above are not consummated.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and December 31, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,476.039 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Servicing of Mortgage Loans - Mortgage Loan Production

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Mortgage Loan Production” beginning on page S-49 of the Prospectus Supplement is modified by replacing the paragraph and table in that section with the following:

The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial and its subsidiaries for the periods indicated.

	Consolidated Mortgage Loan Production
	Years Ended December 31,
	2003	2004	2005	2006	2007
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	1,509,925	826,914	776,479	723,933	1,092,759
Volume of Loans	$234,526	$134,762	$159,561	$149,095	$216,829
Percent of Total Dollar Volume	53.9%	37.1%	32.2%	32.2%	53.1%
Conventional Non-conforming Loans Number of Loans	562,389	529,192	866,476	730,511	331,800
Volume of Loans	$138,006	$144,663	$235,614	$211,841	$117,634
Percent of Total Dollar Volume	31.7%	39.9%	47.6%	45.8%	28.8%
FHA/VA Loans Number of Loans	196,063	105,562	80,555	89,753	137,922
Volume of Loans	$24,402	$13,247	$10,714	$13,093	$22,379
Percent of Total Dollar Volume	5.6%	3.6%	2.2%	2.8%	5.5%
Prime Home Equity Loans Number of Loans	453,817	587,046	728,252	716,353	514,629
Volume of Loans	$18,103	$30,893	$44,850	$47,876	$34,399
Percent of Total Dollar Volume	4.2%	8.5%	9.1%	10.4%	8.4%
Nonprime Mortgage Loans Number of Loans	124,205	250,030	278,112	245,881	90,917
Volume of Loans	$19,827	$39,441	$44,637	$40,596	$16,993
Percent of Total Dollar Volume	4.6%	10.9%	9.0%	8.8%	4.2%
Total Loans Number of Loans	2,846,399	2,298,744	2,729,874	2,506,431	2,168,027
Volume of Loans	$434,864	$363,006	$495,376	$462,501	$408,234
Average Loan Amount	$153,000	$158,000	$181,000	$185,000	$188,000
Non-Purchase Transactions(1)	72%	51%	53%	55%	58%
Adjustable-Rate Loans(1)	21%	52%	53%	46%	27%
_________
(1) Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

For purposes of the table set forth above, the following terms have the following meanings:

Conventional Conforming Loans: prime credit quality, conventional, first-lien mortgage loans that qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

Conventional Non-conforming Loans: prime credit quality, conventional, first-lien mortgage loans that do not qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

FHA/VA Loans: loans that are insured or guaranteed by the Federal Housing Administration (“FHA”) or the Department of Veterans’ Affairs (“VA”).

Prime Home Equity Loans: prime credit quality second-lien mortgage loans, including home equity lines of credit.

Nonprime Mortgage Loans: first- and second-lien mortgage loans made to individuals with credit-blemished profiles.

Static Pool Data

The section of the Prospectus Supplement titled “Static Pool Data” on page S-53 of the Prospectus Supplement is modified by replacing the first paragraph in that section with the following:

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200802. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

•	prior securitized pools of Countrywide Home Loans that do not include the mortgage loans and that were established before January 1, 2006; or

•	in the case of information regarding the mortgage loans, information about the mortgage loans for periods before January 1, 2006.

Certificate Swap Contract

The section of the Prospectus Supplement titled “Certificate Swap Contract” beginning on page S-76 of the Prospectus Supplement is modified by replacing the fourteenth and fifteenth paragraphs in that section with the following:

Lehman Brothers Holdings Inc. ("LBHI"), was incorporated in December 29, 1983 and its principal executive offices are located at 745 Seventh Avenue, New York, New York, 10019, telephone 212-526-7000. LBHI together with its consolidated subsidiaries ("Lehman Brothers"), is an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and high-net-worth individuals worldwide. Lehman Brothers provides a full array of equity and fixed income sales, trading and research, investment banking services and investment management and advisory services. Its worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region.

Lehman Brothers, through predecessor entities, was founded in 1850. LBHI is currently rated A+ by S&P, A1 by Moody’s and AA- by Fitch for long-term senior debt and A-1 by S&P, P-1 by Moody's and F-1+ by Fitch for short-term senior debt.

Lehman Brothers Special Financing Inc. (“LBSF”), a Delaware corporation and a wholly-owned subsidiary of Lehman Brothers Inc., which is a wholly-owned subsidiary of LBHI, is Lehman Brothers’ principal dealer in a broad range of OTC derivative products including interest rate, currency, credit and mortgage derivatives. LBSF benefits from a full guarantee by LBHI.

Annex A

Annex A of the Prospectus Supplement is replaced with the Annex A attached to this Supplement.

Annex A

The Mortgage Pool

The following information sets forth certain characteristics of the mortgage loans as of March 1, 2008. Other than with respect to rates of interest, percentages (approximate) are stated in each case by aggregate Stated Principal Balance of the mortgage loans as of March 1, 2008. Due to rounding, the sum in any column of the following tables may not equal the indicated value. The FICO credit scores referenced in the tables below with respect to substantially all of the mortgage loans were obtained from one or more credit reporting agencies in connection with the origination of such mortgage loans. In addition, the Weighted Average FICO Credit Score column in the following tables has been calculated without regard to any mortgage loans where a FICO score is not available.

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
5/25 Mortgage Loans	244	$86,134,428	15.66%	353,010	6.993	348	726	76.27	83.29
5/35 Mortgage Loans	6	1,912,415	0.35	318,736	7.286	468	719	77.09	79.94
5/1 Mortgage Loans	928	461,841,998	83.99	497,675	7.174	357	723	75.14	79.15
Total	1,178	$549,888,841	100.00%

Current Principal Balances(1)

Range of Current Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
50,000.01 - 100,000.00	24	$1,954,844	0.36%	81,452	7.415	355	720	70.52	74.18
100,000.01 - 150,000.00	74	9,588,643	1.74	129,576	7.434	352	718	78.29	81.28
150,000.01 - 200,000.00	100	17,664,462	3.21	176,645	7.341	358	722	75.53	78.54
200,000.01 - 250,000.00	128	29,017,008	5.28	226,695	7.292	354	722	77.58	83.35
250,000.01 - 300,000.00	111	30,604,825	5.57	275,719	7.298	354	720	77.58	82.41
300,000.01 - 350,000.00	89	28,571,403	5.20	321,027	7.252	351	712	77.71	81.06
350,000.01 - 400,000.00	96	35,722,223	6.50	372,106	7.207	358	720	77.01	81.19
400,000.01 - 450,000.00	105	44,665,603	8.12	425,387	7.240	355	722	77.90	83.27
450,000.01 - 500,000.00	77	36,483,912	6.63	473,817	7.151	356	721	78.01	82.66
500,000.01 - 550,000.00	61	32,051,845	5.83	525,440	7.211	359	715	78.29	83.09
550,000.01 - 600,000.00	56	32,048,984	5.83	572,303	7.121	358	720	76.76	81.96
600,000.01 - 650,000.00	41	25,709,396	4.68	627,058	7.059	351	727	76.90	80.81
650,000.01 - 700,000.00	39	25,987,797	4.73	666,354	7.204	358	715	76.77	83.07
700,000.01 - 750,000.00	19	13,814,106	2.51	727,058	7.217	358	713	77.02	81.53
750,000.01 - 1,000,000.00	75	65,962,938	12.00	879,506	6.951	354	729	75.16	79.60
1,000,000.01 - 1,500,000.00	53	63,763,336	11.60	1,203,082	6.929	356	729	72.33	76.65
1,500,000.01 - 2,000,000.00	21	35,850,955	6.52	1,707,188	7.320	351	732	68.02	71.98
Greater than or equal to 2,000,000.01	9	20,426,563	3.71	2,269,618	6.846	365	734	61.71	64.05
Total	1,178	$549,888,841	100.00%

(1) As of March 1, 2008, the average current principal balance of the Mortgage Loans was approximately $466,799.

Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50,000.00	1	$50,649	0.01%	50,649	8.250	351	743	90.00	90.00
50,000.01 - 100,000.00	23	1,904,194	0.35	82,791	7.393	355	720	70.01	73.76
100,000.01 - 150,000.00	79	10,367,628	1.89	131,236	7.450	354	720	77.72	80.82
150,000.01 - 200,000.00	102	18,371,067	3.34	180,108	7.348	357	720	76.24	79.10
200,000.01 - 250,000.00	123	28,171,119	5.12	229,033	7.260	354	722	77.00	82.81
250,000.01 - 300,000.00	126	35,200,634	6.40	279,370	7.341	353	716	77.55	82.18
300,000.01 - 350,000.00	90	29,732,709	5.41	330,363	7.200	355	714	77.24	80.70
350,000.01 - 400,000.00	93	35,426,277	6.44	380,928	7.227	355	723	77.62	82.09
400,000.01 - 450,000.00	101	43,647,510	7.94	432,154	7.214	357	724	77.61	82.73
450,000.01 - 500,000.00	80	38,585,224	7.02	482,315	7.208	356	719	78.23	83.19
500,000.01 - 550,000.00	59	31,544,348	5.74	534,650	7.093	357	717	77.34	82.34
550,000.01 - 600,000.00	52	30,237,345	5.50	581,487	7.119	358	720	77.07	81.28
600,000.01 - 650,000.00	57	36,648,209	6.66	642,951	7.160	353	725	77.30	83.34
650,000.01 - 700,000.00	19	13,014,438	2.37	684,970	7.191	365	712	77.16	80.47
700,000.01 - 750,000.00	18	13,267,082	2.41	737,060	7.272	352	707	77.57	82.83
750,000.01 - 1,000,000.00	85	76,872,730	13.98	904,385	6.973	354	729	74.20	79.59
1,000,000.01 - 1,500,000.00	44	56,666,665	10.31	1,287,879	6.942	357	727	72.62	76.01
1,500,000.01 - 2,000,000.00	19	33,825,589	6.15	1,780,294	7.247	351	742	67.04	69.87
Greater than or equal to 2,000,000.01	7	16,355,424	2.97	2,336,489	6.777	368	726	61.16	64.09
Total	1,178	$549,888,841	100.00%

State Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Alabama	3	$2,316,183	0.42%	772,061	7.080	352	733	70.70	82.37
Alaska	1	841,005	0.15	841,005	7.375	350	728	78.57	78.57
Arizona	46	17,314,892	3.15	376,411	7.084	352	709	73.98	77.58
Arkansas	1	481,887	0.09	481,887	7.625	350	696	77.91	90.00
California	500	277,842,083	50.53	555,684	7.079	357	725	75.30	80.03
Colorado	14	5,074,825	0.92	362,488	6.649	360	758	71.36	76.02
Connecticut	7	7,359,342	1.34	1,051,335	7.134	351	729	71.18	72.08
Delaware	2	450,394	0.08	225,197	6.680	352	748	63.60	65.43
Florida	175	66,143,017	12.03	377,960	7.256	361	722	75.65	80.69
Georgia	17	7,061,119	1.28	415,360	6.998	351	723	75.45	78.58
Hawaii	18	8,814,636	1.60	489,702	7.366	361	728	75.87	77.70
Idaho	4	2,143,498	0.39	535,874	6.703	351	709	71.45	72.28
Illinois	24	8,207,157	1.49	341,965	7.628	351	714	77.81	80.40
Indiana	2	651,222	0.12	325,611	7.742	352	713	80.00	84.38
Iowa	1	65,310	0.01	65,310	7.250	351	710	79.26	79.26
Kansas	4	1,094,264	0.20	273,566	7.521	351	730	76.18	78.56
Louisiana	2	502,001	0.09	251,000	6.957	352	666	87.25	87.25
Maryland	21	9,445,755	1.72	449,798	6.884	351	705	78.63	80.55
Massachusetts	9	4,623,804	0.84	513,756	7.282	351	709	79.38	84.30
Michigan	13	2,847,719	0.52	219,055	7.623	351	727	77.35	79.14
Minnesota	9	1,804,433	0.33	200,493	7.382	350	725	79.43	82.48
Mississippi	3	477,938	0.09	159,313	7.489	384	726	86.29	92.10
Missouri	13	3,720,718	0.68	286,209	7.411	351	738	77.50	78.80
Montana	2	649,876	0.12	324,938	7.432	350	704	76.17	76.17
Nevada	25	9,733,697	1.77	389,348	7.214	355	708	77.56	83.48
New Hampshire	1	138,853	0.03	138,853	7.375	350	721	79.86	79.86
New Jersey	16	5,689,491	1.03	355,593	7.338	351	694	80.11	84.21
New Mexico	7	1,621,126	0.29	231,589	7.128	350	697	74.28	75.66
New York	13	8,315,524	1.51	639,656	6.728	352	722	60.23	62.83
North Carolina	12	3,453,454	0.63	287,788	7.052	351	726	75.36	80.01
Ohio	8	1,168,032	0.21	146,004	7.176	351	740	80.88	91.41
Oregon	29	10,795,563	1.96	372,261	7.261	351	717	76.66	81.57
Pennsylvania	11	3,341,813	0.61	303,801	7.430	358	709	81.50	82.18
Rhode Island	3	1,526,573	0.28	508,858	7.378	351	738	72.27	72.78
South Carolina	8	7,965,977	1.45	995,747	7.355	351	742	65.96	69.08
South Dakota	2	389,502	0.07	194,751	7.637	352	787	80.00	80.00
Tennessee	4	1,987,694	0.36	496,923	6.851	352	737	80.94	80.94
Texas	9	4,512,233	0.82	501,359	7.680	351	718	75.68	80.99
Utah	25	10,695,068	1.94	427,803	7.278	355	728	77.98	82.55
Virginia	16	8,430,478	1.53	526,905	7.173	351	721	78.97	86.73
Washington	88	37,268,361	6.78	423,504	7.226	352	727	75.64	80.85
West Virginia	1	61,885	0.01	61,885	6.875	350	665	90.00	90.00
Wisconsin	9	2,860,439	0.52	317,827	7.296	351	724	73.30	79.85
Total	1,178	$549,888,841	100.00%

(1) As of March 1, 2008, no more than approximately 0.938% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50.00	34	$13,306,659	2.42%	391,372	6.482	352	748	40.38	40.38
50.01 - 55.00	17	8,087,339	1.47	475,726	6.828	355	742	52.89	52.89
55.01 - 60.00	36	26,102,391	4.75	725,066	6.918	355	730	58.04	59.08
60.01 - 65.00	35	21,126,345	3.84	603,610	7.050	352	719	63.72	67.22
65.01 - 70.00	88	63,738,802	11.59	724,305	7.122	361	717	68.87	72.98
70.01 - 75.00	146	78,400,585	14.26	536,990	7.186	356	727	74.17	78.18
75.01 - 80.00	701	304,953,582	55.46	435,027	7.141	355	722	79.67	85.53
80.01 - 85.00	11	3,898,447	0.71	354,404	7.429	351	701	84.64	84.64
85.01 - 90.00	71	19,540,679	3.55	275,221	7.756	358	705	89.35	89.35
90.01 - 95.00	39	10,734,011	1.95	275,231	7.737	351	734	94.69	94.69
Total	1,178	$549,888,841	100.00%

(1) As of March 1, 2008, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 75.32%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may exist at the time of origination.

Original Combined Loan-to-Value Ratios(1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50.00	34	$13,306,659	2.42%	391,372	6.482	352	748	40.38	40.38
50.01 - 55.00	17	8,087,339	1.47	475,726	6.828	355	742	52.89	52.89
55.01 - 60.00	31	20,116,761	3.66	648,928	6.835	355	730	57.87	57.87
60.01 - 65.00	31	19,365,208	3.52	624,684	7.132	352	713	62.46	63.09
65.01 - 70.00	65	43,918,793	7.99	675,674	7.007	365	718	68.36	68.54
70.01 - 75.00	118	58,699,521	10.67	497,454	7.217	354	730	73.07	74.25
75.01 - 80.00	315	151,144,042	27.49	479,822	7.125	355	722	78.39	79.51
80.01 - 85.00	52	27,022,813	4.91	519,669	7.230	355	714	78.01	83.60
85.01 - 90.00	414	177,646,170	32.31	429,097	7.235	356	719	80.16	89.57
90.01 - 95.00	51	14,908,065	2.71	292,315	7.552	351	735	90.57	94.72
95.01 - 100.00	50	15,673,470	2.85	313,469	7.083	349	741	79.35	99.77
Total	1,178	$549,888,841	100.00%

(1) The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien Mortgage Loans secured by the related mortgaged properties.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
4.501 - 5.000	1	$198,276	0.04%	198,276	5.000	473	669	70.00	70.00
5.001 - 5.500	3	2,919,968	0.53	973,323	5.500	446	719	72.04	74.26
5.501 - 6.000	16	10,130,389	1.84	633,149	5.935	370	714	61.67	64.01
6.001 - 6.500	128	70,011,070	12.73	546,961	6.382	354	732	72.30	75.94
6.501 - 7.000	370	183,884,374	33.44	496,985	6.814	355	726	74.66	79.55
7.001 - 7.500	333	154,739,770	28.14	464,684	7.332	356	725	75.78	80.51
7.501 - 8.000	225	94,114,679	17.12	418,287	7.805	353	716	77.55	82.28
8.001 - 8.500	84	27,578,018	5.02	328,310	8.263	353	701	80.69	83.94
8.501 - 9.000	16	5,632,801	1.02	352,050	8.771	359	704	83.18	85.69
9.001 - 9.500	2	679,495	0.12	339,748	9.250	352	668	90.83	90.83
Total	1,178	$549,888,841	100.00%

(1) The current Mortgage Rates listed in the preceding table include lender paid mortgage insurance premiums. As of March 1, 2008, the weighted average current Mortgage Rate of the Mortgage Loans was approximately 7.146% per annum. As of the March 1, 2008, the weighted average current Mortgage Rate of the Mortgage Loans net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 7.128% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Single Family Residence	711	$340,701,888	61.96%	479,187	7.144	356	722	74.74	79.02
Planned Unit Development	266	128,820,942	23.43	484,289	7.066	355	724	76.13	81.36
Condominium	132	48,984,470	8.91	371,094	7.211	357	730	78.35	83.24
2-4 Family Unit	48	20,514,386	3.73	427,383	7.457	360	716	71.47	73.76
High-rise Condominium	20	10,406,161	1.89	520,308	7.341	350	723	77.58	82.04
Cooperative	1	460,995	0.08	460,995	6.250	352	719	80.00	80.00
Total	1,178	$549,888,841	100.00%

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Refinance (rate-term)	412	$204,438,820	37.18%	496,211	7.092	356	722	74.55	79.47
Refinance (cash-out)	394	186,875,923	33.98	474,304	7.149	357	717	72.56	74.21
Purchase	372	158,574,098	28.84	426,274	7.212	354	731	79.58	86.83
Total	1,178	$549,888,841	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Primary Residence	907	$456,461,605	83.01%	503,265	7.095	355	722	75.41	80.18
Investment Property	202	65,723,233	11.95	325,363	7.502	357	730	75.03	77.64
Secondary Residence	69	27,704,004	5.04	401,507	7.144	356	720	74.53	78.71
Total	1,178	$549,888,841	100.00%

(1) Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Original Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
473	5	$3,239,489	0.59%	647,898	6.082	480	697	70.18	70.91
472	22	11,047,699	2.01	502,168	7.146	480	736	76.44	78.58
471	2	689,696	0.13	344,848	7.025	480	776	80.00	90.00
470	4	1,918,459	0.35	479,615	6.913	480	772	77.87	88.77
469	6	2,575,797	0.47	429,300	6.369	480	736	73.60	78.82
468	2	557,963	0.10	278,981	7.144	480	719	75.79	82.22
467	2	653,154	0.12	326,577	7.250	480	734	79.38	82.23
353	57	25,587,490	4.65	448,903	7.353	360	718	78.02	84.33
352	598	304,222,820	55.32	508,734	7.173	360	724	75.29	79.58
351	118	54,927,023	9.99	465,483	7.261	360	718	73.08	75.86
350	115	52,374,122	9.52	455,427	7.075	360	715	75.75	79.49
349	121	49,323,153	8.97	407,629	7.118	360	724	75.74	81.46
348	80	28,086,458	5.11	351,081	6.984	360	724	76.15	83.87
347	44	14,085,856	2.56	320,133	6.892	360	732	74.96	80.29
346	2	599,660	0.11	299,830	6.279	360	720	75.97	81.73
Total	1,178	$549,888,841	100.00%

(1) As of March 1, 2008, the weighted average remaining term to maturity of the Mortgage Loans was approximately 356 months.

Documentation Programs

Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Reduced	620	$303,407,760	55.18%	489,367	7.291	355	717	75.03	79.85
Preferred	268	129,209,316	23.50	482,124	6.985	356	744	75.39	80.41
Full/Alternative	252	103,591,781	18.84	411,078	6.870	358	715	75.70	78.74
Stated Income/Stated Asset	34	11,950,486	2.17	351,485	7.480	353	717	78.80	80.90
No Ratio	2	1,047,227	0.19	523,613	8.274	349	741	80.00	90.00
No Income/No Asset	2	682,271	0.12	341,135	7.522	349	678	66.78	69.56
Total	1,178	$549,888,841	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
601 - 620	4	$1,392,475	0.25%	348,119	7.539	371	620	72.94	75.61
621 - 640	35	13,429,176	2.44	383,691	7.533	356	632	76.33	78.51
641 - 660	70	26,202,366	4.77	374,320	7.196	355	653	76.52	79.71
661 - 680	113	47,329,985	8.61	418,849	7.293	354	671	78.37	82.55
681 - 700	183	83,009,514	15.10	453,604	7.147	353	691	75.26	79.84
701 - 720	193	101,173,023	18.40	524,213	7.117	357	710	74.73	78.59
721 - 740	169	86,815,621	15.79	513,702	7.183	355	731	74.82	81.22
741 - 760	160	67,858,112	12.34	424,113	7.071	354	751	76.83	82.40
761 - 780	129	67,313,369	12.24	521,809	7.041	353	770	74.01	78.18
781 - 800	87	40,413,384	7.35	464,522	7.101	361	790	74.35	77.32
801 - 820	32	13,176,589	2.40	411,768	7.041	370	810	71.64	75.02
821 - 840	1	239,019	0.04	239,019	6.875	352	824	34.31	34.31
Unknown	2	1,536,206	0.28	768,103	7.873	352	N/A	80.00	80.00
Total	1,178	$549,888,841	100.00%

(1) As of March 1, 2008, the non-zero weighted average FICO credit score of the borrowers related to the Mortgage Loans was approximately 723.

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0	521	$251,147,667	45.67%	482,049	7.211	356	724	75.39	79.63
12	327	180,637,591	32.85	552,409	7.001	355	725	74.71	79.32
24	3	781,634	0.14	260,545	8.371	351	724	87.57	87.57
36	313	111,467,191	20.27	356,125	7.199	357	718	76.07	80.89
60	14	5,854,758	1.06	418,197	7.692	353	725	75.46	80.20
Total	1,178	$549,888,841	100.00%

Months to Next Mortgage Rate Adjustment Date(1)

Months to Next Mortgage Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
46	2	$599,660	0.11%	299,830	6.279	346	720	75.97	81.73
47	46	14,739,011	2.68	320,413	6.908	352	732	75.16	80.37
48	82	28,644,421	5.21	349,322	6.988	350	724	76.14	83.84
49	127	51,898,950	9.44	408,653	7.081	355	725	75.63	81.33
50	119	54,292,581	9.87	456,240	7.070	354	717	75.82	79.82
51	120	55,616,720	10.11	463,473	7.258	352	719	73.16	76.03
52	620	315,270,520	57.33	508,501	7.172	356	725	75.33	79.54
53	62	28,826,979	5.24	464,951	7.210	366	716	77.14	82.82
Total	1,178	$549,888,841	100.00%

(1) As of March 1, 2008, the weighted average months to the next Mortgage Rate Adjustment Date of the Mortgage Loans was approximately 51 months.

Gross Margins(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001-3.000	1,147	$541,247,773	98.43%	471,881	7.125	356	723	75.06	79.62
3.001-4.000	31	8,641,068	1.57	278,744	8.445	352	709	91.66	91.66
Total	1,178	$549,888,841	100.00%

(1) As of March 1, 2008, the weighted average Gross Margin of the Mortgage Loans was approximately 2.274%.

Maximum Mortgage Rates(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
9.001 - 10.000	1	$198,276	0.04%	198,276	5.000	473	669	70.00	70.00
10.001 - 11.000	19	13,050,357	2.37	686,861	5.838	387	715	63.99	66.30
11.001 - 12.000	498	253,895,444	46.17	509,830	6.695	355	728	74.01	78.55
12.001 - 13.000	558	248,854,450	45.26	445,976	7.510	355	722	76.45	81.18
13.001 - 14.000	100	33,210,819	6.04	332,108	8.349	354	702	81.11	84.24
14.001 - 15.000	2	679,495	0.12	339,748	9.250	352	668	90.83	90.83
Total	1,178	$549,888,841	100.00%

(1) As of March 1, 2008, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 12.146% per annum.

Initial Fixed Rate Period

Fixed Rate Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
60	1,178	$549,888,841	100.00%	466,799	7.146	356	723	75.32	79.80
Total	1,178	$549,888,841	100.00%

Minimum Mortgage Rates(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.001-3.000	1,141	$538,512,668	97.93%	471,966	7.118	356	723	75.06	79.62
3.001-4.000	37	11,376,173	2.07	307,464	8.490	351	708	87.66	88.69
Total	1,178	$549,888,841	100.00%

(1) As of March 1, 2008, the weighted average Minimum Mortgage Rate of the Mortgage Loans was approximately 2.282% per annum.

Initial Periodic Rate Cap

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
5.000	1,178	$549,888,841	100.00%	466,799	7.146	356	723	75.32	79.80
Total	1,178	$549,888,841	100.00%

Subsequent Periodic Rate Cap

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
1.000	250	$88,046,843	16.01%	352,187	6.999	351	726	76.29	83.22
2.000	928	461,841,998	83.99	497,675	7.174	357	723	75.14	79.15
Total	1,178	$549,888,841	100.00%

Maximum Negative Amortization Limit

Maximum Negative Amortization Limit (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
110.00	50	$18,884,214	3.43%	377,684	7.297	352	728	78.86	80.31
115.00	1128	531,004,627	96.57	470,749	7.141	356	723	75.20	79.79
Total	1,178	$549,888,841	100.00%

Recast Period(1)

Recast Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
60	262	$93,113,123	16.93%	355,394	7.004	351	726	76.51	83.07
120	916	456,775,718	83.07	498,663	7.175	356	723	75.08	79.14
Total	1,178	$549,888,841	100.00%

(1) At the end of the Recast Period, the amount of the monthly minimum payment adjusts to an amount equal to the monthly interest-only payment calculated at the then-current Mortgage Rate on the unpaid principal balance of the Mortgage Loan; provided, however, that on the ten-year anniversary of the first Due Date for the Mortgage Loan (or at the end of the Recast Period in the case of those Mortgage Loans that have a Recast Period of 120 months), the monthly minimum payment adjusts so that it is sufficient to pay monthly accrued interest at the then-current Mortgage Rate and to amortize fully the then unpaid principal balance of the Mortgage Loan over its remaining amortization term.

ANNEX B

[Certificateholder Monthly Distribution Summaries]

THE BANK OF NEW YORK
101 Barclay Street, 4 West			Distribution Date: 08/27/07
New York, NY 10286
Officer:	Corrie Wagner	212-815-8357
Associate:	William Herrmann	212-815-4595
CWALT, Inc.
Alternative Loan Trust 2007-OH03
Mortgage Pass-Through Certificates, Series 2007-OH03

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
A1A	02151DAC8	Senior	Fix-Act/360	158,685,000.00	5.610000	319,454.62	692,395.55	1,011,850.17	-	158,365,545.38	-
A1B	02151DAD6	Senior	Fix-Act/360	170,000,000.00	5.540000	342,233.26	732,511.11	1,074,744.37	-	169,657,766.74	-
A2	02151DAE4	Senior	Fix-Act/360	136,952,000.00	5.670000	275,703.11	603,958.32	879,661.43	-	136,676,296.89	-
A3	02151DAG9	Senior	Fix-Act/360	82,172,000.00	5.820000	165,423.48	371,965.25	537,388.73	-	82,006,576.52	-
AR	02151DAA2	Senior	Fix-30/360	100.00	0.000000	100.00	-	100.00	-	-	-
CP	02151DAB0	Residual	Fix-Act/360	587,463,192.40	0.000000	-	747,691.37	747,691.37	-	586,360,207.03	-

M1	02151DAH7	Subordinate	Fix-Act/360	9,987,000.00	6.120000	-	47,538.12	47,538.12	-	9,987,000.00	-
M2	02151DAJ3	Subordinate	Fix-Act/360	6,462,000.00	6.320000	-	31,764.32	31,764.32	-	6,462,000.00	-
M3	02151DAK0	Subordinate	Fix-Act/360	2,938,000.00	6.570000	-	15,013.18	15,013.18	-	2,938,000.00	-
M4	02151DAL8	Subordinate	Fix-Act/360	2,937,000.00	7.070000	-	16,150.24	16,150.24	-	2,937,000.00	-
M5	02151DAM6	Subordinate	Fix-Act/360	2,937,000.00	7.070000	-	16,150.24	16,150.24	-	2,937,000.00	-
M6	02151DAN4	Subordinate	Fix-Act/360	3,525,000.00	7.070000	-	19,383.58	19,383.58	-	3,525,000.00	-
M7	02151DAP9	Subordinate	Fix-Act/360	3,231,000.00	7.070000	-	17,766.91	17,766.91	-	3,231,000.00	-

Totals				579,826,100.00		1,102,914.47	3,312,288.19	4,415,202.66	-	578,723,185.53	-

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
A1A	02151DAC8	158,685,000.00	158,685,000.00	319,454.62	319,454.62	-	-	158,365,545.38	0.997986863
A1B	02151DAD6	170,000,000.00	170,000,000.00	342,233.26	342,233.26	-	-	169,657,766.74	0.997986863
A2	02151DAE4	136,952,000.00	136,952,000.00	275,703.11	275,703.11	-	-	136,676,296.89	0.997986863
A3	02151DAG9	82,172,000.00	82,172,000.00	165,423.48	165,423.48	-	-	82,006,576.52	0.997986863
AR	02151DAA2	100.00	100.00	100.00	100.00	-	-	-	0.000000000
CP	02151DAB0	587,463,192.40	587,463,192.40	-	-	-	-	586,360,207.03	0.998122460

M1	02151DAH7	9,987,000.00	9,987,000.00	-	-	-	-	9,987,000.00	1.000000000
M2	02151DAJ3	6,462,000.00	6,462,000.00	-	-	-	-	6,462,000.00	1.000000000
M3	02151DAK0	2,938,000.00	2,938,000.00	-	-	-	-	2,938,000.00	1.000000000
M4	02151DAL8	2,937,000.00	2,937,000.00	-	-	-	-	2,937,000.00	1.000000000
M5	02151DAM6	2,937,000.00	2,937,000.00	-	-	-	-	2,937,000.00	1.000000000
M6	02151DAN4	3,525,000.00	3,525,000.00	-	-	-	-	3,525,000.00	1.000000000
M7	02151DAP9	3,231,000.00	3,231,000.00	-	-	-	-	3,231,000.00	1.000000000

Totals		579,826,100.00	579,826,100.00	1,102,914.47	1,102,914.47	-	-	578,723,185.53

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Total Interest Due	Net Rate Carryover Paid	Net Interest Shortfall	Interest Paid	Net Rate Carryover After Dist.
A1A	158,685,000.00	5.610000	5.610000	692,395.55	692,395.55	-	-	692,395.55	-
A1B	170,000,000.00	5.540000	5.540000	732,511.11	732,511.11	-	-	732,511.11	-
A2	136,952,000.00	5.670000	5.670000	603,958.32	603,958.32	-	-	603,958.32	-
A3	82,172,000.00	5.820000	5.820000	371,965.25	371,965.25	-	-	371,965.25	-
AR	100.00	0.000000	0.000000	-	-	-	-	-	-
CP	587,463,192.40	0.000000	1.636388	-	-	-	-	747,691.37	-

M1	9,987,000.00	6.120000	6.120000	47,538.12	47,538.12	-	-	47,538.12	-
M2	6,462,000.00	6.320000	6.320000	31,764.32	31,764.32	-	-	31,764.32	-
M3	2,938,000.00	6.570000	6.570000	15,013.18	15,013.18	-	-	15,013.18	-
M4	2,937,000.00	7.070000	7.070000	16,150.24	16,150.24	-	-	16,150.24	-
M5	2,937,000.00	7.070000	7.070000	16,150.24	16,150.24	-	-	16,150.24	-
M6	3,525,000.00	7.070000	7.070000	19,383.58	19,383.58	-	-	19,383.58	-
M7	3,231,000.00	7.070000	7.070000	17,766.91	17,766.91	-	-	17,766.91	-

Totals	579,826,100.00			2,564,596.82	2,564,596.82	-	-	3,312,288.19	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
A1A	02151DAC8	158,685,000.00	1000.000000000	2.013136825	4.363333333	997.986863175	5.610000
A1B	02151DAD6	170,000,000.00	1000.000000000	2.013136825	4.308888889	997.986863175	5.540000
A2	02151DAE4	136,952,000.00	1000.000000000	2.013136825	4.410000000	997.986863175	5.670000
A3	02151DAG9	82,172,000.00	1000.000000000	2.013136825	4.526666667	997.986863175	5.820000
AR	02151DAA2	100.00	1000.000000000	1000.000000000	0.000000000	0.000000000	0.000000
CP	02151DAB0	587,463,192.40	1000.000000000	0.000000000	1.272745903	998.122460463	0.000000

M1	02151DAH7	9,987,000.00	1000.000000000	0.000000000	4.760000000	1000.000000000	6.120000
M2	02151DAJ3	6,462,000.00	1000.000000000	0.000000000	4.915555556	1000.000000000	6.320000
M3	02151DAK0	2,938,000.00	1000.000000000	0.000000000	5.110000000	1000.000000000	6.570000
M4	02151DAL8	2,937,000.00	1000.000000000	0.000000000	5.498888889	1000.000000000	7.070000
M5	02151DAM6	2,937,000.00	1000.000000000	0.000000000	5.498888889	1000.000000000	7.070000
M6	02151DAN4	3,525,000.00	1000.000000000	0.000000000	5.498888889	1000.000000000	7.070000
M7	02151DAP9	3,231,000.00	1000.000000000	0.000000000	5.498888889	1000.000000000	7.070000

Totals		579,826,100.00	1000.000000000	1.902146989	5.712554488	998.097853011

THE BANK OF NEW YORK
101 Barclay Street, 4 West
New York, NY 10286
Officer:	Corrie Wagner	212-815-8357
Associate:	William Herrmann	212-815-4595
CWALT, Inc.
Alternative Loan Trust 2007-OH03
Mortgage Pass-Through Certificates, Series 2007-OH03

Pool Level Data
Distribution Date									8/27/2007
Cut-off Date									7/1/2007
Record Date									7/31/2007
Determination Date									8/1/2007
LIBOR Determination Date									7/26/2007
Accrual Period 30/360				Begin					7/1/2007
				End					8/1/2007
Number of Days in 30/360 Accrual Period									30

Accrual Period Actual Days				Begin					7/30/2007
				End					8/27/2007
Number of Days in Actual Accrual Period									28

Additional Rate Detail

	Libor Rate								5.3200000%

	Libor Certificates Net Rate Cap								7.2501289%

Collateral Detail

	Original Mortgage Loan Details

	Original Aggregate Loan Count								1,257
	Original Stated Principal Balance								587,463,192.40
	Original Weighted Average Mortgage Rate								7.16910%
	Original Weighted Average Net Mortgage Rate								6.76679%
	Original Weighted Average Remaining Term								0

	Current Mortgage Loan Details

	Beginning Aggregate Loan Count								1,257
	Loans Paid Off or otherwise removed pursuant to the PSA								4
	Ending Aggregate Loan Count								1,253

	Beginning Pool Stated Principal Balance								587,463,192.40
	Scheduled Principal								(1,241,988.34)
	Unscheduled Principal								2,344,973.71
	Realized Principal Losses								-
	Ending Pool Stated Principal Balance								586,360,207.03

	Beginning Weighted Average Mortgage Rate								7.16910%
	Beginning Weighted Average Net Mortgage Rate								6.76679%
	Ending Weighted Average Mortgage Rate								7.16644%
	Ending Weighted Average Net Mortgage Rate								6.76407%

	Beginning Weighted Average Remaining Term to Maturity								0
	Ending Weighted Average Remaining Term to Maturity								363

	Loan Substitution

	Aggregate Stated of Principal Balances Removed								-
	Aggregate Stated of Principal Balance Added								-
	Aggregate Principal Substitution Shortfall Amount								-

	Fees of the Trust

	Gross Master Servicing Fee								183,582.25
	Net Master Servicing Fee								183,582.25
	Trustee Fee								4,405.97
	Certificate Insurance Premium								-
	Mortgage Insurance Premium								8,965.88
	Total Net Fees of the Trust								196,954.10

	Servicer Advances

	Principal Advances								(10,778.26)
	Interest Advances								26,403.10
	Reimbursement for Principal & Interest Advances								-
	Reimbursement for Nonrecoverable Advances								-
	Total Advances								15,624.84

	Mortgage Prepayment Details

	Principal Balance of Loans Paid in Full								1,990,495.86
	Prepayment Interest Excess								-
	Prepayment Interest Shortfall								-
	Compensating Interest								-
	Non-Supported Prepayment Interest Shortfall								-
	Prepayment Charges								8,774.18
	CPR %								4.67659%
	SMM %								0.39833%

Delinquency Information

	Delinquency Info							Group 1

	30-59 Days	Balance						4,355,108.77	0.74274%
		Loan Count						9	0.71828%

	60-89 Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	90+ Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	Total	Balance						4,355,108.77	0.74274%
		Loan Count						9	0.71828%

	Forceclosure Info							Group 1

	30-59 Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	60-89 Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	90+ Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	Total	Balance						-	0.00000%
		Loan Count						0	0.00000%

	REO Info							Group 1

	30-59 Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	60-89 Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	90+ Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	Total	Balance						-	0.00000%
		Loan Count						0	0.00000%

	Bankruptcy Info							Group 1

	30-59 Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	60-89 Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	90+ Days	Balance						-	0.00000%
		Loan Count						0	0.00000%

	Total	Balance						-	0.00000%
		Loan Count						0	0.00000%

	Totals for Foreclosure Bankruptcy, REO							Group 1

	All	Balance						-	0.00000%
		Loan Count						0	0.00000%

	Totals for Foreclosure,REO Bankruptcy, Delinquency							Group 1

	All	Balance						4,355,108.77	0.74274%
		Loan Count						9	0.71828%

Realized Loss Detail

	Realized Losses

	Current Period Realized Losses								-
	Cumulative Realized Losses								-
	Total Liquidated Loan Balance								-
	Total Liquidated Proceeds								-
	Subsequent Recoveries								-
	MDR ( Monthly Default Rate )								0.00000%
	CDR ( Conditional Default Rate )								0.00000%

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I
				N/A

Servicer Remittance Summary

	Interest Remittance Amount

	Scheduled Interest Collected								3,509,652.77
	Plus: Compensating Interest								-
	Less: Servicing Fees								183,582.25
	Less: Mortgage Insurance Premium								8,965.88
	Total Interest Remittance Amount								3,317,104.65

	Principal Remittance Amount

	Scheduled Principal								(1,241,988.34)
	Curtailment Principal								354,477.85
	Paid in Full Principal								1,990,495.86
	Repurchased Principal								-
	Liquidation Principal								-
	Subsequent Recoveries								-
	Less: Non-Recoverable Principal Advances relating to Principal								-
	Total Principal Remittance Amount								1,102,985.37

	Other Remittance Amounts

	Prepayment Charge								8,774.18
	Other Amounts Required								-
	Total Other Remittance								8,774.18

	Total Servicer Remittance								4,428,864.20

Distributable Amounts

	Principal Distribution Amount

	Principal Remittance Amount								1,102,985.37
	Plus: Supplemental Loan Deposit								-
	Plus: Extra Principal Distribution Amount								-
	Less: OC Reduction								70.90
	Principal Distribution Amount								1,102,914.47

	Interest Funds

	Interest Remittance								3,317,104.65
	Less: Trustee Fee								4,405.97
	Interest Funds								3,312,698.67

Distribution Summary

	Amounts Available for Distribution

	Total Servicer Remittance								4,428,864.20
	Investment Income								-
	Corridor Proceeds								-
	Capitalized Interest Account withdrawal								-
	Supplemental Loan Deposit								-
	Carryover Reserve Fund withdrawal								-
	Principal Reserve Fund withdrawal								-
	Other Amounts								-
	Total Available								4,428,864.20

	Distribution Payments

	Trustee Fee								4,405.97
	Swap Payments								-
	Class Payments								4,415,202.66
	Total Payments								4,419,608.64

Trust Accounts

	Distribution Account

	Beginning Balance								-
	Deposit								4,428,864.20
	Withdrawal								4,428,864.20
	Ending Balance								-

	Carryover Reserve Account

	Beginning Balance								-
	Deposits								-
	Withdrawals								-
	Ending Balance								-

	A1B Swap Account

	Beginning Balance								-
	Deposit								-
	Withdrawals								-
	Ending Balance								-

Net Rate Carryover Details

	Net Rate Cap Details

	Libor Rate								5.32000%
	Net Rate Cap for A1B								7.25013%
	Net Rate Cap for Senior Certs								7.25013%
	Net Rate Cap for Subordinate Certs								7.25013%

Class				Beginning Balance	Interest Thereon	Current Period Amount	Amount Paid	Ending Amount
A1A				-	-	-	-	-
A1B				-	-	-	-	-
A2				-	-	-	-	-
A3				-	-	-	-	-
M1				-	-	-	-	-
M2				-	-	-	-	-
M3				-	-	-	-	-
M4				-	-	-	-	-
M5				-	-	-	-	-
M6				-	-	-	-	-
M7				-	-	-	-	-
Total				--	--	--	--	--

Credit Enhancements

	Overcollateralization Details

	OC Prior								-
	OC Floor								2,937,315.96
	OC Target								7,637,021.50
	OC Deficiency								-
	OC Reduction								70.90
	OC Ending								7,637,021.50

Trigger Event Details

	Delinquency Trigger Test

	Current Month								-
	1 Month Prior								-
	2 Months Prior								-

	Three-month Rolling Delinquency Rate								0.00000%
	Senior Enhancement Percentage								6.75006%
	Specified Delinquency Rate Trigger								100.00000%

	Is Delinquency Trigger Event in Effect?							NO

	Delinquency Trigger Event applicable only on
	or after the Step-Down Date

	Cumulative Loss Trigger Test

	Cumulative Loss Percentage								0.00000%
	Specified Cumulative Loss Percentage								100.00000%

	Is Cumulative Loss Trigger Event in Effect?							NO

	Cumulative Loss Trigger Event applicable
	only on or after the Step-Down Date

	Is Trigger Event in Effect?							NO

	Has Stepdown Date been reached?							NO

Prepayment Loan Details

	Prepayment Penalties								8,774.18

Loan ID				Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I
169814535				1,113,000.00	8/3/2007	-	CA	8.250	1	Paid in Full
171652114				461,020.84	8/7/2007	-	CA	7.250	1	Paid in Full
161898718				128,500.00	8/8/2007	-	TN	8.750	1	Paid in Full
168936380				283,545.28	8/7/2007	8,774.18	FL	7.750	2	Paid in Full

Stratification Tables

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	100,000.00	27	2.155	2,206,121.87	0.376
100,000.00	-	200,000.00	195	15.563	30,572,957.23	5.214
200,000.00	-	300,000.00	255	20.351	63,906,510.75	10.899
300,000.00	-	400,000.00	194	15.483	67,930,694.08	11.585
400,000.00	-	500,000.00	193	15.403	86,470,453.57	14.747
500,000.00	-	600,000.00	115	9.178	63,264,282.96	10.789
600,000.00	-	700,000.00	83	6.624	53,495,784.98	9.123
700,000.00	-	800,000.00	35	2.793	26,470,753.46	4.514
800,000.00	-	900,000.00	34	2.713	28,899,006.76	4.929
900,000.00	-	1,000,000.00	41	3.272	39,826,706.88	6.792
1,000,000.00	-	1,100,000.00	9	0.718	9,442,671.39	1.610
1,100,000.00	-	1,200,000.00	9	0.718	10,539,846.34	1.798
1,200,000.00	-	1,300,000.00	13	1.038	16,393,630.75	2.796
1,300,000.00	-	1,400,000.00	10	0.798	13,453,131.02	2.294
1,400,000.00	-	1,500,000.00	10	0.798	14,698,625.65	2.507
1,500,000.00	-	1,600,000.00	3	0.239	4,685,471.74	0.799
1,600,000.00	-	1,700,000.00	5	0.399	8,223,856.89	1.403
1,700,000.00	-	1,800,000.00	4	0.319	7,033,136.90	1.199
1,800,000.00	-	1,900,000.00	5	0.399	9,240,820.44	1.576
1,900,000.00	-	2,000,000.00	3	0.239	5,973,365.75	1.019
>		2,000,000.00	10	0.798	23,632,377.62	4.030
		Wgt Ave / Total:	1253	100.000	586,360,207.03	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		0.0	0	0.000	-	0.000
0.0	-	0.5	0	0.000	-	0.000
0.5	-	1.0	0	0.000	-	0.000
1.0	-	1.5	0	0.000	-	0.000
1.5	-	2.0	0	0.000	-	0.000
2.0	-	2.5	0	0.000	-	0.000
2.5	-	3.0	0	0.000	-	0.000
3.0	-	3.5	0	0.000	-	0.000
3.5	-	4.0	0	0.000	-	0.000
4.0	-	4.5	0	0.000	-	0.000
4.5	-	5.0	1	0.080	196,000.00	0.033
5.0	-	5.5	3	0.239	2,890,283.86	0.493
5.5	-	6.0	17	1.357	10,124,833.44	1.727
6.0	-	6.5	133	10.615	72,829,876.96	12.421
6.5	-	7.0	388	30.966	191,528,834.01	32.664
7.0	-	7.5	356	28.412	166,147,926.30	28.335
7.5	-	8.0	238	18.994	103,237,935.36	17.607
8.0	-	8.5	97	7.741	32,223,547.27	5.496
8.5	-	9.0	18	1.437	6,511,812.69	1.111
9.0	-	9.5	2	0.160	669,157.14	0.114
9.5	-	10.0	0	0.000	-	0.000
>		10.0	0	0.000	-	0.000
		Wgt Ave / Total:	1253	100.000	586,360,207.03	100.000

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	532	42.458	301,373,727.91	51.397
		FL	183	14.605	69,874,159.67	11.917
		AZ	47	3.751	17,334,170.47	2.956
		VA	18	1.437	8,654,965.09	1.476
		WA	94	7.502	39,664,549.75	6.765
		CO	15	1.197	5,301,191.37	0.904
		Others	364	29.050	144,157,442.77	24.585
		Wgt Ave / Total:	1253	100.000	586,360,207.03	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	0	0.000	-	0.000
300	-	360	1207	96.329	564,602,378.55	96.289
>		360	46	3.671	21,757,828.48	3.711
		Wgt Ave / Total:	1253	100.000	586,360,207.03	100.000

THE BANK OF NEW YORK
101 Barclay Street, 4 West			Distribution Date: 09/25/07
New York, NY 10286
Officer:	Corrie Wagner	212-815-8357
Associate:	William Herrmann	212-815-4595
CWALT, Inc.
Alternative Loan Trust 2007-OH03
Mortgage Pass-Through Certificates, Series 2007-OH03

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
A1A	02151DAC8	Senior	Fix-Act/360	158,365,545.38	5.795000	2,111,860.63	739,281.16	2,851,141.79	-	156,253,684.76	-
A1B	02151DAD6	Senior	Fix-Act/360	169,657,766.74	5.725000	2,262,446.40	782,428.63	3,044,875.03	-	167,395,320.34	-
A2	02151DAE4	Senior	Fix-Act/360	136,676,296.89	5.855000	1,822,626.82	644,637.55	2,467,264.37	-	134,853,670.07	-
A3	02151DAG9	Senior	Fix-Act/360	82,006,576.52	6.005000	1,093,586.74	396,695.42	1,490,282.16	-	80,912,989.78	-
AR	02151DAA2	Senior	Fix-30/360	-	0.000000	-	-	-	-	-	-
CP	02151DAB0	Residual	Fix-Act/360	586,360,207.03	0.000000	-	564,123.56	564,123.56	-	579,069,686.45	-

M1	02151DAH7	Subordinate	Fix-Act/360	9,987,000.00	6.305000	-	50,724.25	50,724.25	-	9,987,000.00	-
M2	02151DAJ3	Subordinate	Fix-Act/360	6,462,000.00	6.505000	-	33,861.78	33,861.78	-	6,462,000.00	-
M3	02151DAK0	Subordinate	Fix-Act/360	2,938,000.00	6.755000	-	15,987.21	15,987.21	-	2,938,000.00	-
M4	02151DAL8	Subordinate	Fix-Act/360	2,937,000.00	6.997312	-	17,164.73	17,164.73	-	2,937,000.00	-
M5	02151DAM6	Subordinate	Fix-Act/360	2,937,000.00	6.997312	-	17,164.73	17,164.73	-	2,937,000.00	-
M6	02151DAN4	Subordinate	Fix-Act/360	3,525,000.00	6.997312	-	20,601.18	20,601.18	-	3,525,000.00	-
M7	02151DAP9	Subordinate	Fix-Act/360	3,231,000.00	6.997312	-	18,882.95	18,882.95	-	3,231,000.00	-

Totals				578,723,185.53		7,290,520.59	3,301,553.15	10,592,073.74	-	571,432,664.95	-

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
A1A	02151DAC8	158,685,000.00	158,365,545.38	2,111,860.63	2,111,860.63	-	-	156,253,684.76	0.984678355
A1B	02151DAD6	170,000,000.00	169,657,766.74	2,262,446.40	2,262,446.40	-	-	167,395,320.34	0.984678355
A2	02151DAE4	136,952,000.00	136,676,296.89	1,822,626.82	1,822,626.82	-	-	134,853,670.07	0.984678355
A3	02151DAG9	82,172,000.00	82,006,576.52	1,093,586.74	1,093,586.74	-	-	80,912,989.78	0.984678355
AR	02151DAA2	100.00	-	-	-	-	-	-	0.000000000
CP	02151DAB0	587,463,192.40	586,360,207.03	-	-	-	-	579,069,686.45	0.985712286

M1	02151DAH7	9,987,000.00	9,987,000.00	-	-	-	-	9,987,000.00	1.000000000
M2	02151DAJ3	6,462,000.00	6,462,000.00	-	-	-	-	6,462,000.00	1.000000000
M3	02151DAK0	2,938,000.00	2,938,000.00	-	-	-	-	2,938,000.00	1.000000000
M4	02151DAL8	2,937,000.00	2,937,000.00	-	-	-	-	2,937,000.00	1.000000000
M5	02151DAM6	2,937,000.00	2,937,000.00	-	-	-	-	2,937,000.00	1.000000000
M6	02151DAN4	3,525,000.00	3,525,000.00	-	-	-	-	3,525,000.00	1.000000000
M7	02151DAP9	3,231,000.00	3,231,000.00	-	-	-	-	3,231,000.00	1.000000000

Totals		579,826,100.00	578,723,185.53	7,290,520.59	7,290,520.59	-	-	571,432,664.95

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Total Interest Due	Net Rate Carryover Paid	Net Interest Shortfall	Interest Paid	Net Rate Carryover After Dist.
A1A	158,365,545.38	5.795000	5.795000	739,281.16	739,281.16	-	-	739,281.16	-
A1B	169,657,766.74	5.725000	5.725000	782,428.63	782,428.63	-	-	782,428.63	-
A2	136,676,296.89	5.855000	5.855000	644,637.55	644,637.55	-	-	644,637.55	-
A3	82,006,576.52	6.005000	6.005000	396,695.42	396,695.42	-	-	396,695.42	-
AR	-	0.000000	0.000000	-	-	-	-	-	-
CP	586,360,207.03	0.000000	1.194302	-	-	-	-	564,123.56	-

M1	9,987,000.00	6.305000	6.305000	50,724.25	50,724.25	-	-	50,724.25	-
M2	6,462,000.00	6.505000	6.505000	33,861.78	33,861.78	-	-	33,861.78	-
M3	2,938,000.00	6.755000	6.755000	15,987.21	15,987.21	-	-	15,987.21	-
M4	2,937,000.00	6.997312	7.255000	16,555.06	16,555.06	609.67	-	17,164.73	-
M5	2,937,000.00	6.997312	7.255000	16,555.06	16,555.06	609.67	-	17,164.73	-
M6	3,525,000.00	6.997312	7.255000	19,869.45	19,869.45	731.73	-	20,601.18	-
M7	3,231,000.00	6.997312	7.255000	18,212.25	18,212.25	670.70	-	18,882.95	-

Totals	578,723,185.53			2,734,807.82	2,734,807.82	2,621.77	-	3,301,553.15	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
A1A	02151DAC8	158,685,000.00	997.986863175	13.308508221	4.658796730	984.678354954	5.795000
A1B	02151DAD6	170,000,000.00	997.986863175	13.308508221	4.602521360	984.678354954	5.725000
A2	02151DAE4	136,952,000.00	997.986863175	13.308508221	4.707032762	984.678354954	5.855000
A3	02151DAG9	82,172,000.00	997.986863175	13.308508221	4.827622841	984.678354954	6.005000
AR	02151DAA2	100.00	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
CP	02151DAB0	587,463,192.40	998.122460463	0.000000000	0.960270478	985.712286219	0.000000

M1	02151DAH7	9,987,000.00	1000.000000000	0.000000000	5.079027778	1000.000000000	6.305000
M2	02151DAJ3	6,462,000.00	1000.000000000	0.000000000	5.240138889	1000.000000000	6.505000
M3	02151DAK0	2,938,000.00	1000.000000000	0.000000000	5.441527778	1000.000000000	6.755000
M4	02151DAL8	2,937,000.00	1000.000000000	0.000000000	5.844305556	1000.000000000	6.997312
M5	02151DAM6	2,937,000.00	1000.000000000	0.000000000	5.844305556	1000.000000000	6.997312
M6	02151DAN4	3,525,000.00	1000.000000000	0.000000000	5.844305556	1000.000000000	6.997312
M7	02151DAP9	3,231,000.00	1000.000000000	0.000000000	5.844305556	1000.000000000	6.997312

Totals		579,826,100.00	998.097853011	12.573633008	5.694040248	985.524220020

THE BANK OF NEW YORK
101 Barclay Street, 4 West
New York, NY 10286
Officer:	Corrie Wagner	212-815-8357
Associate:	William Herrmann	212-815-4595
CWALT, Inc.
Alternative Loan Trust 2007-OH03
Mortgage Pass-Through Certificates, Series 2007-OH03

Pool Level Data
Distribution Date									9/25/2007
Cut-off Date									7/1/2007
Record Date									8/31/2007
Determination Date									9/1/2007
LIBOR Determination Date									8/23/2007
Accrual Period 30/360				Begin					8/1/2007
				End					9/1/2007
Number of Days in 30/360 Accrual Period									30

Accrual Period Actual Days				Begin					8/27/2007
				End					9/25/2007
Number of Days in Actual Accrual Period									29

Additional Rate Detail

	Libor Rate								5.5050000%

	Libor Certificates Net Rate Cap								6.9973123%

Collateral Detail

	Original Mortgage Loan Details

	Original Aggregate Loan Count								1,257
	Original Stated Principal Balance								587,463,192.40
	Original Weighted Average Mortgage Rate								7.16910%
	Original Weighted Average Net Mortgage Rate								6.76679%
	Original Weighted Average Remaining Term								364

	Current Mortgage Loan Details

	Beginning Aggregate Loan Count								1,253
	Loans Paid Off or otherwise removed pursuant to the PSA								13
	Ending Aggregate Loan Count								1,240

	Beginning Pool Stated Principal Balance								586,360,207.03
	Scheduled Principal								(1,310,326.56)
	Unscheduled Principal								8,600,847.14
	Realized Principal Losses								-
	Ending Pool Stated Principal Balance								579,069,686.45

	Beginning Weighted Average Mortgage Rate								7.16644%
	Beginning Weighted Average Net Mortgage Rate								6.76407%
	Ending Weighted Average Mortgage Rate								7.16427%
	Ending Weighted Average Net Mortgage Rate								6.76163%

	Beginning Weighted Average Remaining Term to Maturity								363
	Ending Weighted Average Remaining Term to Maturity								362

	Loan Substitution

	Aggregate Stated of Principal Balances Removed								-
	Aggregate Stated of Principal Balance Added								-
	Aggregate Principal Substitution Shortfall Amount								-

	Fees of the Trust

	Gross Master Servicing Fee								183,237.56
	Net Master Servicing Fee								181,254.45
	Trustee Fee								4,397.70
	Certificate Insurance Premium								-
	Mortgage Insurance Premium								8,979.11
	Total Net Fees of the Trust								194,631.26

	Servicer Advances

	Principal Advances								(27,628.22)
	Interest Advances								71,622.47
	Reimbursement for Principal & Interest Advances								-
	Reimbursement for Nonrecoverable Advances								-
	Total Advances								43,994.25

	Mortgage Prepayment Details

	Principal Balance of Loans Paid in Full								8,282,861.85
	Prepayment Interest Excess								-
	Prepayment Interest Shortfall								1,983.12
	Compensating Interest								1,983.12
	Non-Supported Prepayment Interest Shortfall								-
	Prepayment Charges								64,518.62
	CPR %								16.21563%
	SMM %								1.46355%

Delinquency Information

Delinquency Info								Group 1

30-59 Days				Balance				10,800,481.46	1.86514%
				Loan Count				26	2.09677%

60-89 Days				Balance				900,418.90	0.15549%
				Loan Count				3	0.24194%

90+ Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

Total				Balance				11,700,900.36	2.02064%
				Loan Count				29	2.33871%

Foreclosure Info								Group 1

30-59 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

60-89 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

90+ Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

Total				Balance				-	0.00000%
				Loan Count				0	0.00000%

REO Info								Group 1

30-59 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

60-89 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

90+ Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

Total				Balance				-	0.00000%
				Loan Count				0	0.00000%

Bankruptcy Info								Group 1

30-59 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

60-89 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

90+ Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

Total				Balance				-	0.00000%
				Loan Count				0	0.00000%

Totals for Foreclosure Bankruptcy, REO		Group 1

All		-	0.00000%
		0	0.00000%

Totals for Foreclosure,REO Bankruptcy, Delinquency		Group 1

All		11,700,900.36	2.02064%
		29	2.33871%

Realized Loss Detail

	Realized Losses

	Current Period Realized Losses								-
	Cumulative Realized Losses								-
	Total Liquidated Loan Balance								-
	Total Liquidated Proceeds								-
	Subsequent Recoveries								-
	MDR ( Monthly Default Rate )								0.00000%
	CDR ( Conditional Default Rate )								0.00000%

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I

				N/A

Servicer Remittance Summary

	Interest Remittance Amount

	Scheduled Interest Collected								3,499,781.85
	Plus: Compensating Interest								1,983.12
	Less: Servicing Fees								183,237.56
	Less: Mortgage Insurance Premium								8,979.11
	Total Interest Remittance Amount								3,309,548.29

	Principal Remittance Amount

	Scheduled Principal								(1,310,326.56)
	Curtailment Principal								317,985.29
	Paid in Full Principal								8,282,861.85
	Repurchased Principal								-
	Liquidation Principal								-
	Subsequent Recoveries								-
	Less: Non-Recoverable Principal Advances relating to Principal								-
	Total Principal Remittance Amount								7,290,520.58

	Other Remittance Amounts

	Prepayment Charge								64,518.62
	Other Amounts Required								-
	Total Other Remittance								64,518.62

	Total Servicer Remittance								10,664,587.49

Distributable Amounts

	Principal Distribution Amount

	Principal Remittance Amount								7,290,520.58
	Plus: Supplemental Loan Deposit								-
	Plus: Extra Principal Distribution Amount								-
	Less: OC Reduction								-
	Principal Distribution Amount								7,290,520.58

	Interest Funds

	Interest Remittance								3,309,548.29
	Less: Trustee Fee								4,397.70
	Interest Funds								3,305,150.59

Distribution Summary

	Amounts Available for Distribution

	Total Servicer Remittance								10,664,587.49
	Investment Income								-
	Corridor Proceeds								-
	Capitalized Interest Account withdrawal								-
	Supplemental Loan Deposit								-
	Carryover Reserve Fund withdrawal								-
	Principal Reserve Fund withdrawal								-
	Other Amounts								-
	Total Available								10,664,587.49

	Distribution Payments

	Trustee Fee								4,397.70
	Swap Payments & Fees								9,566.81
	Class Payments								10,592,073.72
	Total Payments								10,606,038.23

Trust Accounts

	Distribution Account

	Beginning Balance								-
	Deposit								10,664,587.49
	Withdrawal								10,664,587.49
	Ending Balance								-

	Carryover Reserve Account

	Beginning Balance								-
	Deposits								2,621.76
	Withdrawals								2,621.76
	Ending Balance								-

	A1B Swap Account

	Beginning Balance								-
	Deposit								-
	Withdrawals								-
	Ending Balance								-

Net Rate Carryover Details

	Net Rate Cap Details

	Libor Rate								5.50500%
	Net Rate Cap for A1B								6.99731%
	Net Rate Cap for Senior Certs								6.99731%
	Net Rate Cap for Subordinate Certs								6.99731%

Class				Beginning Balance	Interest Thereon	Current Period Amount	Amount Paid	Ending Amount
A1A				-	-	-	-	-
A1B				-	-	-	-	-
A2				-	-	-	-	-
A3				-	-	-	-	-
M1				-	-	-	-	-
M2				-	-	-	-	-
M3				-	-	-	-	-
M4				-	-	609.67	609.67	-
M5				-	-	609.67	609.67	-
M6				-	-	731.73	731.73	-
M7				-	-	670.70	670.70	-
Total				--	--	2,621.77	2,621.77	--

Credit Enhancements

	Overcollateralization Details

	OC Prior								7,637,021.50
	OC Floor								2,937,315.96
	OC Target								7,637,021.50
	OC Deficiency								-
	OC Reduction								-
	OC Ending								7,637,021.50

Trigger Event Details

	Delinquency Trigger Test

	Current Month								900,418.90
	1 Month Prior								-
	2 Months Prior								-

	Three-month Rolling Delinquency Rate								0.05183%
	Senior Enhancement Percentage								6.76274%
	Specified Delinquency Rate Trigger								100.00000%

	Is Delinquency Trigger Event in Effect?							NO

	Delinquency Trigger Event applicable only on
	or after the Step-Down Date

	Cumulative Loss Trigger Test

	Cumulative Loss Percentage								0.00000%
	Specified Cumulative Loss Percentage								100.00000%

	Is Cumulative Loss Trigger Event in Effect?							NO

	Cumulative Loss Trigger Event applicable
	only on or after the Step-Down Date

	Is Trigger Event in Effect?							NO

	Has Stepdown Date been reached?							NO

Prepayment Loan Details

	Prepayment Penalties								64,518.62

Loan ID				Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I

170810158				478,115.07	8/30/2007	-	CA	7.625	2	Paid in Full
108761685				887,469.33	8/31/2007	-	FL	7.500	2	Paid in Full
171353620				660,638.99	8/24/2007	-	CA	8.125	2	Paid in Full
170058240				509,243.12	9/14/2007	-	GA	6.750	2	Paid in Full
168908619				1,048,404.54	9/4/2007	-	CA	7.500	2	Paid in Full

167857785				168,642.30	9/4/2007	4,983.37	WI	7.375	4	Paid in Full
170856301				80,384.77	8/29/2007	-	FL	5.875	2	Paid in Full
168526220				367,872.24	9/4/2007	-	CA	7.375	5	Paid in Full
168524619				170,124.64	8/29/2007	4,778.36	FL	7.000	6	Paid in Full
168532734				155,150.47	9/10/2007	-	MI	7.500	5	Paid in Full

166123540				1,003,801.93	9/5/2007	-	CA	6.375	3	Paid in Full
170032122				910,051.45	8/27/2007	-	CA	7.375	2	Paid in Full
170129393				1,824,183.80	9/11/2007	54,756.89	FL	7.500	2	Paid in Full

Stratification Tables

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	100,000.00	26	2.097	2,128,696.12	0.368
100,000.00	-	200,000.00	192	15.484	30,086,595.36	5.196
200,000.00	-	300,000.00	255	20.565	64,025,625.29	11.057
300,000.00	-	400,000.00	193	15.565	67,677,017.34	11.687
400,000.00	-	500,000.00	192	15.484	86,147,949.58	14.877
500,000.00	-	600,000.00	114	9.194	62,850,255.23	10.854
600,000.00	-	700,000.00	82	6.613	52,934,517.27	9.141
700,000.00	-	800,000.00	35	2.823	26,515,310.63	4.579
800,000.00	-	900,000.00	33	2.661	28,047,435.71	4.844
900,000.00	-	1,000,000.00	40	3.226	38,991,216.62	6.733
1,000,000.00	-	1,100,000.00	7	0.565	7,405,158.42	1.279
1,100,000.00	-	1,200,000.00	9	0.726	10,553,490.88	1.822
1,200,000.00	-	1,300,000.00	13	1.048	16,418,195.32	2.835
1,300,000.00	-	1,400,000.00	10	0.806	13,480,906.60	2.328
1,400,000.00	-	1,500,000.00	10	0.806	14,730,718.49	2.544
1,500,000.00	-	1,600,000.00	3	0.242	4,695,394.29	0.811
1,600,000.00	-	1,700,000.00	5	0.403	8,239,266.23	1.423
1,700,000.00	-	1,800,000.00	4	0.323	7,048,271.87	1.217
1,800,000.00	-	1,900,000.00	4	0.323	7,433,400.51	1.284
1,900,000.00	-	2,000,000.00	3	0.242	5,986,813.36	1.034
>		2,000,000.00	10	0.806	23,673,451.33	4.088
		Wgt Ave / Total:	1240	100.000	579,069,686.45	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		0.000000000000	0	0.000	-	0.000
0.000000000000	-	0.500000000000	0	0.000	-	0.000
0.500000000000	-	1.000000000000	0	0.000	-	0.000
1.000000000000	-	1.500000000000	0	0.000	-	0.000
1.500000000000	-	2.000000000000	0	0.000	-	0.000
2.000000000000	-	2.500000000000	0	0.000	-	0.000
2.500000000000	-	3.000000000000	0	0.000	-	0.000
3.000000000000	-	3.500000000000	0	0.000	-	0.000
3.500000000000	-	4.000000000000	0	0.000	-	0.000
4.000000000000	-	4.500000000000	0	0.000	-	0.000
4.500000000000	-	5.000000000000	1	0.081	196,321.07	0.034
5.000000000000	-	5.500000000000	3	0.242	2,894,690.24	0.500
5.500000000000	-	6.000000000000	16	1.290	10,059,177.86	1.737
6.000000000000	-	6.500000000000	132	10.645	71,930,403.32	12.422
6.500000000000	-	7.000000000000	386	31.129	191,158,120.05	33.011
7.000000000000	-	7.500000000000	349	28.145	161,026,044.28	27.808
7.500000000000	-	8.000000000000	237	19.113	102,976,352.92	17.783
8.000000000000	-	8.500000000000	96	7.742	31,631,533.12	5.462
8.500000000000	-	9.000000000000	18	1.452	6,526,496.69	1.127
9.000000000000	-	9.500000000000	2	0.161	670,546.90	0.116
9.500000000000	-	10.000000000000	0	0.000	-	0.000
>		10.000000000000	0	0.000	-	0.000
		Wgt Ave / Total:	1240	100.000	579,069,686.45	100.000

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	526	42.419	297,415,591.28	51.361
		FL	179	14.435	67,035,614.26	11.576
		AZ	47	3.790	17,367,570.97	2.999
		VA	18	1.452	8,669,284.25	1.497
		WA	94	7.581	39,741,977.81	6.863
		CO	15	1.210	5,311,047.42	0.917
		Others	361	29.113	143,528,600.46	24.786
		Wgt Ave / Total:	1240	100.000	579,069,686.45	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	0	0.000	-	0.000
300	-	360	1194	96.290	557,265,884.51	96.235
>		360	46	3.710	21,803,801.94	3.765
		Wgt Ave / Total:	1240	100.000	579,069,686.45	100.000

THE BANK OF NEW YORK
101 Barclay Street, 4 West			Distribution Date: 10/25/07
New York, NY 10286
Officer:	Corrie Wagner	212-815-8357
Associate:	William Herrmann	212-815-4595

CWALT, Inc.
Alternative Loan Trust 2007-OH03
Mortgage Pass-Through Certificates, Series 2007-OH03

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
A1A	02151DAC8	Senior	Fix-Act/360	156,253,684.76	5.421250	608,477.10	705,908.57	1,314,385.67	-	155,645,207.66	-
A1B	02151DAD6	Senior	Fix-Act/360	167,395,320.34	5.351250	651,864.43	746,478.51	1,398,342.94	-	166,743,455.91	-
A2	02151DAE4	Senior	Fix-Act/360	134,853,670.07	5.481250	525,141.98	615,972.23	1,141,114.22	-	134,328,528.08	-
A3	02151DAG9	Senior	Fix-Act/360	80,912,989.78	5.631250	315,088.26	379,701.06	694,789.32	-	80,597,901.53	-
AR	02151DAA2	Senior	Fix-30/360	-	0.000000	-	-	-	-	-	-
CP	02151DAB0	Residual	Fix-Act/360	579,069,686.45	0.000000	-	512,253.72	512,253.72	-	576,969,114.68	-

M1	02151DAH7	Subordinate	Fix-Act/360	9,987,000.00	5.931250	-	49,362.83	49,362.83	-	9,987,000.00	-
M2	02151DAJ3	Subordinate	Fix-Act/360	6,462,000.00	6.131250	-	33,016.78	33,016.78	-	6,462,000.00	-
M3	02151DAK0	Subordinate	Fix-Act/360	2,938,000.00	6.381250	-	15,623.43	15,623.43	-	2,938,000.00	-
M4	02151DAL8	Subordinate	Fix-Act/360	2,937,000.00	6.761628	-	16,841.86	16,841.86	-	2,937,000.00	-
M5	02151DAM6	Subordinate	Fix-Act/360	2,937,000.00	6.761628	-	16,841.86	16,841.86	-	2,937,000.00	-
M6	02151DAN4	Subordinate	Fix-Act/360	3,525,000.00	6.761628	-	20,213.67	20,213.67	-	3,525,000.00	-
M7	02151DAP9	Subordinate	Fix-Act/360	3,231,000.00	6.761628	-	18,527.77	18,527.77	-	3,231,000.00	-

Totals				571,432,664.95		2,100,571.77	3,130,742.29	5,231,314.07	-	569,332,093.18	-

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
A1A	02151DAC8	158,685,000.00	156,253,684.76	608,477.10	608,477.10	-	-	155,645,207.66	0.980843858
A1B	02151DAD6	170,000,000.00	167,395,320.34	651,864.43	651,864.43	-	-	166,743,455.91	0.980843858
A2	02151DAE4	136,952,000.00	134,853,670.07	525,141.98	525,141.98	-	-	134,328,528.08	0.980843858
A3	02151DAG9	82,172,000.00	80,912,989.78	315,088.26	315,088.26	-	-	80,597,901.53	0.980843858
AR	02151DAA2	100.00	-	-	-	-	-	-	0.000000000
CP	02151DAB0	587,463,192.40	579,069,686.45	-	-	-	-	576,969,114.68	0.982136621

M1	02151DAH7	9,987,000.00	9,987,000.00	-	-	-	-	9,987,000.00	1.000000000
M2	02151DAJ3	6,462,000.00	6,462,000.00	-	-	-	-	6,462,000.00	1.000000000
M3	02151DAK0	2,938,000.00	2,938,000.00	-	-	-	-	2,938,000.00	1.000000000
M4	02151DAL8	2,937,000.00	2,937,000.00	-	-	-	-	2,937,000.00	1.000000000
M5	02151DAM6	2,937,000.00	2,937,000.00	-	-	-	-	2,937,000.00	1.000000000
M6	02151DAN4	3,525,000.00	3,525,000.00	-	-	-	-	3,525,000.00	1.000000000
M7	02151DAP9	3,231,000.00	3,231,000.00	-	-	-	-	3,231,000.00	1.000000000

Totals		579,826,100.00	571,432,664.95	2,100,571.77	2,100,571.77	-	-	569,332,093.18

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Total Interest Due	Net Rate Carryover Paid	Net Interest Shortfall	Interest Paid	Net Rate Carryover After Dist.
A1A	156,253,684.76	5.421250	5.421250	705,908.57	705,908.57	-	-	705,908.57	-
A1B	167,395,320.34	5.351250	5.351250	746,478.51	746,478.51	-	-	746,478.51	-
A2	134,853,670.07	5.481250	5.481250	615,972.23	615,972.23	-	-	615,972.23	-
A3	80,912,989.78	5.631250	5.631250	379,701.06	379,701.06	-	-	379,701.06	-
AR	-	0.000000	0.000000	-	-	-	-	-	-
CP	579,069,686.45	0.000000	1.061538	-	-	-	-	512,253.72	-

M1	9,987,000.00	5.931250	5.931250	49,362.83	49,362.83	-	-	49,362.83	-
M2	6,462,000.00	6.131250	6.131250	33,016.78	33,016.78	-	-	33,016.78	-
M3	2,938,000.00	6.381250	6.381250	15,623.43	15,623.43	-	-	15,623.43	-
M4	2,937,000.00	6.761628	6.881250	16,549.08	16,549.08	292.78	-	16,841.86	-
M5	2,937,000.00	6.761628	6.881250	16,549.08	16,549.08	292.78	-	16,841.86	-
M6	3,525,000.00	6.761628	6.881250	19,862.28	19,862.28	351.39	-	20,213.67	-
M7	3,231,000.00	6.761628	6.881250	18,205.68	18,205.68	322.08	-	18,527.77	-

Totals	571,432,664.95			2,617,229.53	2,617,229.53	1,259.03	-	3,130,742.29	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
A1A	02151DAC8	158,685,000.00	984.678354954	3.834496640	4.448489610	980.843858313	5.421250
A1B	02151DAD6	170,000,000.00	984.678354954	3.834496640	4.391050039	980.843858313	5.351250
A2	02151DAE4	136,952,000.00	984.678354954	3.834496640	4.497723528	980.843858313	5.481250
A3	02151DAG9	82,172,000.00	984.678354954	3.834496640	4.620808322	980.843858313	5.631250
AR	02151DAA2	100.00	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
CP	02151DAB0	587,463,192.40	985.712286219	0.000000000	0.871975861	982.136620888	0.000000

M1	02151DAH7	9,987,000.00	1000.000000000	0.000000000	4.942708333	1000.000000000	5.931250
M2	02151DAJ3	6,462,000.00	1000.000000000	0.000000000	5.109375000	1000.000000000	6.131250
M3	02151DAK0	2,938,000.00	1000.000000000	0.000000000	5.317708333	1000.000000000	6.381250
M4	02151DAL8	2,937,000.00	1000.000000000	0.000000000	5.734375000	1000.000000000	6.761628
M5	02151DAM6	2,937,000.00	1000.000000000	0.000000000	5.734375000	1000.000000000	6.761628
M6	02151DAN4	3,525,000.00	1000.000000000	0.000000000	5.734375000	1000.000000000	6.761628
M7	02151DAP9	3,231,000.00	1000.000000000	0.000000000	5.734375000	1000.000000000	6.761628

Totals		579,826,100.00	985.524220020	3.622761669	5.399450439	981.901458351

THE BANK OF NEW YORK
101 Barclay Street, 4 West
New York, NY 10286
Officer:	Corrie Wagner	212-815-8357
Associate:	William Herrmann	212-815-4595

CWALT, Inc.
Alternative Loan Trust 2007-OH03
Mortgage Pass-Through Certificates, Series 2007-OH03

Pool Level Data
Distribution Date		10/25/2007
Cut-off Date		7/1/2007
Record Date		9/28/2007
Determination Date		10/1/2007
LIBOR Determination Date		9/21/2007
Accrual Period 30/360	Begin	9/1/2007
	End	10/1/2007
Number of Days in 30/360 Accrual Period		30

Accrual Period Actual Days	Begin	9/25/2007
	End	10/25/2007
Number of Days in Actual Accrual Period		30

Additional Rate Detail

Libor Rate		5.1312500%

Libor Certificates Net Rate Cap		6.7616277%

Collateral Detail

Original Mortgage Loan Details

Original Aggregate Loan Count	1,257
Original Stated Principal Balance	587,463,192.40
Original Weighted Average Mortgage Rate	7.16910%
Original Weighted Average Net Mortgage Rate	6.76679%
Original Weighted Average Remaining Term	364

Current Mortgage Loan Details

Beginning Aggregate Loan Count	1,240
Loans Paid Off or otherwise removed pursuant to the PSA	5
Ending Aggregate Loan Count	1,235

Beginning Pool Stated Principal Balance	579,069,686.45
Scheduled Principal	(1,302,310.52)
Unscheduled Principal	3,402,882.29
Realized Principal Losses	-
Ending Pool Stated Principal Balance	576,969,114.68

Beginning Weighted Average Mortgage Rate	7.16427%
Beginning Weighted Average Net Mortgage Rate	6.76163%
Ending Weighted Average Mortgage Rate	7.16384%
Ending Weighted Average Net Mortgage Rate	6.76109%

Beginning Weighted Average Remaining Term to Maturity	362
Ending Weighted Average Remaining Term to Maturity	361

Loan Substitution

Aggregate Stated of Principal Balances Removed	-
Aggregate Stated of Principal Balance Added	-
Aggregate Principal Substitution Shortfall Amount	-

Fees of the Trust

Gross Master Servicing Fee	180,959.28
Net Master Servicing Fee	178,212.12
Trustee Fee	4,343.02
Certificate Insurance Premium	-
Mortgage Insurance Premium	8,996.23
Total Net Fees of the Trust	191,551.38

Servicer Advances

Principal Advances	(47,609.21)
Interest Advances	126,463.98
Reimbursement for Principal & Interest Advances	-
Reimbursement for Nonrecoverable Advances	-
Total Advances	78,854.77

Mortgage Prepayment Details

Principal Balance of Loans Paid in Full	2,877,700.26
Prepayment Interest Excess	-
Prepayment Interest Shortfall	2,747.15
Compensating Interest	2,747.15
Non-Supported Prepayment Interest Shortfall	-
Prepayment Charges	17,741.69
CPR %	6.81342%
SMM %	0.58633%

Delinquency Information

Delinquency Info				Group 1

30-59 Days			Balance	14,769,901.43	2.55991%
			Loan Count	28	2.26721%

60-89 Days			Balance	5,545,049.79	0.96107%
			Loan Count	13	1.05263%

90+ Days			Balance	729,060.15	0.12636%
			Loan Count	2	0.16194%

Total			Balance	21,044,011.37	3.64734%
			Loan Count	43	3.48178%

Foreclosure Info				Group 1

30-59 Days			Balance	-	0.00000%
			Loan Count	0	0.00000%

60-89 Days			Balance	-	0.00000%
			Loan Count	0	0.00000%

90+ Days			Balance	-	0.00000%
			Loan Count	0	0.00000%

Total			Balance	-	0.00000%
			Loan Count	0	0.00000%

REO Info				Group 1

30-59 Days			Balance	-	0.00000%
			Loan Count	0	0.00000%

60-89 Days			Balance	-	0.00000%
			Loan Count	0	0.00000%

90+ Days			Balance	-	0.00000%
			Loan Count	0	0.00000%

Total			Balance	-	0.00000%
			Loan Count	0	0.00000%

Bankruptcy Info				Group 1

30-59 Days			Balance	-	0.00000%
			Loan Count	0	0.00000%

60-89 Days			Balance	-	0.00000%
			Loan Count	0	0.00000%

90+ Days			Balance	-	0.00000%
			Loan Count	0	0.00000%

Total			Balance	-	0.00000%
			Loan Count	0	0.00000%

Totals for Foreclosure Bankruptcy, REO	Group 1

All	-	0.00000%
	0	0.00000%

Totals for Foreclosure,REO Bankruptcy, Delinquency	Group 1

All	21,044,011.37	3.64734%
	43	3.48178%

Realized Loss Detail

Realized Losses

	Current Period Realized Losses				-
	Cumulative Realized Losses				-
	Total Liquidated Loan Balance				-
	Total Liquidated Proceeds				-
	Subsequent Recoveries				-
	MDR ( Monthly Default Rate )				0.00000%
	CDR ( Conditional Default Rate )				0.00000%

Loan ID		Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I

N/A

Servicer Remittance Summary

Interest Remittance Amount

Scheduled Interest Collected	3,454,429.54
Plus: Compensating Interest	2,747.15
Less: Servicing Fees	180,959.28
Less: Mortgage Insurance Premium	8,996.23
Total Interest Remittance Amount	3,267,221.18

Principal Remittance Amount

Scheduled Principal	(1,302,310.52)
Curtailment Principal	525,182.03
Paid in Full Principal	2,877,700.26
Repurchased Principal	-
Liquidation Principal	-
Subsequent Recoveries	-
Less: Non-Recoverable Principal Advances relating to Principal	-
Total Principal Remittance Amount	2,100,571.77

Other Remittance Amounts

Prepayment Charge	17,741.69
Other Amounts Required	-
Total Other Remittance	17,741.69

Total Servicer Remittance	5,385,534.64

Distributable Amounts

Principal Distribution Amount

Principal Remittance Amount	2,100,571.77
Plus: Supplemental Loan Deposit	-
Plus: Extra Principal Distribution Amount	-
Less: OC Reduction	-
Principal Distribution Amount	2,100,571.77

Interest Funds

Interest Remittance	3,267,221.18
Less: Trustee Fee	4,343.02
Interest Funds	3,262,878.16

Distribution Summary

Amounts Available for Distribution

Total Servicer Remittance	5,385,534.64
Investment Income	-
Corridor Proceeds	-
Capitalized Interest Account withdrawal	-
Supplemental Loan Deposit	-
Carryover Reserve Fund withdrawal	-
Principal Reserve Fund withdrawal	-
Other Amounts	-
Total Available	5,385,534.64

Distribution Payments

Trustee Fee	4,343.02
Swap Payments (Out) & Fees	149,877.56
Class Payments	5,231,314.06
Total Payments	5,385,534.64

Trust Accounts

Distribution Account

Beginning Balance	-
Deposit	5,385,534.64
Withdrawal	5,385,534.64
Ending Balance	-

Carryover Reserve Account

Beginning Balance	-
Deposits	1,259.02
Withdrawals	1,259.02
Ending Balance	-

Full Swap Account

Beginning Balance	-
Deposits	140,112.83
Withdrawals	140,112.83
Ending Balance	-

A1B Swap Account

Beginning Balance	-
Deposit	-
Withdrawals	-
Ending Balance	-

Net Rate Carryover Details

Net Rate Cap Details

Libor Rate	5.13125%
Net Rate Cap for A1B	6.76163%
Net Rate Cap for Senior Certs	6.76163%
Net Rate Cap for Subordinate Certs	6.76163%

Class	Beginning Balance	Interest Thereon	Current Period Amount	Amount Paid	Ending Amount
A1A	-	-	-	-	-
A1B	-	-	-	-	-
A2	-	-	-	-	-
A3	-	-	-	-	-
M1	-	-	-	-	-
M2	-	-	-	-	-
M3	-	-	-	-	-
M4	-	-	292.78	292.78	-
M5	-	-	292.78	292.78	-
M6	-	-	351.39	351.39	-
M7	-	-	322.08	322.08	-
Total	--	--	1,259.03	1,259.03	--

Credit Enhancements

Overcollateralization Details

OC Prior		7,637,021.50
OC Floor		2,937,315.96
OC Target		7,637,021.50
OC Deficiency		-
OC Reduction		-
OC Ending		7,637,021.50

Trigger Event Details

Delinquency Trigger Test

Current Month		6,274,109.94
1 Month Prior		900,418.90
2 Months Prior		-

Three-month Rolling Delinquency Rate		0.41431%
Senior Enhancement Percentage		6.84788%
Specified Delinquency Rate Trigger		100.00000%

Is Delinquency Trigger Event in Effect?	NO

Delinquency Trigger Event applicable only on
or after the Step-Down Date

Cumulative Loss Trigger Test

Cumulative Loss Percentage		0.00000%
Specified Cumulative Loss Percentage		100.00000%

Is Cumulative Loss Trigger Event in Effect?	NO

Cumulative Loss Trigger Event applicable
only on or after the Step-Down Date

Is Trigger Event in Effect?	NO

Has Stepdown Date been reached?	NO

Prepayment Loan Details

	Prepayment Penalties						17,741.69

Loan ID		Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I

171320838		186,843.35	10/2/2007	-	NC	7.750	3	Paid in Full
169995541		939,237.89	10/10/2007	-	CA	7.375	3	Paid in Full
133215656		985,954.73	9/19/2007	-	CA	7.000	3	Paid in Full
168526892		170,582.63	9/18/2007	-	NJ	7.250	6	Paid in Full
170764148		590,711.83	10/1/2007	17,741.69	FL	7.500	3	Paid in Full

Stratification Tables

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	100,000.00	26	2.105	2,128,795.12	0.369
100,000.00	-	200,000.00	190	15.385	29,774,706.41	5.161
200,000.00	-	300,000.00	255	20.648	64,141,885.23	11.117
300,000.00	-	400,000.00	193	15.628	67,803,689.32	11.752
400,000.00	-	500,000.00	192	15.547	86,035,949.76	14.912
500,000.00	-	600,000.00	113	9.150	62,364,794.19	10.809
600,000.00	-	700,000.00	82	6.640	53,031,544.34	9.191
700,000.00	-	800,000.00	35	2.834	26,560,133.57	4.603
800,000.00	-	900,000.00	33	2.672	28,087,818.81	4.868
900,000.00	-	1,000,000.00	38	3.077	37,142,729.29	6.438
1,000,000.00	-	1,100,000.00	7	0.567	7,420,434.21	1.286
1,100,000.00	-	1,200,000.00	9	0.729	10,571,981.44	1.832
1,200,000.00	-	1,300,000.00	13	1.053	16,444,094.46	2.850
1,300,000.00	-	1,400,000.00	10	0.810	13,508,843.95	2.341
1,400,000.00	-	1,500,000.00	10	0.810	14,762,695.83	2.559
1,500,000.00	-	1,600,000.00	3	0.243	4,705,374.24	0.816
1,600,000.00	-	1,700,000.00	5	0.405	8,254,772.68	1.431
1,700,000.00	-	1,800,000.00	4	0.324	7,063,496.00	1.224
1,800,000.00	-	1,900,000.00	4	0.324	7,450,266.44	1.291
1,900,000.00	-	2,000,000.00	3	0.243	6,000,343.33	1.040
>		2,000,000.00	10	0.810	23,714,766.06	4.110
		Wgt Ave / Total:	1235	100.000	576,969,114.68	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		0.000000000000	0	0.000	-	0.000
0.000000000000	-	0.500000000000	0	0.000	-	0.000
0.500000000000	-	1.000000000000	0	0.000	-	0.000
1.000000000000	-	1.500000000000	0	0.000	-	0.000
1.500000000000	-	2.000000000000	0	0.000	-	0.000
2.000000000000	-	2.500000000000	0	0.000	-	0.000
2.500000000000	-	3.000000000000	0	0.000	-	0.000
3.000000000000	-	3.500000000000	0	0.000	-	0.000
3.500000000000	-	4.000000000000	0	0.000	-	0.000
4.000000000000	-	4.500000000000	0	0.000	-	0.000
4.500000000000	-	5.000000000000	1	0.081	196,643.47	0.034
5.000000000000	-	5.500000000000	3	0.243	2,899,052.81	0.502
5.500000000000	-	6.000000000000	16	1.296	10,075,772.07	1.746
6.000000000000	-	6.500000000000	132	10.688	72,035,891.88	12.485
6.500000000000	-	7.000000000000	385	31.174	190,235,456.18	32.972
7.000000000000	-	7.500000000000	346	28.016	159,608,097.57	27.663
7.500000000000	-	8.000000000000	236	19.109	103,004,717.97	17.853
8.000000000000	-	8.500000000000	96	7.773	31,699,123.91	5.494
8.500000000000	-	9.000000000000	18	1.457	6,542,410.37	1.134
9.000000000000	-	9.500000000000	2	0.162	671,948.45	0.116
9.500000000000	-	10.000000000000	0	0.000	-	0.000
>		10.000000000000	0	0.000	-	0.000
		Wgt Ave / Total:	1235	100.000	576,969,114.68	100.000

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	524	42.429	296,030,363.02	51.308
		FL	178	14.413	66,302,130.50	11.491
		AZ	47	3.806	17,401,515.91	3.016
		VA	18	1.457	8,684,691.34	1.505
		WA	94	7.611	39,816,005.67	6.901
		CO	15	1.215	5,320,777.31	0.922
		Others	359	29.069	143,413,630.93	24.856
		Wgt Ave / Total:	1235	100.000	576,969,114.68	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	0	0.000	-	0.000
300	-	360	1189	96.275	555,118,299.48	96.213
>		360	46	3.725	21,850,815.20	3.787
		Wgt Ave / Total:	1235	100.000	576,969,114.68	100.000

THE BANK OF NEW YORK
101 Barclay Street, 4 West			Distribution Date: 11/26/07
New York, NY 10286
Officer:	Corrie Wagner	212-815-8357
Associate:	William Herrmann	212-815-4595

CWALT, Inc.
Alternative Loan Trust 2007-OH03
Mortgage Pass-Through Certificates, Series 2007-OH03

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
A1A	02151DAC8	Senior	Fix-Act/360	155,645,207.66	5.162500	1,040,740.89	714,238.56	1,754,979.45	-	154,604,466.77	-
A1B	02151DAD6	Senior	Fix-Act/360	166,743,455.91	5.092500	1,114,950.70	754,792.04	1,869,742.74	-	165,628,505.22	-
A2	02151DAE4	Senior	Fix-Act/360	134,328,528.08	5.222500	898,204.28	623,582.88	1,521,787.16	-	133,430,323.80	-
A3	02151DAG9	Senior	Fix-Act/360	80,597,901.53	5.372500	538,927.82	384,899.76	923,827.57	-	80,058,973.71	-
AR	02151DAA2	Senior	Fix-30/360	-	0.000000	-	-	-	-	-	-
CP	02151DAB0	Residual	Fix-Act/360	576,969,114.68	0.000000	-	481,322.99	481,322.99	-	573,376,291.00	-

M1	02151DAH7	Subordinate	Fix-Act/360	9,987,000.00	5.672500	-	50,356.67	50,356.67	-	9,987,000.00	-
M2	02151DAJ3	Subordinate	Fix-Act/360	6,462,000.00	5.872500	-	33,731.64	33,731.64	-	6,462,000.00	-
M3	02151DAK0	Subordinate	Fix-Act/360	2,938,000.00	6.122500	-	15,989.25	15,989.25	-	2,938,000.00	-
M4	02151DAL8	Subordinate	Fix-Act/360	2,937,000.00	6.338526	-	17,289.14	17,289.14	-	2,937,000.00	-
M5	02151DAM6	Subordinate	Fix-Act/360	2,937,000.00	6.338526	-	17,289.14	17,289.14	-	2,937,000.00	-
M6	02151DAN4	Subordinate	Fix-Act/360	3,525,000.00	6.338526	-	20,750.50	20,750.50	-	3,525,000.00	-
M7	02151DAP9	Subordinate	Fix-Act/360	3,231,000.00	6.338526	-	19,019.82	19,019.82	-	3,231,000.00	-

Totals				569,332,093.18		3,592,823.69	3,133,262.39	6,726,086.07	-	565,739,269.50	-

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
A1A	02151DAC8	158,685,000.00	155,645,207.66	1,040,740.89	1,040,740.89	-	-	154,604,466.77	0.974285325
A1B	02151DAD6	170,000,000.00	166,743,455.91	1,114,950.70	1,114,950.70	-	-	165,628,505.22	0.974285325
A2	02151DAE4	136,952,000.00	134,328,528.08	898,204.28	898,204.28	-	-	133,430,323.80	0.974285325
A3	02151DAG9	82,172,000.00	80,597,901.53	538,927.82	538,927.82	-	-	80,058,973.71	0.974285325
AR	02151DAA2	100.00	-	-	-	-	-	-	0.000000000
CP	02151DAB0	587,463,192.40	576,969,114.68	-	-	-	-	573,376,291.00	0.976020793

M1	02151DAH7	9,987,000.00	9,987,000.00	-	-	-	-	9,987,000.00	1.000000000
M2	02151DAJ3	6,462,000.00	6,462,000.00	-	-	-	-	6,462,000.00	1.000000000
M3	02151DAK0	2,938,000.00	2,938,000.00	-	-	-	-	2,938,000.00	1.000000000
M4	02151DAL8	2,937,000.00	2,937,000.00	-	-	-	-	2,937,000.00	1.000000000
M5	02151DAM6	2,937,000.00	2,937,000.00	-	-	-	-	2,937,000.00	1.000000000
M6	02151DAN4	3,525,000.00	3,525,000.00	-	-	-	-	3,525,000.00	1.000000000
M7	02151DAP9	3,231,000.00	3,231,000.00	-	-	-	-	3,231,000.00	1.000000000

Totals		579,826,100.00	569,332,093.18	3,592,823.69	3,592,823.69	-	-	565,739,269.50

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Total Interest Due	Net Rate Carryover Paid	Net Interest Shortfall	Interest Paid	Net Rate Carryover After Dist.
A1A	155,645,207.66	5.162500	5.162500	714,238.56	714,238.56	-	-	714,238.56	-
A1B	166,743,455.91	5.092500	5.092500	754,792.04	754,792.04	-	-	754,792.04	-
A2	134,328,528.08	5.222500	5.222500	623,582.88	623,582.88	-	-	623,582.88	-
A3	80,597,901.53	5.372500	5.372500	384,899.76	384,899.76	-	-	384,899.76	-
AR	-	0.000000	0.000000	-	-	-	-	-	-
CP	576,969,114.68	0.000000	0.938505	-	-	-	-	481,322.99	-

M1	9,987,000.00	5.672500	5.672500	50,356.67	50,356.67	-	-	50,356.67	-
M2	6,462,000.00	5.872500	5.872500	33,731.64	33,731.64	-	-	33,731.64	-
M3	2,938,000.00	6.122500	6.122500	15,989.25	15,989.25	-	-	15,989.25	-
M4	2,937,000.00	6.338526	6.622500	16,547.78	16,547.78	741.36	-	17,289.14	-
M5	2,937,000.00	6.338526	6.622500	16,547.78	16,547.78	741.36	-	17,289.14	-
M6	3,525,000.00	6.338526	6.622500	19,860.72	19,860.72	889.78	-	20,750.50	-
M7	3,231,000.00	6.338526	6.622500	18,204.25	18,204.25	815.57	-	19,019.82	-

Totals	569,332,093.18			2,648,751.33	2,648,751.33	3,188.07	-	3,133,262.39	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
A1A	02151DAC8	158,685,000.00	980.843858313	6.558533503	4.500983483	974.285324810	5.162500
A1B	02151DAD6	170,000,000.00	980.843858313	6.558533503	4.439953199	974.285324810	5.092500
A2	02151DAE4	136,952,000.00	980.843858313	6.558533503	4.553295156	974.285324810	5.222500
A3	02151DAG9	82,172,000.00	980.843858313	6.558533503	4.684074337	974.285324810	5.372500
AR	02151DAA2	100.00	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
CP	02151DAB0	587,463,192.40	982.136620888	0.000000000	0.819324508	976.020793162	0.000000

M1	02151DAH7	9,987,000.00	1000.000000000	0.000000000	5.042222222	1000.000000000	5.672500
M2	02151DAJ3	6,462,000.00	1000.000000000	0.000000000	5.220000000	1000.000000000	5.872500
M3	02151DAK0	2,938,000.00	1000.000000000	0.000000000	5.442222222	1000.000000000	6.122500
M4	02151DAL8	2,937,000.00	1000.000000000	0.000000000	5.886666667	1000.000000000	6.338526
M5	02151DAM6	2,937,000.00	1000.000000000	0.000000000	5.886666667	1000.000000000	6.338526
M6	02151DAN4	3,525,000.00	1000.000000000	0.000000000	5.886666667	1000.000000000	6.338526
M7	02151DAP9	3,231,000.00	1000.000000000	0.000000000	5.886666667	1000.000000000	6.338526

Totals		579,826,100.00	981.901458351	6.196381450	5.403796742	975.705076919

THE BANK OF NEW YORK
101 Barclay Street, 4 West
New York, NY 10286
Officer:	Corrie Wagner	212-815-8357
Associate:	William Herrmann	212-815-4595

Pool Level Data
Distribution Date									11/26/2007
Cut-off Date									7/1/2007
Record Date									10/31/2007
Determination Date									11/1/2007
LIBOR Determination Date									10/23/2007
Accrual Period 30/360				Begin					10/1/2007
				End					11/1/2007
Number of Days in 30/360 Accrual Period									30

Accrual Period Actual Days				Begin					10/25/2007
				End					11/26/2007
Number of Days in Actual Accrual Period									32

Additional Rate Detail

	Libor Rate								4.8725000%

	Libor Certificates Net Rate Cap								6.3385265%

Collateral Detail

	Original Mortgage Loan Details

	Original Aggregate Loan Count								1,257
	Original Stated Principal Balance								587,463,192.40
	Original Weighted Average Mortgage Rate								7.16910%
	Original Weighted Average Net Mortgage Rate								6.76679%
	Original Weighted Average Remaining Term								364

	Current Mortgage Loan Details

	Beginning Aggregate Loan Count								1,235
	Loans Paid Off or otherwise removed pursuant to the PSA								6
	Ending Aggregate Loan Count								1,229

	Beginning Pool Stated Principal Balance								576,969,114.68
	Scheduled Principal								(1,295,084.95)
	Unscheduled Principal								4,887,908.63
	Realized Principal Losses								-
	Ending Pool Stated Principal Balance								573,376,291.00

	Beginning Weighted Average Mortgage Rate								7.16384%
	Beginning Weighted Average Net Mortgage Rate								6.76109%
	Ending Weighted Average Mortgage Rate								7.15853%
	Ending Weighted Average Net Mortgage Rate								6.75563%

	Beginning Weighted Average Remaining Term to Maturity								361
	Ending Weighted Average Remaining Term to Maturity								360

	Loan Substitution

	Aggregate Stated of Principal Balances Removed								-
	Aggregate Stated of Principal Balance Added								-
	Aggregate Principal Substitution Shortfall Amount								-

	Fees of the Trust

	Gross Master Servicing Fee								180,302.85
	Net Master Servicing Fee								179,432.60
	Trustee Fee								4,327.27
	Certificate Insurance Premium								-
	Mortgage Insurance Premium								9,014.02
	Total Net Fees of the Trust								192,773.88

	Servicer Advances

	Principal Advances								(54,151.50)
	Interest Advances								144,566.00
	Reimbursement for Principal & Interest Advances								-
	Reimbursement for Nonrecoverable Advances								-
	Total Advances								90,414.50

	Mortgage Prepayment Details

	Principal Balance of Loans Paid in Full								4,510,289.75
	Prepayment Interest Excess								-
	Prepayment Interest Shortfall								870.25
	Compensating Interest								870.25
	Non-Supported Prepayment Interest Shortfall								-
	Prepayment Charges								-
	CPR %								9.68475%
	SMM %								0.84527%

Delinquency Information

Delinquency Info								Group 1

30-59 Days				Balance				15,756,881.98	2.74809%
				Loan Count				28	2.27828%

60-89 Days				Balance				3,981,019.81	0.69431%
				Loan Count				10	0.81367%

90+ Days				Balance				3,922,599.40	0.68412%
				Loan Count				9	0.73230%

Total				Balance				23,660,501.19	4.12652%
				Loan Count				47	3.82425%

Foreclosure Info								Group 1

30-59 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

60-89 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

90+ Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

Total				Balance				-	0.00000%
				Loan Count				0	0.00000%

REO Info								Group 1

30-59 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

60-89 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

90+ Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

Total				Balance				-	0.00000%
				Loan Count				0	0.00000%

Bankruptcy Info								Group 1

30-59 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

60-89 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

90+ Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

Total				Balance				-	0.00000%
				Loan Count				0	0.00000%

Totals for Foreclosure Bankruptcy, REO		Group 1

All		-	0.00000%
		0	0.00000%

Totals for Foreclosure,REO Bankruptcy, Delinquency		Group 1

All		23,660,501.19	4.12652%
		47	3.82425%

Realized Loss Detail

	Realized Losses

	Current Period Realized Losses								-
	Cumulative Realized Losses								-
	Total Liquidated Loan Balance								-
	Total Liquidated Proceeds								-
	Subsequent Recoveries								-
	MDR ( Monthly Default Rate )								0.00000%
	CDR ( Conditional Default Rate )								0.00000%

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I

				N/A

Servicer Remittance Summary

	Interest Remittance Amount

	Scheduled Interest Collected								3,443,559.67
	Plus: Compensating Interest								870.25
	Less: Servicing Fees								180,302.85
	Less: Mortgage Insurance Premium								9,014.02
	Total Interest Remittance Amount								3,255,113.06

	Principal Remittance Amount

	Scheduled Principal								(1,295,084.95)
	Curtailment Principal								377,618.88
	Paid in Full Principal								4,510,289.75
	Repurchased Principal								-
	Liquidation Principal								-
	Subsequent Recoveries								-
	Less: Non-Recoverable Principal Advances relating to Principal								-
	Total Principal Remittance Amount								3,592,823.68

	Other Remittance Amounts

	Prepayment Charge								-
	Other Amounts Required								-
	Total Other Remittance								-

	Total Servicer Remittance								6,847,936.74

Distributable Amounts

	Principal Distribution Amount

	Principal Remittance Amount								3,592,823.68
	Plus: Supplemental Loan Deposit								-
	Plus: Extra Principal Distribution Amount								-
	Less: OC Reduction								-
	Principal Distribution Amount								3,592,823.68

	Interest Funds

	Interest Remittance								3,255,113.06
	Less: Trustee Fee								4,327.27
	Interest Funds								3,250,785.79

Distribution Summary

	Amounts Available for Distribution

	Total Servicer Remittance								6,847,936.74
	Investment Income								-
	Corridor Proceeds								-
	Capitalized Interest Account withdrawal								-
	Supplemental Loan Deposit								-
	Carryover Reserve Fund withdrawal								-
	Principal Reserve Fund withdrawal								-
	Other Amounts								-
	Total Available								6,847,936.74

	Distribution Payments

	Trustee Fee								4,327.27
	Swap Payments (Out) & Fees								117,523.40
	Class Payments								6,726,086.08
	Total Payments								6,847,936.74

Trust Accounts

	Distribution Account

	Beginning Balance								-
	Deposit								6,847,936.74
	Withdrawal								6,847,936.74
	Ending Balance								-

	Carryover Reserve Account

	Beginning Balance								-
	Deposits								3,188.08
	Withdrawals								3,188.08
	Ending Balance								-

	Full Swap Account

	Beginning Balance								-
	Deposits								107,148.25
	Withdrawals								107,148.25
	Ending Balance								-

	A1B Swap Account

	Beginning Balance								-
	Deposit								-
	Withdrawals								-
	Ending Balance								-

Net Rate Carryover Details

	Net Rate Cap Details

	Libor Rate								4.87250%
	Net Rate Cap for A1B								6.33853%
	Net Rate Cap for Senior Certs								6.33853%
	Net Rate Cap for Subordinate Certs								6.33853%

Class				Beginning Balance	Interest Thereon	Current Period Amount	Amount Paid	Ending Amount
A1A				-	-	-	-	-
A1B				-	-	-	-	-
A2				-	-	-	-	-
A3				-	-	-	-	-
M1				-	-	-	-	-
M2				-	-	-	-	-
M3				-	-	-	-	-
M4				-	-	741.36	741.36	-
M5				-	-	741.36	741.36	-
M6				-	-	889.78	889.78	-
M7				-	-	815.57	815.57	-
Total				--	--	3,188.07	3,188.07	--

Credit Enhancements

	Overcollateralization Details

	OC Prior								7,637,021.50
	OC Floor								2,937,315.96
	OC Target								7,637,021.50
	OC Deficiency								-
	OC Reduction								-
	OC Ending								7,637,021.50

Trigger Event Details

	Delinquency Trigger Test

	Current Month								7,903,619.21
	1 Month Prior								6,274,109.94
	2 Months Prior								900,418.90

	Three-month Rolling Delinquency Rate								0.87378%
	Senior Enhancement Percentage								6.87282%
	Specified Delinquency Rate Trigger								100.00000%

	Is Delinquency Trigger Event in Effect?							NO

	Delinquency Trigger Event applicable only on
	or after the Step-Down Date

	Cumulative Loss Trigger Test

	Cumulative Loss Percentage								0.00000%
	Specified Cumulative Loss Percentage								100.00000%

	Is Cumulative Loss Trigger Event in Effect?							NO

	Cumulative Loss Trigger Event applicable
	only on or after the Step-Down Date

	Is Trigger Event in Effect?							NO

	Has Stepdown Date been reached?							NO

Prepayment Loan Details

	Prepayment Penalties								-

Loan ID				Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I

164880832				2,435,882.41	10/31/2007	-	CA	8.000	7	Paid in Full
169429900				450,001.06	10/30/2007	-	CA	8.250	4	Paid in Full
165207396				210,135.27	11/14/2007	-	FL	7.000	6	Paid in Full
164843427				292,239.68	10/19/2007	-	CO	7.875	7	Paid in Full
168527332				172,678.16	11/6/2007	-	FL	7.500	8	Paid in Full

171323927				939,304.54	11/14/2007	-	CA	7.500	4	Paid in Full

Stratification Tables

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	100,000.00	26	2.116	2,131,287.40	0.372
100,000.00	-	200,000.00	189	15.378	29,645,478.29	5.170
200,000.00	-	300,000.00	254	20.667	63,958,363.67	11.155
300,000.00	-	400,000.00	193	15.704	67,827,570.03	11.830
400,000.00	-	500,000.00	190	15.460	85,527,922.88	14.917
500,000.00	-	600,000.00	113	9.194	62,449,008.28	10.891
600,000.00	-	700,000.00	82	6.672	53,133,906.48	9.267
700,000.00	-	800,000.00	35	2.848	26,600,672.60	4.639
800,000.00	-	900,000.00	33	2.685	28,130,625.65	4.906
900,000.00	-	1,000,000.00	37	3.011	36,275,952.49	6.327
1,000,000.00	-	1,100,000.00	7	0.570	7,435,892.04	1.297
1,100,000.00	-	1,200,000.00	9	0.732	10,592,983.33	1.847
1,200,000.00	-	1,300,000.00	13	1.058	16,471,585.00	2.873
1,300,000.00	-	1,400,000.00	10	0.814	13,534,804.63	2.361
1,400,000.00	-	1,500,000.00	10	0.814	14,794,624.95	2.580
1,500,000.00	-	1,600,000.00	3	0.244	4,715,411.94	0.822
1,600,000.00	-	1,700,000.00	5	0.407	8,270,368.34	1.442
1,700,000.00	-	1,800,000.00	4	0.325	7,078,809.82	1.235
1,800,000.00	-	1,900,000.00	4	0.325	7,467,236.06	1.302
1,900,000.00	-	2,000,000.00	3	0.244	6,013,956.15	1.049
>		2,000,000.00	9	0.732	21,319,830.97	3.718
		Wgt Ave / Total:	1229	100.000	573,376,291.00	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		0.0	0	0.000	-	0.000
0.0	-	0.5	0	0.000	-	0.000
0.5	-	1.0	0	0.000	-	0.000
1.0	-	1.5	0	0.000	-	0.000
1.5	-	2.0	0	0.000	-	0.000
2.0	-	2.5	0	0.000	-	0.000
2.5	-	3.0	0	0.000	-	0.000
3.0	-	3.5	0	0.000	-	0.000
3.5	-	4.0	0	0.000	-	0.000
4.0	-	4.5	0	0.000	-	0.000
4.5	-	5.0	1	0.081	196,967.22	0.034
5.0	-	5.5	3	0.244	2,903,465.32	0.506
5.5	-	6.0	16	1.302	10,089,792.73	1.760
6.0	-	6.5	132	10.740	72,140,901.90	12.582
6.5	-	7.0	384	31.245	190,355,432.94	33.199
7.0	-	7.5	344	27.990	158,683,970.14	27.675
7.5	-	8.0	234	19.040	100,484,748.73	17.525
8.0	-	8.5	95	7.730	31,290,313.71	5.457
8.5	-	9.0	18	1.465	6,557,338.59	1.144
9.0	-	9.5	2	0.163	673,359.72	0.117
9.5	-	10.0	0	0.000	-	0.000
>		10.0	0	0.000	-	0.000
		Wgt Ave / Total:	1229	100.000	573,376,291.00	100.000

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	521	42.392	292,710,737.84	51.050
		FL	176	14.321	66,035,614.56	11.517
		AZ	47	3.824	17,435,878.68	3.041
		VA	18	1.465	8,699,602.99	1.517
		WA	94	7.648	39,896,134.48	6.958
		CO	14	1.139	5,037,768.70	0.879
		Others	359	29.211	143,560,553.75	25.038
		Wgt Ave / Total:	1229	100.000	573,376,291.00	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	0	0.000	-	0.000
300	-	360	1183	96.257	551,482,182.55	96.182
>		360	46	3.743	21,894,108.45	3.818
		Wgt Ave / Total:	1229	100.000	573,376,291.00	100.000

THE BANK OF NEW YORK
101 Barclay Street, 4 West			Distribution Date: 12/26/07
New York, NY 10286
Officer:	Corrie Wagner	212-815-8357
Associate:	William Herrmann	212-815-4595

CWALT, Inc.
Alternative Loan Trust 2007-OH03
Mortgage Pass-Through Certificates, Series 2007-OH03

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
A1A	02151DAC8	Senior	Fix-Act/360	154,604,466.77	5.073130	1,243,752.00	653,607.13	1,897,359.13	-	153,360,714.77	-
A1B	02151DAD6	Senior	Fix-Act/360	165,628,505.22	5.003130	1,332,437.47	690,550.79	2,022,988.26	-	164,296,067.75	-
A2	02151DAE4	Senior	Fix-Act/360	133,430,323.80	5.133130	1,073,411.63	570,762.67	1,644,174.29	-	132,356,912.18	-
A3	02151DAG9	Senior	Fix-Act/360	80,058,973.71	5.283130	644,053.25	352,468.30	996,521.55	-	79,414,920.46	-
AR	02151DAA2	Senior	Fix-30/360	-	0.000000	-	-	-	-	-	-
CP	02151DAB0	Residual	Fix-Act/360	573,376,291.00	0.000000	-	543,765.55	543,765.55	-	569,082,636.66	-

M1	02151DAH7	Subordinate	Fix-Act/360	9,987,000.00	5.583130	-	46,465.60	46,465.60	-	9,987,000.00	-
M2	02151DAJ3	Subordinate	Fix-Act/360	6,462,000.00	5.783130	-	31,142.16	31,142.16	-	6,462,000.00	-
M3	02151DAK0	Subordinate	Fix-Act/360	2,938,000.00	6.033130	-	14,771.11	14,771.11	-	2,938,000.00	-
M4	02151DAL8	Subordinate	Fix-Act/360	2,937,000.00	6.533130	-	15,989.84	15,989.84	-	2,937,000.00	-
M5	02151DAM6	Subordinate	Fix-Act/360	2,937,000.00	6.533130	-	15,989.84	15,989.84	-	2,937,000.00	-
M6	02151DAN4	Subordinate	Fix-Act/360	3,525,000.00	6.533130	-	19,191.07	19,191.07	-	3,525,000.00	-
M7	02151DAP9	Subordinate	Fix-Act/360	3,231,000.00	6.533130	-	17,590.45	17,590.45	-	3,231,000.00	-

Totals				565,739,269.50		4,293,654.35	2,972,294.51	7,265,948.85	-	561,445,615.16	-

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
A1A	02151DAC8	158,685,000.00	154,604,466.77	1,243,752.00	1,243,752.00	-	-	153,360,714.77	0.966447457
A1B	02151DAD6	170,000,000.00	165,628,505.22	1,332,437.47	1,332,437.47	-	-	164,296,067.75	0.966447457
A2	02151DAE4	136,952,000.00	133,430,323.80	1,073,411.63	1,073,411.63	-	-	132,356,912.18	0.966447457
A3	02151DAG9	82,172,000.00	80,058,973.71	644,053.25	644,053.25	-	-	79,414,920.46	0.966447457
AR	02151DAA2	100.00	-	-	-	-	-	-	0.000000000
CP	02151DAB0	587,463,192.40	573,376,291.00	-	-	-	-	569,082,636.66	0.968711987

M1	02151DAH7	9,987,000.00	9,987,000.00	-	-	-	-	9,987,000.00	1.000000000
M2	02151DAJ3	6,462,000.00	6,462,000.00	-	-	-	-	6,462,000.00	1.000000000
M3	02151DAK0	2,938,000.00	2,938,000.00	-	-	-	-	2,938,000.00	1.000000000
M4	02151DAL8	2,937,000.00	2,937,000.00	-	-	-	-	2,937,000.00	1.000000000
M5	02151DAM6	2,937,000.00	2,937,000.00	-	-	-	-	2,937,000.00	1.000000000
M6	02151DAN4	3,525,000.00	3,525,000.00	-	-	-	-	3,525,000.00	1.000000000
M7	02151DAP9	3,231,000.00	3,231,000.00	-	-	-	-	3,231,000.00	1.000000000

Totals		579,826,100.00	565,739,269.50	4,293,654.35	4,293,654.35	-	-	561,445,615.16

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Total Interest Due	Net Rate Carryover Paid	Net Interest Shortfall	Interest Paid	Net Rate Carryover After Dist.
A1A	154,604,466.77	5.073130	5.073130	653,607.13	653,607.13	-	-	653,607.13	-
A1B	165,628,505.22	5.003130	5.003130	690,550.79	690,550.79	-	-	690,550.79	-
A2	133,430,323.80	5.133130	5.133130	570,762.67	570,762.67	-	-	570,762.67	-
A3	80,058,973.71	5.283130	5.283130	352,468.30	352,468.30	-	-	352,468.30	-
AR	-	0.000000	0.000000	-	-	-	-	-	-
CP	573,376,291.00	0.000000	1.138029	-	-	-	-	543,765.55	-

M1	9,987,000.00	5.583130	5.583130	46,465.60	46,465.60	-	-	46,465.60	-
M2	6,462,000.00	5.783130	5.783130	31,142.16	31,142.16	-	-	31,142.16	-
M3	2,938,000.00	6.033130	6.033130	14,771.11	14,771.11	-	-	14,771.11	-
M4	2,937,000.00	6.533130	6.533130	15,989.84	15,989.84	-	-	15,989.84	-
M5	2,937,000.00	6.533130	6.533130	15,989.84	15,989.84	-	-	15,989.84	-
M6	3,525,000.00	6.533130	6.533130	19,191.07	19,191.07	-	-	19,191.07	-
M7	3,231,000.00	6.533130	6.533130	17,590.45	17,590.45	-	-	17,590.45	-

Totals	565,739,269.50			2,428,528.96	2,428,528.96	-	-	2,972,294.51	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
A1A	02151DAC8	158,685,000.00	974.285324810	7.837867468	4.118896758	966.447457342	5.073130
A1B	02151DAD6	170,000,000.00	974.285324810	7.837867468	4.062063448	966.447457342	5.003130
A2	02151DAE4	136,952,000.00	974.285324810	7.837867468	4.167611024	966.447457342	5.133130
A3	02151DAG9	82,172,000.00	974.285324810	7.837867468	4.289396690	966.447457342	5.283130
AR	02151DAA2	100.00	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
CP	02151DAB0	587,463,192.40	976.020793162	0.000000000	0.925616373	968.711987444	0.000000

M1	02151DAH7	9,987,000.00	1000.000000000	0.000000000	4.652608333	1000.000000000	5.583130
M2	02151DAJ3	6,462,000.00	1000.000000000	0.000000000	4.819275000	1000.000000000	5.783130
M3	02151DAK0	2,938,000.00	1000.000000000	0.000000000	5.027608333	1000.000000000	6.033130
M4	02151DAL8	2,937,000.00	1000.000000000	0.000000000	5.444275000	1000.000000000	6.533130
M5	02151DAM6	2,937,000.00	1000.000000000	0.000000000	5.444275000	1000.000000000	6.533130
M6	02151DAN4	3,525,000.00	1000.000000000	0.000000000	5.444275000	1000.000000000	6.533130
M7	02151DAP9	3,231,000.00	1000.000000000	0.000000000	5.444275000	1000.000000000	6.533130

Totals		579,826,100.00	975.705076919	7.405072573	5.126182678	968.300004363

THE BANK OF NEW YORK
101 Barclay Street, 4 West
New York, NY 10286
Officer:	Corrie Wagner	212-815-8357
Associate:	William Herrmann	212-815-4595

Pool Level Data
Distribution Date									12/26/2007
Cut-off Date									7/1/2007
Record Date									11/30/2007
Determination Date									12/1/2007
LIBOR Determination Date									11/21/2007
Accrual Period 30/360				Begin					11/1/2007
				End					12/1/2007
Number of Days in 30/360 Accrual Period									30

Accrual Period Actual Days				Begin					11/26/2007
				End					12/26/2007
Number of Days in Actual Accrual Period									30

Additional Rate Detail

	Libor Rate								4.7831300%

	Libor Certificates Net Rate Cap								6.7556345%

Collateral Detail

	Original Mortgage Loan Details

	Original Aggregate Loan Count								1,257
	Original Stated Principal Balance								587,463,192.40
	Original Weighted Average Mortgage Rate								7.16910%
	Original Weighted Average Net Mortgage Rate								6.76679%
	Original Weighted Average Remaining Term								364

	Current Mortgage Loan Details

	Beginning Aggregate Loan Count								1,229
	Loans Paid Off or otherwise removed pursuant to the PSA								9
	Ending Aggregate Loan Count								1,220

	Beginning Pool Stated Principal Balance								573,376,291.00
	Scheduled Principal								(1,291,774.43)
	Unscheduled Principal								5,585,428.77
	Realized Principal Losses								-
	Ending Pool Stated Principal Balance								569,082,636.66

	Beginning Weighted Average Mortgage Rate								7.15853%
	Beginning Weighted Average Net Mortgage Rate								6.75563%
	Ending Weighted Average Mortgage Rate								7.15683%
	Ending Weighted Average Net Mortgage Rate								6.75452%

	Beginning Weighted Average Remaining Term to Maturity								360
	Ending Weighted Average Remaining Term to Maturity								359

	Loan Substitution

	Aggregate Stated of Principal Balances Removed								-
	Aggregate Stated of Principal Balance Added								-
	Aggregate Principal Substitution Shortfall Amount								-

	Fees of the Trust

	Gross Master Servicing Fee								179,180.09
	Net Master Servicing Fee								172,221.01
	Trustee Fee								4,300.32
	Certificate Insurance Premium								-
	Mortgage Insurance Premium								9,030.81
	Total Net Fees of the Trust								185,552.14

	Servicer Advances

	Principal Advances								(70,348.67)
	Interest Advances								176,375.12
	Reimbursement for Principal & Interest Advances								-
	Reimbursement for Nonrecoverable Advances								-
	Total Advances								106,026.45

	Mortgage Prepayment Details

	Principal Balance of Loans Paid in Full								5,245,274.50
	Prepayment Interest Excess								-
	Prepayment Interest Shortfall								6,959.09
	Compensating Interest								6,959.08
	Non-Supported Prepayment Interest Shortfall								-
	Prepayment Charges								24,615.26
	CPR %								11.05956%
	SMM %								0.97194%

Delinquency Information

Delinquency Info								Group 1

30-59 Days				Balance				16,872,626.06	2.96488%
				Loan Count				32	2.62295%

60-89 Days				Balance				6,961,420.21	1.22327%
				Loan Count				15	1.22951%

90+ Days				Balance				3,242,156.16	0.56972%
				Loan Count				8	0.65574%

Total				Balance				27,076,202.43	4.75787%
				Loan Count				55	4.50820%

Foreclosure Info								Group 1

30-59 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

60-89 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

90+ Days				Balance				2,602,037.56	0.45723%
				Loan Count				5	0.40984%

Total				Balance				2,602,037.56	0.45723%
				Loan Count				5	0.40984%

REO Info								Group 1

30-59 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

60-89 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

90+ Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

Total				Balance				-	0.00000%
				Loan Count				0	0.00000%

Bankruptcy Info								Group 1

30-59 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

60-89 Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

90+ Days				Balance				-	0.00000%
				Loan Count				0	0.00000%

Total				Balance				-	0.00000%
				Loan Count				0	0.00000%

Totals for Foreclosure Bankruptcy, REO		Group 1

All		2,602,037.56	0.45723%
		5	0.40984%

Totals for Foreclosure,REO Bankruptcy, Delinquency		Group 1

All		29,678,239.99	5.21510%
		60	4.91803%

Realized Loss Detail

	Realized Losses

	Current Period Realized Losses								-
	Cumulative Realized Losses								-
	Total Liquidated Loan Balance								-
	Total Liquidated Proceeds								-
	Subsequent Recoveries								-
	MDR ( Monthly Default Rate )								0.00000%
	CDR ( Conditional Default Rate )								0.00000%

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I

				N/A

Servicer Remittance Summary

	Interest Remittance Amount

	Scheduled Interest Collected								3,413,486.09
	Plus: Compensating Interest								6,959.08
	Less: Servicing Fees								179,180.09
	Less: Mortgage Insurance Premium								9,030.81
	Total Interest Remittance Amount								3,232,234.27

	Principal Remittance Amount

	Scheduled Principal								(1,291,774.43)
	Curtailment Principal								340,154.27
	Paid in Full Principal								5,245,274.50
	Repurchased Principal								-
	Liquidation Principal								-
	Subsequent Recoveries								-
	Less: Non-Recoverable Principal Advances relating to Principal								-
	Total Principal Remittance Amount								4,293,654.34

	Other Remittance Amounts

	Prepayment Charge								24,615.26
	Other Amounts Required								-
	Total Other Remittance								24,615.26

	Total Servicer Remittance								7,550,503.87

Distributable Amounts

	Principal Distribution Amount

	Principal Remittance Amount								4,293,654.34
	Plus: Supplemental Loan Deposit								-
	Plus: Extra Principal Distribution Amount								-
	Less: OC Reduction								-
	Principal Distribution Amount								4,293,654.34

	Interest Funds

	Interest Remittance								3,232,234.27
	Less: Trustee Fee								4,300.32
	Interest Funds								3,227,933.95

Distribution Summary

	Amounts Available for Distribution

	Total Servicer Remittance								7,550,503.87
	Investment Income								-
	Corridor Proceeds								-
	Capitalized Interest Account withdrawal								-
	Supplemental Loan Deposit								-
	Carryover Reserve Fund withdrawal								-
	Principal Reserve Fund withdrawal								9,726.70
	Other Amounts								-
	Total Available								7,560,230.57

	Distribution Payments

	Trustee Fee								4,300.32
	Swap Payments (Out) & Fees								280,254.71
	Class Payments								7,265,948.84
	Total Payments								7,550,503.87

Trust Accounts

	Distribution Account

	Beginning Balance								-
	Deposit								7,550,503.87
	Withdrawal								7,550,503.87
	Ending Balance								-

	Carryover Reserve Account

	Beginning Balance								-
	Deposits								-
	Withdrawals								-
	Ending Balance								-

	Full Swap Account

	Beginning Balance								-
	Deposits								270,528.01
	Withdrawals								270,528.01
	Ending Balance								-

	A1B Swap Account

	Beginning Balance								-
	Deposit								9,726.70
	Withdrawals								9,726.70
	Ending Balance								-

Net Rate Carryover Details

	Net Rate Cap Details

	Libor Rate								4.78313%
	Net Rate Cap for A1B								6.75563%
	Net Rate Cap for Senior Certs								6.75563%
	Net Rate Cap for Subordinate Certs								6.75563%

Class				Beginning Balance	Interest Thereon	Current Period Amount	Amount Paid	Ending Amount
A1A				-	-	-	-	-
A1B				-	-	-	-	-
A2				-	-	-	-	-
A3				-	-	-	-	-
M1				-	-	-	-	-
M2				-	-	-	-	-
M3				-	-	-	-	-
M4				-	-	-	-	-
M5				-	-	-	-	-
M6				-	-	-	-	-
M7				-	-	-	-	-
Total				--	--	--	--	--

Credit Enhancements

	Overcollateralization Details

	OC Prior								7,637,021.50
	OC Floor								2,937,315.96
	OC Target								7,637,021.50
	OC Deficiency								-
	OC Reduction								-
	OC Ending								7,637,021.50

Trigger Event Details

	Delinquency Trigger Test

	Current Month								12,805,613.93
	1 Month Prior								7,903,619.21
	2 Months Prior								6,274,109.94

	Three-month Rolling Delinquency Rate								1.57203%
	Senior Enhancement Percentage								6.91588%
	Specified Delinquency Rate Trigger								100.00000%

	Is Delinquency Trigger Event in Effect?							NO

	Delinquency Trigger Event applicable only on
	or after the Step-Down Date

	Cumulative Loss Trigger Test

	Cumulative Loss Percentage								0.00000%
	Specified Cumulative Loss Percentage								100.00000%

	Is Cumulative Loss Trigger Event in Effect?							NO

	Cumulative Loss Trigger Event applicable
	only on or after the Step-Down Date

	Is Trigger Event in Effect?							NO

	Has Stepdown Date been reached?							NO

Prepayment Loan Details

	Prepayment Penalties								24,615.26

Loan ID				Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I

170339444				1,374,308.84	11/16/2007	-	CA	7.375	5	Paid in Full
166860124				282,854.96	11/29/2007	-	CA	8.250	5	Paid in Full
167566341				658,313.07	11/21/2007	-	CA	8.250	6	Paid in Full
164775128				99,168.05	11/21/2007	-	WA	6.250	7	Paid in Full
165195204				810,148.83	12/3/2007	-	NV	6.500	7	Paid in Full

170178824				305,057.04	11/16/2007	-	CA	6.875	5	Paid in Full
169581652				145,830.00	11/29/2007	-	VA	6.375	5	Paid in Full
171694156				650,231.85	12/6/2007	-	NJ	8.500	5	Paid in Full
171026749				907,451.82	12/6/2007	24,615.26	CA	6.750	5	Paid in Full

Stratification Tables

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	100,000.00	25	2.049	2,033,850.20	0.357
100,000.00	-	200,000.00	188	15.410	29,537,015.25	5.190
200,000.00	-	300,000.00	253	20.738	63,790,549.85	11.209
300,000.00	-	400,000.00	192	15.738	67,585,648.83	11.876
400,000.00	-	500,000.00	190	15.574	85,676,834.49	15.055
500,000.00	-	600,000.00	113	9.262	62,557,455.75	10.993
600,000.00	-	700,000.00	80	6.557	51,918,374.15	9.123
700,000.00	-	800,000.00	35	2.869	26,643,126.94	4.682
800,000.00	-	900,000.00	31	2.541	26,452,177.25	4.648
900,000.00	-	1,000,000.00	37	3.033	36,351,864.00	6.388
1,000,000.00	-	1,100,000.00	7	0.574	7,451,441.41	1.309
1,100,000.00	-	1,200,000.00	9	0.738	10,609,373.16	1.864
1,200,000.00	-	1,300,000.00	13	1.066	16,497,643.24	2.899
1,300,000.00	-	1,400,000.00	9	0.738	12,183,466.74	2.141
1,400,000.00	-	1,500,000.00	10	0.820	14,827,294.15	2.605
1,500,000.00	-	1,600,000.00	3	0.246	4,725,507.72	0.830
1,600,000.00	-	1,700,000.00	5	0.410	8,286,062.32	1.456
1,700,000.00	-	1,800,000.00	4	0.328	7,094,213.86	1.247
1,800,000.00	-	1,900,000.00	4	0.328	7,484,310.01	1.315
1,900,000.00	-	2,000,000.00	3	0.246	6,027,652.34	1.059
>		2,000,000.00	9	0.738	21,348,775.00	3.751
		Wgt Ave / Total:	1220	100.000	569,082,636.66	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		0.000000000000	0	0.000	-	0.000
0.000000000000	-	0.500000000000	0	0.000	-	0.000
0.500000000000	-	1.000000000000	0	0.000	-	0.000
1.000000000000	-	1.500000000000	0	0.000	-	0.000
1.500000000000	-	2.000000000000	0	0.000	-	0.000
2.000000000000	-	2.500000000000	0	0.000	-	0.000
2.500000000000	-	3.000000000000	0	0.000	-	0.000
3.000000000000	-	3.500000000000	0	0.000	-	0.000
3.500000000000	-	4.000000000000	0	0.000	-	0.000
4.000000000000	-	4.500000000000	0	0.000	-	0.000
4.500000000000	-	5.000000000000	1	0.082	197,292.32	0.035
5.000000000000	-	5.500000000000	3	0.246	2,907,529.23	0.511
5.500000000000	-	6.000000000000	16	1.311	10,104,337.30	1.776
6.000000000000	-	6.500000000000	129	10.574	71,186,868.31	12.509
6.500000000000	-	7.000000000000	382	31.311	189,465,127.88	33.293
7.000000000000	-	7.500000000000	343	28.115	157,581,895.20	27.691
7.500000000000	-	8.000000000000	234	19.180	100,633,397.57	17.683
8.000000000000	-	8.500000000000	92	7.541	29,758,727.78	5.229
8.500000000000	-	9.000000000000	18	1.475	6,572,679.20	1.155
9.000000000000	-	9.500000000000	2	0.164	674,781.87	0.119
9.500000000000	-	10.000000000000	0	0.000	-	0.000
>		10.000000000000	0	0.000	-	0.000
		Wgt Ave / Total:	1220	100.000	569,082,636.66	100.000

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	516	42.295	289,695,982.65	50.906
		FL	176	14.426	66,155,982.75	11.625
		AZ	47	3.852	17,470,684.19	3.070
		VA	17	1.393	8,567,256.15	1.505
		WA	93	7.623	39,865,720.51	7.005
		CO	14	1.148	5,047,055.59	0.887
		Others	357	29.262	142,279,954.82	25.002
		Wgt Ave / Total:	1220	100.000	569,082,636.66	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	0	0.000	-	0.000
300	-	360	1175	96.311	547,794,369.51	96.259
>		360	45	3.689	21,288,267.15	3.741
		Wgt Ave / Total:	1220	100.000	569,082,636.66	100.000

THE BANK OF NEW YORK
101 Barclay Street, 4 West			Distribution Date: 01/25/08
New York, NY 10286
Officer:	Corrie Wagner	212-815-8357
Associate:	William Herrmann	212-815-4595

CWALT, Inc.
Alternative Loan Trust 2007-OH03
Mortgage Pass-Through Certificates, Series 2007-OH03

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
A1A	02151DAC8	Senior	Fix-Act/360	153,360,714.77	5.155000	2,892,380.98	658,812.07	3,551,193.05	-	150,468,333.79	-
A1B	02151DAD6	Senior	Fix-Act/360	164,296,067.75	5.085000	3,098,621.58	696,204.59	3,794,826.17	-	161,197,446.16	-
A2	02151DAE4	Senior	Fix-Act/360	132,356,912.18	5.215000	2,496,249.55	575,201.08	3,071,450.63	-	129,860,662.63	-
A3	02151DAG9	Senior	Fix-Act/360	79,414,920.46	5.365000	1,497,764.31	355,050.87	1,852,815.18	-	77,917,156.15	-
AR	02151DAA2	Senior	Fix-30/360	-	0.000000	-	-	-	-	-	-
CP	02151DAB0	Residual	Fix-Act/360	569,082,636.66	0.000000	-	556,411.52	556,411.52	-	559,097,620.24	-

M1	02151DAH7	Subordinate	Fix-Act/360	9,987,000.00	5.665000	-	47,146.96	47,146.96	-	9,987,000.00	-
M2	02151DAJ3	Subordinate	Fix-Act/360	6,462,000.00	5.865000	-	31,583.03	31,583.03	-	6,462,000.00	-
M3	02151DAK0	Subordinate	Fix-Act/360	2,938,000.00	6.115000	-	14,971.56	14,971.56	-	2,938,000.00	-
M4	02151DAL8	Subordinate	Fix-Act/360	2,937,000.00	6.615000	-	16,190.21	16,190.21	-	2,937,000.00	-
M5	02151DAM6	Subordinate	Fix-Act/360	2,937,000.00	6.615000	-	16,190.21	16,190.21	-	2,937,000.00	-
M6	02151DAN4	Subordinate	Fix-Act/360	3,525,000.00	6.615000	-	19,431.56	19,431.56	-	3,525,000.00	-
M7	02151DAP9	Subordinate	Fix-Act/360	3,231,000.00	6.615000	-	17,810.89	17,810.89	-	3,231,000.00	-

Totals				561,445,615.16		9,985,016.42	3,005,004.55	12,990,020.97	-	551,460,598.73	-

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
A1A	02151DAC8	158,685,000.00	153,360,714.77	2,892,380.98	2,892,380.98	-	-	150,468,333.79	0.948220272
A1B	02151DAD6	170,000,000.00	164,296,067.75	3,098,621.58	3,098,621.58	-	-	161,197,446.16	0.948220272
A2	02151DAE4	136,952,000.00	132,356,912.18	2,496,249.55	2,496,249.55	-	-	129,860,662.63	0.948220272
A3	02151DAG9	82,172,000.00	79,414,920.46	1,497,764.31	1,497,764.31	-	-	77,917,156.15	0.948220272
AR	02151DAA2	100.00	-	-	-	-	-	-	0.000000000
CP	02151DAB0	587,463,192.40	569,082,636.66	-	-	-	-	559,097,620.24	0.951715150

M1	02151DAH7	9,987,000.00	9,987,000.00	-	-	-	-	9,987,000.00	1.000000000
M2	02151DAJ3	6,462,000.00	6,462,000.00	-	-	-	-	6,462,000.00	1.000000000
M3	02151DAK0	2,938,000.00	2,938,000.00	-	-	-	-	2,938,000.00	1.000000000
M4	02151DAL8	2,937,000.00	2,937,000.00	-	-	-	-	2,937,000.00	1.000000000
M5	02151DAM6	2,937,000.00	2,937,000.00	-	-	-	-	2,937,000.00	1.000000000
M6	02151DAN4	3,525,000.00	3,525,000.00	-	-	-	-	3,525,000.00	1.000000000
M7	02151DAP9	3,231,000.00	3,231,000.00	-	-	-	-	3,231,000.00	1.000000000

Totals		579,826,100.00	561,445,615.16	9,985,016.42	9,985,016.42	-	-	551,460,598.73

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Total Interest Due	Net Rate Carryover Paid	Net Interest Shortfall	Interest Paid	Net Rate Carryover After Dist.
A1A	153,360,714.77	5.155000	5.155000	658,812.07	658,812.07	-	-	658,812.07	-
A1B	164,296,067.75	5.085000	5.085000	696,204.59	696,204.59	-	-	696,204.59	-
A2	132,356,912.18	5.215000	5.215000	575,201.08	575,201.08	-	-	575,201.08	-
A3	79,414,920.46	5.365000	5.365000	355,050.87	355,050.87	-	-	355,050.87	-
AR	-	0.000000	0.000000	-	-	-	-	-	-
CP	569,082,636.66	0.000000	1.173281	-	-	-	-	556,411.52	-

M1	9,987,000.00	5.665000	5.665000	47,146.96	47,146.96	-	-	47,146.96	-
M2	6,462,000.00	5.865000	5.865000	31,583.03	31,583.03	-	-	31,583.03	-
M3	2,938,000.00	6.115000	6.115000	14,971.56	14,971.56	-	-	14,971.56	-
M4	2,937,000.00	6.615000	6.615000	16,190.21	16,190.21	-	-	16,190.21	-
M5	2,937,000.00	6.615000	6.615000	16,190.21	16,190.21	-	-	16,190.21	-
M6	3,525,000.00	6.615000	6.615000	19,431.56	19,431.56	-	-	19,431.56	-
M7	3,231,000.00	6.615000	6.615000	17,810.89	17,810.89	-	-	17,810.89	-

Totals	561,445,615.16			2,448,593.03	2,448,593.03	-	-	3,005,004.55	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
A1A	02151DAC8	158,685,000.00	966.447457342	18.227185789	4.151697202	948.220271552	5.155000
A1B	02151DAD6	170,000,000.00	966.447457342	18.227185789	4.095321100	948.220271552	5.085000
A2	02151DAE4	136,952,000.00	966.447457342	18.227185789	4.200019575	948.220271552	5.215000
A3	02151DAG9	82,172,000.00	966.447457342	18.227185789	4.320825507	948.220271552	5.365000
AR	02151DAA2	100.00	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
CP	02151DAB0	587,463,192.40	968.711987444	0.000000000	0.947142777	951.715149941	0.000000

M1	02151DAH7	9,987,000.00	1000.000000000	0.000000000	4.720833333	1000.000000000	5.665000
M2	02151DAJ3	6,462,000.00	1000.000000000	0.000000000	4.887500000	1000.000000000	5.865000
M3	02151DAK0	2,938,000.00	1000.000000000	0.000000000	5.095833333	1000.000000000	6.115000
M4	02151DAL8	2,937,000.00	1000.000000000	0.000000000	5.512500000	1000.000000000	6.615000
M5	02151DAM6	2,937,000.00	1000.000000000	0.000000000	5.512500000	1000.000000000	6.615000
M6	02151DAN4	3,525,000.00	1000.000000000	0.000000000	5.512500000	1000.000000000	6.615000
M7	02151DAP9	3,231,000.00	1000.000000000	0.000000000	5.512500000	1000.000000000	6.615000

Totals		579,826,100.00	968.300004363	17.220708795	5.182596213	951.079295551

THE BANK OF NEW YORK
101 Barclay Street, 4 West
New York, NY 10286
Officer:	Corrie Wagner	212-815-8357
Associate:	William Herrmann	212-815-4595

Pool Level Data
Distribution Date									1/25/2008
Cut-off Date									7/1/2007
Record Date									12/31/2007
Determination Date									1/1/2008
LIBOR Determination Date									12/21/2007
Accrual Period 30/360				Begin					12/1/2007
				End					1/1/2008
Number of Days in 30/360 Accrual Period									30

Accrual Period Actual Days				Begin					12/26/2007
				End					1/25/2008
Number of Days in Actual Accrual Period									30

Additional Rate Detail

	Libor Rate								4.8650000%

	Libor Certificates Net Rate Cap								6.7545245%

Collateral Detail

	Original Mortgage Loan Details

	Original Aggregate Loan Count								1,257
	Original Stated Principal Balance								587,463,192.40
	Original Weighted Average Mortgage Rate								7.16910%
	Original Weighted Average Net Mortgage Rate								6.76679%
	Original Weighted Average Remaining Term								364

	Current Mortgage Loan Details

	Beginning Aggregate Loan Count								1,220
	Loans Paid Off or otherwise removed pursuant to the PSA								17
	Ending Aggregate Loan Count								1,203

	Beginning Pool Stated Principal Balance								569,082,636.66
	Scheduled Principal								(893,698.83)
	Unscheduled Principal								10,878,715.25
	Realized Principal Losses								-
	Ending Pool Stated Principal Balance								559,097,620.24

	Beginning Weighted Average Mortgage Rate								7.15683%
	Beginning Weighted Average Net Mortgage Rate								6.75452%
	Ending Weighted Average Mortgage Rate								7.14870%
	Ending Weighted Average Net Mortgage Rate								6.74603%

	Beginning Weighted Average Remaining Term to Maturity								359
	Ending Weighted Average Remaining Term to Maturity								358

	Loan Substitution

	Aggregate Stated of Principal Balances Removed								-
	Aggregate Stated of Principal Balance Added								-
	Aggregate Principal Substitution Shortfall Amount								-

	Fees of the Trust

	Gross Master Servicing Fee								177,838.32
	Net Master Servicing Fee								165,930.25
	Trustee Fee								4,268.12
	Certificate Insurance Premium								-
	Mortgage Insurance Premium								8,679.76
	Total Net Fees of the Trust								178,878.13

	Servicer Advances

	Principal Advances								(81,973.27)
	Interest Advances								203,279.75
	Reimbursement for Principal & Interest Advances								-
	Reimbursement for Nonrecoverable Advances								-
	Total Advances								121,306.48

	Mortgage Prepayment Details

	Principal Balance of Loans Paid in Full								10,461,285.83
	Prepayment Interest Excess								-
	Prepayment Interest Shortfall								11,908.07
	Compensating Interest								11,908.07
	Non-Supported Prepayment Interest Shortfall								-
	Prepayment Charges								42,246.53
	CPR %								20.64582%
	SMM %								1.90863%

Group 1 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	37	16,433,328	0	0	0	0	0	0	37	16,433,328
	3.08%	2.9393%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	3.08%	2.9393%

60 - 89	19	7,307,060	0	0	0	0	0	0	19	7,307,060
	1.58%	1.3069%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	1.58%	1.3069%

90 - 119	10	5,733,038	0	0	0	0	0	0	10	5,733,038
	0.83%	1.0254%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.83%	1.0254%

120 - 149	4	1,754,390	0	0	1	450,648	0	0	5	2,205,037
	0.33%	0.3138%	0.00%	0.0000%	0.08%	0.0806%	0.00%	0.0000%	0.42%	0.3944%

150 - 179	3	1,697,995	0	0	3	1,219,858	0	0	6	2,917,853
	0.25%	0.3037%	0.00%	0.0000%	0.25%	0.2182%	0.00%	0.0000%	0.50%	0.5219%

180 - 269	1	351,113	0	0	0	0	0	0	1	351,113
	0.08%	0.0628%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.08%	0.0628%

270 - 359	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Total	74	33,276,924	0	0	4	1,670,506	0	0	78	34,947,430
	6.15%	5.9519%	0.00%	0.0000%	0.33%	0.2988%	0.00%	0.0000%	6.48%	6.2507%

30+	74	33,276,924	0	0	4	1,670,506	0	0	78	34,947,430
	6.15%	5.9519%	0.00%	0.0000%	0.33%	0.2988%	0.00%	0.0000%	6.48%	6.2507%

60+	37	16,843,596	0	0	4	1,670,506	0	0	41	18,514,102
	3.08%	3.0126%	0.00%	0.0000%	0.33%	0.2988%	0.00%	0.0000%	3.41%	3.3114%

90+	18	9,536,536	0	0	4	1,670,506	0	0	22	11,207,041
	1.50%	1.7057%	0.00%	0.0000%	0.33%	0.2988%	0.00%	0.0000%	1.83%	2.0045%

120+	8	3,803,497	0	0	4	1,670,506	0	0	12	5,474,003
	0.67%	0.6803%	0.00%	0.0000%	0.33%	0.2988%	0.00%	0.0000%	1.00%	0.9791%

150+	4	2,049,108	0	0	3	1,219,858	0	0	7	3,268,966
	0.33%	0.3665%	0.00%	0.0000%	0.25%	0.2182%	0.00%	0.0000%	0.58%	0.5847%

180+	1	351,113	0	0	0	0	0	0	1	351,113
	0.08%	0.0628%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.08%	0.0628%

270+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Group 1 - Historical Delinquency Information

Loan Status	1/25/2008
30 - 59	#	Balance
	37	16,433,328
	3.08%	2.9393%

60 - 89	19	7,307,060
	1.58%	1.3069%

90 - 119	10	5,733,038
	0.83%	1.0254%

120 - 149	4	1,754,390
	0.33%	0.3138%

150 - 179	3	1,697,995
	0.25%	0.3037%

180 - 269	1	351,113
	0.08%	0.0628%

270 - 359	0	0
	0.00%	0.0000%

360+	0	0
	0.00%	0.0000%

Total Delinquent Loans	74	33,276,924
	6.15%	5.9519%

Total Bankruptcies	0	0
	0.00%	0.0000%

Total Foreclosures	4	1,670,506
	0.33%	0.2988%

Total REOs	0	0
	0.00%	0.0000%

Total BK, FC & REO	4	1,670,506
	0.33%	0.2988%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	78	34,947,430
	6.48%	6.2507%

60+	41	18,514,102
	3.41%	3.3114%

90+	22	11,207,041
	1.83%	2.0045%

120+	12	5,474,003
	1.00%	0.9791%

150+	7	3,268,966
	0.58%	0.5847%

180+	1	351,113
	0.08%	0.0628%

270+	0	0
	0.00%	0.0000%

360+	0	0
	0.00%	0.0000%

Realized Loss Detail

	Realized Losses

	Current Period Realized Losses								-
	Cumulative Realized Losses								-
	Total Liquidated Loan Balance								-
	Total Liquidated Proceeds								-
	Subsequent Recoveries								-
	MDR ( Monthly Default Rate )								0.00000%
	CDR ( Conditional Default Rate )								0.00000%

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I

				N/A

Servicer Remittance Summary

	Interest Remittance Amount

	Scheduled Interest Collected								3,382,113.69
	Plus: Compensating Interest								11,908.07
	Less: Servicing Fees								177,838.32
	Less: Mortgage Insurance Premium								8,679.76
	Total Interest Remittance Amount								3,207,503.68

	Principal Remittance Amount

	Scheduled Principal								(1,276,312.84)
	Curtailment Principal								417,429.42
	Paid in Full Principal								10,461,285.83
	Repurchased Principal								382,614.01
	Liquidation Principal								-
	Subsequent Recoveries								-
	Less: Non-Recoverable Principal Advances relating to Principal								-
	Total Principal Remittance Amount								9,985,016.42

	Other Remittance Amounts

	Prepayment Charge								42,246.53
	Other Amounts Required								-
	Total Other Remittance								42,246.53

	Total Servicer Remittance								13,234,766.63

Distributable Amounts

	Principal Distribution Amount

	Principal Remittance Amount								9,985,016.42
	Plus: Supplemental Loan Deposit								-
	Plus: Extra Principal Distribution Amount								-
	Less: OC Reduction								-
	Principal Distribution Amount								9,985,016.42

	Interest Funds

	Interest Remittance								3,207,503.68
	Less: Trustee Fee								4,268.12
	Interest Funds								3,203,235.56

Distribution Summary

	Amounts Available for Distribution

	Total Servicer Remittance								13,234,766.63
	Investment Income								-
	Corridor Proceeds								-
	Capitalized Interest Account withdrawal								-
	Supplemental Loan Deposit								-
	Carryover Reserve Fund withdrawal								-
	Principal Reserve Fund withdrawal								-
	Other Amounts								-
	Total Available								13,234,766.63

	Distribution Payments

	Trustee Fee								4,268.12
	Swap Payments (Out) & Fees								240,477.54
	Class Payments								12,990,020.97
	Total Payments								13,234,766.63

Trust Accounts

	Distribution Account

	Beginning Balance								-
	Deposit								13,234,766.63
	Withdrawal								13,234,766.63
	Ending Balance								-

	Carryover Reserve Account

	Beginning Balance								-
	Deposits								-
	Withdrawals								-
	Ending Balance								-

	Full Swap Account

	Beginning Balance								-
	Deposits								230,893.60
	Withdrawals								230,893.60
	Ending Balance								-

	A1B Swap Account

	Beginning Balance								-
	Deposit								9,583.94
	Withdrawals								-
	Ending Balance								9,583.94

Net Rate Carryover Details

	Net Rate Cap Details

	Libor Rate								4.86500%
	Net Rate Cap for A1B								6.75452%
	Net Rate Cap for Senior Certs								6.75452%
	Net Rate Cap for Subordinate Certs								6.75452%

Class				Beginning Balance	Interest Thereon	Current Period Amount	Amount Paid	Ending Amount
A1A				-	-	-	-	-
A1B				-	-	-	-	-
A2				-	-	-	-	-
A3				-	-	-	-	-
M1				-	-	-	-	-
M2				-	-	-	-	-
M3				-	-	-	-	-
M4				-	-	-	-	-
M5				-	-	-	-	-
M6				-	-	-	-	-
M7				-	-	-	-	-
Total				--	--	--	--	--

Credit Enhancements

	Overcollateralization Details

	OC Prior								7,637,021.50
	OC Floor								2,937,315.96
	OC Target								7,637,021.50
	OC Deficiency								-
	OC Reduction								-
	OC Ending								7,637,021.50

Trigger Event Details

	Delinquency Trigger Test

	Current Month								18,514,101.54
	1 Month Prior								12,805,613.93
	2 Months Prior								7,903,619.21

	Three-month Rolling Delinquency Rate								2.31336%
	Senior Enhancement Percentage								6.96806%
	Specified Delinquency Rate Trigger								100.00000%

	Is Delinquency Trigger Event in Effect?							NO

	Delinquency Trigger Event applicable only on
	or after the Step-Down Date

	Cumulative Loss Trigger Test

	Cumulative Loss Percentage								0.00000%
	Specified Cumulative Loss Percentage								100.00000%

	Is Cumulative Loss Trigger Event in Effect?							NO

	Cumulative Loss Trigger Event applicable
	only on or after the Step-Down Date

	Is Trigger Event in Effect?							NO

	Has Stepdown Date been reached?							NO

Prepayment Loan Details

	Prepayment Penalties								42,246.53

Loan ID				Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I

171035090				2,799,018.22	12/21/2007	-	CA	7.875	6	Paid in Full
168493166				104,878.46	12/27/2007	-	MA	7.500	6	Paid in Full
171420591				447,083.63	1/4/2008	-	CA	8.000	6	Paid in Full
170752310				182,301.45	12/21/2007	-	WA	8.250	6	Paid in Full
168526612				361,583.66	1/4/2008	-	CA	6.875	11	Paid in Full

167794134				506,138.77	12/21/2007	-	PA	7.125	7	Paid in Full
165696224				580,270.26	12/17/2007	-	CA	8.000	7	Paid in Full
169900439				1,320,445.66	1/15/2008	-	CA	8.000	6	Paid in Full
169429948				1,391,122.43	1/7/2008	-	CA	6.625	6	Paid in Full
171594053				396,320.85	1/14/2008	-	UT	7.125	6	Paid in Full

168532606				633,676.56	12/20/2007	17,775.08	CA	7.000	9	Paid in Full
156612742				425,054.31	1/14/2008	-	MA	7.750	6	Paid in Full
168526724				204,085.63	12/18/2007	5,948.10	CA	7.250	9	Paid in Full
160723575				480,015.44	12/26/2007	-	MD	8.750	7	Paid in Full
171181345				275,382.02	12/31/2007	7,633.60	CT	6.875	6	Paid in Full

169368995				328,953.98	12/31/2007	10,889.75	NY	8.250	6	Paid in Full

Stratification Tables

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	100,000.00	25	2.078	2,035,948.05	0.364
100,000.00	-	200,000.00	186	15.461	29,292,792.06	5.239
200,000.00	-	300,000.00	251	20.865	63,272,659.34	11.317
300,000.00	-	400,000.00	188	15.628	66,235,677.79	11.847
400,000.00	-	500,000.00	187	15.544	84,474,912.79	15.109
500,000.00	-	600,000.00	111	9.227	61,575,857.10	11.013
600,000.00	-	700,000.00	79	6.567	51,380,531.42	9.190
700,000.00	-	800,000.00	35	2.909	26,687,142.65	4.773
800,000.00	-	900,000.00	31	2.577	26,493,190.42	4.739
900,000.00	-	1,000,000.00	37	3.076	36,428,583.56	6.516
1,000,000.00	-	1,100,000.00	7	0.582	7,467,763.49	1.336
1,100,000.00	-	1,200,000.00	9	0.748	10,617,633.75	1.899
1,200,000.00	-	1,300,000.00	13	1.081	16,525,807.35	2.956
1,300,000.00	-	1,400,000.00	7	0.582	9,488,653.17	1.697
1,400,000.00	-	1,500,000.00	10	0.831	14,859,851.34	2.658
1,500,000.00	-	1,600,000.00	3	0.249	4,735,661.92	0.847
1,600,000.00	-	1,700,000.00	5	0.416	8,301,855.25	1.485
1,700,000.00	-	1,800,000.00	4	0.333	7,106,173.88	1.271
1,800,000.00	-	1,900,000.00	4	0.333	7,501,488.92	1.342
1,900,000.00	-	2,000,000.00	3	0.249	6,041,432.41	1.081
>		2,000,000.00	8	0.665	18,574,003.58	3.322
		Wgt Ave / Total:	1203	100.000	559,097,620.24	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		0.0	0	0.000	-	0.000
0.0	-	0.5	0	0.000	-	0.000
0.5	-	1.0	0	0.000	-	0.000
1.0	-	1.5	0	0.000	-	0.000
1.5	-	2.0	0	0.000	-	0.000
2.0	-	2.5	0	0.000	-	0.000
2.5	-	3.0	0	0.000	-	0.000
3.0	-	3.5	0	0.000	-	0.000
3.5	-	4.0	0	0.000	-	0.000
4.0	-	4.5	0	0.000	-	0.000
4.5	-	5.0	1	0.083	197,618.77	0.035
5.0	-	5.5	3	0.249	2,911,376.56	0.521
5.5	-	6.0	16	1.330	10,119,319.46	1.810
6.0	-	6.5	129	10.723	71,293,301.33	12.751
6.5	-	7.0	377	31.338	186,727,615.21	33.398
7.0	-	7.5	339	28.180	156,650,056.85	28.018
7.5	-	8.0	229	19.036	95,107,847.46	17.011
8.0	-	8.5	90	7.481	29,307,390.29	5.242
8.5	-	9.0	17	1.413	6,106,498.40	1.092
9.0	-	9.5	2	0.166	676,595.91	0.121
9.5	-	10.0	0	0.000	-	0.000
>		10.0	0	0.000	-	0.000
		Wgt Ave / Total:	1203	100.000	559,097,620.24	100.000

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	508	42.228	282,458,716.59	50.520
		FL	175	14.547	65,891,273.57	11.785
		AZ	47	3.907	17,504,588.85	3.131
		VA	17	1.413	8,584,692.04	1.535
		WA	92	7.648	39,760,778.93	7.112
		CO	14	1.164	5,056,350.82	0.904
		Others	350	29.094	139,841,219.44	25.012
		Wgt Ave / Total:	1203	100.000	559,097,620.24	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	0	0.000	-	0.000
300	-	360	1158	96.259	537,764,048.30	96.184
>		360	45	3.741	21,333,571.94	3.816
		Wgt Ave / Total:	1203	100.000	559,097,620.24	100.000

THE BANK OF NEW YORK
101 Barclay Street, 4 West			Distribution Date: 02/25/08
New York, NY 10286
Officer:	Corrie Wagner	212-815-8357
Associate:	William Herrmann	212-815-4595

CWALT, Inc.
Alternative Loan Trust 2007-OH03
Mortgage Pass-Through Certificates, Series 2007-OH03

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
A1A	02151DAC8	Senior	Fix-Act/360	150,468,333.79	3.666250	670,246.57	475,035.84	1,145,282.41	-	149,798,087.22	-
A1B	02151DAD6	Senior	Fix-Act/360	161,197,446.16	3.596250	718,038.36	499,191.55	1,217,229.91	-	160,479,407.81	-
A2	02151DAE4	Senior	Fix-Act/360	129,860,662.63	3.726250	578,451.70	416,685.89	995,137.59	-	129,282,210.93	-
A3	02151DAG9	Senior	Fix-Act/360	77,917,156.15	3.876250	347,074.40	260,078.27	607,152.67	-	77,570,081.75	-
AR	02151DAA2	Senior	Fix-30/360	-	0.000000	-	-	-	-	-	-
CP	02151DAB0	Residual	Fix-Act/360	559,097,620.24	0.000000	-	650,918.43	650,918.43	-	556,783,809.21	-

M1	02151DAH7	Subordinate	Fix-Act/360	9,987,000.00	4.176250	-	35,915.40	35,915.40	-	9,987,000.00	-
M2	02151DAJ3	Subordinate	Fix-Act/360	6,462,000.00	4.376250	-	24,351.64	24,351.64	-	6,462,000.00	-
M3	02151DAK0	Subordinate	Fix-Act/360	2,938,000.00	4.626250	-	11,704.16	11,704.16	-	2,938,000.00	-
M4	02151DAL8	Subordinate	Fix-Act/360	2,937,000.00	5.126250	-	12,964.71	12,964.71	-	2,937,000.00	-
M5	02151DAM6	Subordinate	Fix-Act/360	2,937,000.00	5.126250	-	12,964.71	12,964.71	-	2,937,000.00	-
M6	02151DAN4	Subordinate	Fix-Act/360	3,525,000.00	5.126250	-	15,560.30	15,560.30	-	3,525,000.00	-
M7	02151DAP9	Subordinate	Fix-Act/360	3,231,000.00	5.126250	-	14,262.51	14,262.51	-	3,231,000.00	-

Totals				551,460,598.73		2,313,811.03	2,429,633.41	4,743,444.44	-	549,146,787.71	-

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
A1A	02151DAC8	158,685,000.00	150,468,333.79	670,246.57	670,246.57	-	-	149,798,087.22	0.943996517
A1B	02151DAD6	170,000,000.00	161,197,446.16	718,038.36	718,038.36	-	-	160,479,407.81	0.943996517
A2	02151DAE4	136,952,000.00	129,860,662.63	578,451.70	578,451.70	-	-	129,282,210.93	0.943996517
A3	02151DAG9	82,172,000.00	77,917,156.15	347,074.40	347,074.40	-	-	77,570,081.75	0.943996517
AR	02151DAA2	100.00	-	-	-	-	-	-	0.000000000
CP	02151DAB0	587,463,192.40	559,097,620.24	-	-	-	-	556,783,809.21	0.947776501

M1	02151DAH7	9,987,000.00	9,987,000.00	-	-	-	-	9,987,000.00	1.000000000
M2	02151DAJ3	6,462,000.00	6,462,000.00	-	-	-	-	6,462,000.00	1.000000000
M3	02151DAK0	2,938,000.00	2,938,000.00	-	-	-	-	2,938,000.00	1.000000000
M4	02151DAL8	2,937,000.00	2,937,000.00	-	-	-	-	2,937,000.00	1.000000000
M5	02151DAM6	2,937,000.00	2,937,000.00	-	-	-	-	2,937,000.00	1.000000000
M6	02151DAN4	3,525,000.00	3,525,000.00	-	-	-	-	3,525,000.00	1.000000000
M7	02151DAP9	3,231,000.00	3,231,000.00	-	-	-	-	3,231,000.00	1.000000000

Totals		579,826,100.00	551,460,598.73	2,313,811.03	2,313,811.03	-	-	549,146,787.71

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Total Interest Due	Net Rate Carryover Paid	Net Interest Shortfall	Interest Paid	Net Rate Carryover After Dist.
A1A	150,468,333.79	3.666250	3.666250	475,035.84	475,035.84	-	-	475,035.84	-
A1B	161,197,446.16	3.596250	3.596250	499,191.55	499,191.55	-	-	499,191.55	-
A2	129,860,662.63	3.726250	3.726250	416,685.89	416,685.89	-	-	416,685.89	-
A3	77,917,156.15	3.876250	3.876250	260,078.27	260,078.27	-	-	260,078.27	-
AR	-	0.000000	0.000000	-	-	-	-	-	-
CP	559,097,620.24	0.000000	1.352009	-	-	-	-	650,918.43	-

M1	9,987,000.00	4.176250	4.176250	35,915.40	35,915.40	-	-	35,915.40	-
M2	6,462,000.00	4.376250	4.376250	24,351.64	24,351.64	-	-	24,351.64	-
M3	2,938,000.00	4.626250	4.626250	11,704.16	11,704.16	-	-	11,704.16	-
M4	2,937,000.00	5.126250	5.126250	12,964.71	12,964.71	-	-	12,964.71	-
M5	2,937,000.00	5.126250	5.126250	12,964.71	12,964.71	-	-	12,964.71	-
M6	3,525,000.00	5.126250	5.126250	15,560.30	15,560.30	-	-	15,560.30	-
M7	3,231,000.00	5.126250	5.126250	14,262.51	14,262.51	-	-	14,262.51	-

Totals	551,460,598.73			1,778,714.98	1,778,714.98	-	-	2,429,633.41	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
A1A	02151DAC8	158,685,000.00	948.220271552	4.223755050	2.993577491	943.996516503	3.666250
A1B	02151DAD6	170,000,000.00	948.220271552	4.223755050	2.936420881	943.996516503	3.596250
A2	02151DAE4	136,952,000.00	948.220271552	4.223755050	3.042568872	943.996516503	3.726250
A3	02151DAG9	82,172,000.00	948.220271552	4.223755050	3.165047324	943.996516503	3.876250
AR	02151DAA2	100.00	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
CP	02151DAB0	587,463,192.40	951.715149941	0.000000000	1.108015681	947.776501427	0.000000

M1	02151DAH7	9,987,000.00	1000.000000000	0.000000000	3.596215278	1000.000000000	4.176250
M2	02151DAJ3	6,462,000.00	1000.000000000	0.000000000	3.768437500	1000.000000000	4.376250
M3	02151DAK0	2,938,000.00	1000.000000000	0.000000000	3.983715278	1000.000000000	4.626250
M4	02151DAL8	2,937,000.00	1000.000000000	0.000000000	4.414270833	1000.000000000	5.126250
M5	02151DAM6	2,937,000.00	1000.000000000	0.000000000	4.414270833	1000.000000000	5.126250
M6	02151DAN4	3,525,000.00	1000.000000000	0.000000000	4.414270833	1000.000000000	5.126250
M7	02151DAP9	3,231,000.00	1000.000000000	0.000000000	4.414270833	1000.000000000	5.126250

Totals		579,826,100.00	951.079295551	3.990525832	4.190279482	947.088769736

THE BANK OF NEW YORK
101 Barclay Street, 4 West
New York, NY 10286
Officer:	Corrie Wagner	212-815-8357
Associate:	William Herrmann	212-815-4595

Pool Level Data
Distribution Date									2/25/2008
Cut-off Date									7/1/2007
Record Date									1/31/2008
Determination Date									2/1/2008
LIBOR Determination Date									1/23/2008
Accrual Period 30/360				Begin					1/1/2008
				End					2/1/2008
Number of Days in 30/360 Accrual Period									30

Accrual Period Actual Days				Begin					1/25/2008
				End					2/25/2008
Number of Days in Actual Accrual Period									31

Additional Rate Detail

	Libor Rate								3.3762500%

	Libor Certificates Net Rate Cap								6.5284195%

Collateral Detail

	Original Mortgage Loan Details

	Original Aggregate Loan Count								1,257
	Original Stated Principal Balance								587,463,192.40
	Original Weighted Average Mortgage Rate								7.16910%
	Original Weighted Average Net Mortgage Rate								6.76679%
	Original Weighted Average Remaining Term								364

	Current Mortgage Loan Details

	Beginning Aggregate Loan Count								1,203
	Loans Paid Off or otherwise removed pursuant to the PSA								10
	Ending Aggregate Loan Count								1,193

	Beginning Pool Stated Principal Balance								559,097,620.24
	Scheduled Principal								(1,266,948.74)
	Unscheduled Principal								3,580,759.77
	Realized Principal Losses								-
	Ending Pool Stated Principal Balance								556,783,809.21

	Beginning Weighted Average Mortgage Rate								7.14870%
	Beginning Weighted Average Net Mortgage Rate								6.74603%
	Ending Weighted Average Mortgage Rate								7.14573%
	Ending Weighted Average Net Mortgage Rate								6.74328%

	Beginning Weighted Average Remaining Term to Maturity								358
	Ending Weighted Average Remaining Term to Maturity								357

	Loan Substitution

	Aggregate Stated of Principal Balances Removed								-
	Aggregate Stated of Principal Balance Added								-
	Aggregate Principal Substitution Shortfall Amount								-

	Fees of the Trust

	Gross Master Servicing Fee								174,718.01
	Net Master Servicing Fee								173,280.01
	Trustee Fee								4,193.23
	Certificate Insurance Premium								-
	Mortgage Insurance Premium								8,697.07
	Total Net Fees of the Trust								186,170.32

	Servicer Advances

	Principal Advances								(94,458.38)
	Interest Advances								234,671.34
	Reimbursement for Principal & Interest Advances								-
	Reimbursement for Nonrecoverable Advances								-
	Total Advances								140,212.96

	Mortgage Prepayment Details

	Principal Balance of Loans Paid in Full								3,301,019.18
	Prepayment Interest Excess								-
	Prepayment Interest Shortfall								1,437.99
	Compensating Interest								1,437.99
	Non-Supported Prepayment Interest Shortfall								-
	Prepayment Charges								43,048.00
	CPR %								7.40423%
	SMM %								0.63901%

Group 1 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	34	18,046,942	0	0	0	0	0	0	34	18,046,942
	2.85%	3.2413%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	2.85%	3.2413%

60 - 89	12	4,888,097	0	0	0	0	0	0	12	4,888,097
	1.01%	0.8779%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	1.01%	0.8779%

90 - 119	15	6,075,892	0	0	0	0	1	408,851	16	6,484,743
	1.26%	1.0912%	0.00%	0.0000%	0.00%	0.0000%	0.08%	0.0734%	1.34%	1.1647%

120 - 149	6	3,072,750	0	0	4	2,694,496	0	0	10	5,767,246
	0.50%	0.5519%	0.00%	0.0000%	0.34%	0.4839%	0.00%	0.0000%	0.84%	1.0358%

150 - 179	3	1,103,764	0	0	1	451,727	0	0	4	1,555,490
	0.25%	0.1982%	0.00%	0.0000%	0.08%	0.0811%	0.00%	0.0000%	0.34%	0.2794%

180 - 269	2	659,284	0	0	4	2,352,907	0	0	6	3,012,191
	0.17%	0.1184%	0.00%	0.0000%	0.34%	0.4226%	0.00%	0.0000%	0.50%	0.5410%

270 - 359	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Total	72	33,846,729	0	0	9	5,499,129	1	408,851	82	39,754,710
	6.04%	6.0790%	0.00%	0.0000%	0.75%	0.9877%	0.08%	0.0734%	6.87%	7.1401%

30+	72	33,846,729	0	0	9	5,499,129	1	408,851	82	39,754,710
	6.04%	6.0790%	0.00%	0.0000%	0.75%	0.9877%	0.08%	0.0734%	6.87%	7.1401%

60+	38	15,799,787	0	0	9	5,499,129	1	408,851	48	21,707,767
	3.19%	2.8377%	0.00%	0.0000%	0.75%	0.9877%	0.08%	0.0734%	4.02%	3.8988%

90+	26	10,911,689	0	0	9	5,499,129	1	408,851	36	16,819,670
	2.18%	1.9598%	0.00%	0.0000%	0.75%	0.9877%	0.08%	0.0734%	3.02%	3.0209%

120+	11	4,835,798	0	0	9	5,499,129	0	0	20	10,334,927
	0.92%	0.8685%	0.00%	0.0000%	0.75%	0.9877%	0.00%	0.0000%	1.68%	1.8562%

150+	5	1,763,048	0	0	5	2,804,633	0	0	10	4,567,681
	0.42%	0.3166%	0.00%	0.0000%	0.42%	0.5037%	0.00%	0.0000%	0.84%	0.8204%

180+	2	659,284	0	0	4	2,352,907	0	0	6	3,012,191
	0.17%	0.1184%	0.00%	0.0000%	0.34%	0.4226%	0.00%	0.0000%	0.50%	0.5410%

270+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Group 1 - Historical Delinquency Information

Loan Status	2/25/2008							1/25/2008
30 - 59	#	Balance						#	Balance
	34	18,046,942						37	16,433,328
	2.85%	3.2413%						3.08%	2.9393%

60 - 89	12	4,888,097						19	7,307,060
	1.01%	0.8779%						1.58%	1.3069%

90 - 119	15	6,075,892						10	5,733,038
	1.26%	1.0912%						0.83%	1.0254%

120 - 149	6	3,072,750						4	1,754,390
	0.50%	0.5519%						0.33%	0.3138%

150 - 179	3	1,103,764						3	1,697,995
	0.25%	0.1982%						0.25%	0.3037%

180 - 269	2	659,284						1	351,113
	0.17%	0.1184%						0.08%	0.0628%

270 - 359	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

360+	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

Total Delinquent Loans	72	33,846,729						74	33,276,924
	6.04%	6.0790%						6.15%	5.9519%

Total Bankruptcies	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

Total Foreclosures	9	5,499,129						4	1,670,506
	0.75%	0.9877%						0.33%	0.2988%

Total REOs	1	408,851						0	0
	0.08%	0.0734%						0.00%	0.0000%

Total BK, FC & REO	10	5,907,981						4	1,670,506
	0.84%	1.0611%						0.33%	0.2988%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	82	39,754,710						78	34,947,430
	6.87%	7.1401%						6.48%	6.2507%

60+	48	21,707,767						41	18,514,102
	4.02%	3.8988%						3.41%	3.3114%

90+	36	16,819,670						22	11,207,041
	3.02%	3.0209%						1.83%	2.0045%

120+	20	10,334,927						12	5,474,003
	1.68%	1.8562%						1.00%	0.9791%

150+	10	4,567,681						7	3,268,966
	0.84%	0.8204%						0.58%	0.5847%

180+	6	3,012,191						1	351,113
	0.50%	0.5410%						0.08%	0.0628%

270+	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

360+	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

Realized Loss Detail

	Realized Losses

	Current Period Realized Losses								-
	Cumulative Realized Losses								-
	Total Liquidated Loan Balance								-
	Total Liquidated Proceeds								-
	Subsequent Recoveries								-
	MDR ( Monthly Default Rate )								0.00000%
	CDR ( Conditional Default Rate )								0.00000%

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I

				N/A

Servicer Remittance Summary

	Interest Remittance Amount

	Scheduled Interest Collected								3,329,246.40
	Plus: Compensating Interest								1,437.99
	Less: Servicing Fees								174,718.01
	Less: Mortgage Insurance Premium								8,697.07
	Total Interest Remittance Amount								3,147,269.32

	Principal Remittance Amount

	Scheduled Principal								(1,266,948.74)
	Curtailment Principal								279,740.59
	Paid in Full Principal								3,301,019.18
	Repurchased Principal								-
	Liquidation Principal								-
	Subsequent Recoveries								-
	Less: Non-Recoverable Principal Advances relating to Principal								-
	Total Principal Remittance Amount								2,313,811.03

	Other Remittance Amounts

	Prepayment Charge								43,048.00
	Other Amounts Required								-
	Total Other Remittance								43,048.00

	Total Servicer Remittance								5,504,128.35

Distributable Amounts

	Principal Distribution Amount

	Principal Remittance Amount								2,313,811.03
	Plus: Supplemental Loan Deposit								-
	Plus: Extra Principal Distribution Amount								-
	Less: OC Reduction								-
	Principal Distribution Amount								2,313,811.03

	Interest Funds

	Interest Remittance								3,147,269.32
	Less: Trustee Fee								4,193.23
	Interest Funds								3,143,076.09

Distribution Summary

	Amounts Available for Distribution

	Total Servicer Remittance								5,504,128.35
	Investment Income								-
	Corridor Proceeds								-
	Capitalized Interest Account withdrawal								-
	Supplemental Loan Deposit								-
	Carryover Reserve Fund withdrawal								-
	Principal Reserve Fund withdrawal								-
	Other Amounts								-
	Total Available								5,504,128.35

	Distribution Payments

	Trustee Fee								4,193.23
	Swap Payments (Out) & Fees								756,490.66
	Class Payments								4,743,444.45
	Total Payments								5,504,128.35

Trust Accounts

	Distribution Account

	Beginning Balance								-
	Deposit								5,504,128.35
	Withdrawal								5,504,128.35
	Ending Balance								-

	Carryover Reserve Account

	Beginning Balance								-
	Deposits								-
	Withdrawals								-
	Ending Balance								-

	Full Swap Account

	Beginning Balance								-
	Deposits								746,774.04
	Withdrawals								746,774.04
	Ending Balance								-

	A1B Swap Account

	Beginning Balance								-
	Deposit								9,716.62
	Withdrawals								9,716.62
	Ending Balance								-

Net Rate Carryover Details

	Net Rate Cap Details

	Libor Rate								3.37625%
	Net Rate Cap for A1B								6.52842%
	Net Rate Cap for Senior Certs								6.52842%
	Net Rate Cap for Subordinate Certs								6.52842%

Class				Beginning Balance	Interest Thereon	Current Period Amount	Amount Paid	Ending Amount
A1A				-	-	-	-	-
A1B				-	-	-	-	-
A2				-	-	-	-	-
A3				-	-	-	-	-
M1				-	-	-	-	-
M2				-	-	-	-	-
M3				-	-	-	-	-
M4				-	-	-	-	-
M5				-	-	-	-	-
M6				-	-	-	-	-
M7				-	-	-	-	-
Total				--	--	--	--	--

Credit Enhancements

	Overcollateralization Details

	OC Prior								7,637,021.50
	OC Floor								2,937,315.96
	OC Target								7,637,021.50
	OC Deficiency								-
	OC Reduction								-
	OC Ending								7,637,021.50

Trigger Event Details

	Delinquency Trigger Test

	Current Month								21,707,767.29
	1 Month Prior								18,514,101.54
	2 Months Prior								12,805,613.93

	Three-month Rolling Delinquency Rate								3.15347%
	Senior Enhancement Percentage								7.09250%
	Specified Delinquency Rate Trigger								100.00000%

	Is Delinquency Trigger Event in Effect?							NO

	Delinquency Trigger Event applicable only on
	or after the Step-Down Date

	Cumulative Loss Trigger Test

	Cumulative Loss Percentage								0.00000%
	Specified Cumulative Loss Percentage								100.00000%

	Is Cumulative Loss Trigger Event in Effect?							NO

	Cumulative Loss Trigger Event applicable
	only on or after the Step-Down Date

	Is Trigger Event in Effect?							NO

	Has Stepdown Date been reached?							NO

Prepayment Loan Details

	Prepayment Penalties								43,048.00

Loan ID				Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I

168503351				114,019.26	1/30/2008	-	MO	8.250	8	Paid in Full
169907588				217,825.85	2/14/2008	-	MI	6.875	7	Paid in Full
165465467				671,066.33	1/31/2008	-	CA	7.375	9	Paid in Full
168524555				254,696.57	2/5/2008	6,972.00	AZ	7.000	10	Paid in Full
168527420				262,778.09	2/13/2008	7,540.00	WA	7.250	12	Paid in Full

169626706				306,650.87	1/23/2008	-	NJ	8.250	7	Paid in Full
168526660				490,260.12	2/14/2008	-	CA	7.625	10	Paid in Full
165853861				82,801.25	2/13/2008	-	SC	8.250	8	Paid in Full
161784336				274,622.76	2/6/2008	8,505.00	WA	7.875	8	Paid in Full
169362922				617,943.63	1/25/2008	20,031.00	WA	8.250	8	Paid in Full

Stratification Tables

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	100,000.00	24	2.012	1,955,475.54	0.351
100,000.00	-	200,000.00	185	15.507	29,217,470.02	5.248
200,000.00	-	300,000.00	247	20.704	62,378,250.49	11.203
300,000.00	-	400,000.00	187	15.675	66,052,065.54	11.863
400,000.00	-	500,000.00	186	15.591	84,126,883.32	15.109
500,000.00	-	600,000.00	111	9.304	61,686,673.00	11.079
600,000.00	-	700,000.00	77	6.454	50,189,307.29	9.014
700,000.00	-	800,000.00	35	2.934	26,729,545.23	4.801
800,000.00	-	900,000.00	31	2.598	26,532,120.43	4.765
900,000.00	-	1,000,000.00	37	3.101	36,504,250.98	6.556
1,000,000.00	-	1,100,000.00	7	0.587	7,483,482.05	1.344
1,100,000.00	-	1,200,000.00	9	0.754	10,637,735.15	1.911
1,200,000.00	-	1,300,000.00	13	1.090	16,546,774.90	2.972
1,300,000.00	-	1,400,000.00	7	0.587	9,505,742.35	1.707
1,400,000.00	-	1,500,000.00	10	0.838	14,892,912.02	2.675
1,500,000.00	-	1,600,000.00	3	0.251	4,745,874.87	0.852
1,600,000.00	-	1,700,000.00	5	0.419	8,317,747.76	1.494
1,700,000.00	-	1,800,000.00	4	0.335	7,118,206.05	1.278
1,800,000.00	-	1,900,000.00	4	0.335	7,518,773.46	1.350
1,900,000.00	-	2,000,000.00	3	0.251	6,055,296.87	1.088
>		2,000,000.00	8	0.671	18,589,221.89	3.339
		Wgt Ave / Total:	1193	100.000	556,783,809.21	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		0.0	0	0.000	-	0.000
0.0	-	0.5	0	0.000	-	0.000
0.5	-	1.0	0	0.000	-	0.000
1.0	-	1.5	0	0.000	-	0.000
1.5	-	2.0	0	0.000	-	0.000
2.0	-	2.5	0	0.000	-	0.000
2.5	-	3.0	0	0.000	-	0.000
3.0	-	3.5	0	0.000	-	0.000
3.5	-	4.0	0	0.000	-	0.000
4.0	-	4.5	0	0.000	-	0.000
4.5	-	5.0	1	0.084	197,946.58	0.036
5.0	-	5.5	3	0.251	2,915,797.42	0.524
5.5	-	6.0	16	1.341	10,120,884.81	1.818
6.0	-	6.5	129	10.813	71,387,102.35	12.821
6.5	-	7.0	375	31.433	186,573,362.74	33.509
7.0	-	7.5	337	28.248	155,996,358.87	28.017
7.5	-	8.0	227	19.028	94,549,401.97	16.981
8.0	-	8.5	86	7.209	28,243,704.51	5.073
8.5	-	9.0	17	1.425	6,121,590.82	1.099
9.0	-	9.5	2	0.168	677,659.14	0.122
9.5	-	10.0	0	0.000	-	0.000
>		10.0	0	0.000	-	0.000
		Wgt Ave / Total:	1193	100.000	556,783,809.21	100.000

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	506	42.414	281,792,672.52	50.611
		FL	175	14.669	66,017,290.10	11.857
		AZ	46	3.856	17,281,271.32	3.104
		VA	17	1.425	8,602,054.34	1.545
		WA	89	7.460	38,679,884.85	6.947
		CO	14	1.174	5,065,762.11	0.910
		Others	346	29.003	139,344,873.97	25.027
		Wgt Ave / Total:	1193	100.000	556,783,809.21	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	0	0.000	-	0.000
300	-	360	1149	96.312	535,679,956.82	96.210
>		360	44	3.688	21,103,852.39	3.790
		Wgt Ave / Total:	1193	100.000	556,783,809.21	100.000

THE BANK OF NEW YORK
101 Barclay Street, 4 West			Distribution Date: 03/25/08
New York, NY 10286
Officer:	Corrie Wagner	212-815-8357
Associate:	William Herrmann	212-815-4595

CWALT, Inc.
Alternative Loan Trust 2007-OH03
Mortgage Pass-Through Certificates, Series 2007-OH03

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
A1A	02151DAC8	Senior	Fix-Act/360	149,798,087.22	3.425000	1,997,280.13	413,297.08	2,410,577.22	-	147,800,807.09	-
A1B	02151DAD6	Senior	Fix-Act/360	160,479,407.81	3.355000	2,139,695.77	433,717.89	2,573,413.65	-	158,339,712.04	-
A2	02151DAE4	Senior	Fix-Act/360	129,282,210.93	3.485000	1,723,738.91	362,941.85	2,086,680.76	-	127,558,472.02	-
A3	02151DAG9	Senior	Fix-Act/360	77,570,081.75	3.635000	1,034,253.41	227,140.28	1,261,393.70	-	76,535,828.34	-
AR	02151DAA2	Senior	Fix-30/360	-	0.000000	-	-	-	-	-	-
CP	02151DAB0	Residual	Fix-Act/360	556,783,809.21	0.000000	-	707,076.13	707,076.13	-	549,888,840.99	-

M1	02151DAH7	Subordinate	Fix-Act/360	9,987,000.00	3.935000	-	31,657.40	31,657.40	-	9,987,000.00	-
M2	02151DAJ3	Subordinate	Fix-Act/360	6,462,000.00	4.135000	-	21,524.74	21,524.74	-	6,462,000.00	-
M3	02151DAK0	Subordinate	Fix-Act/360	2,938,000.00	4.385000	-	10,378.08	10,378.08	-	2,938,000.00	-
M4	02151DAL8	Subordinate	Fix-Act/360	2,937,000.00	4.885000	-	11,557.50	11,557.50	-	2,937,000.00	-
M5	02151DAM6	Subordinate	Fix-Act/360	2,937,000.00	4.885000	-	11,557.50	11,557.50	-	2,937,000.00	-
M6	02151DAN4	Subordinate	Fix-Act/360	3,525,000.00	4.885000	-	13,871.36	13,871.36	-	3,525,000.00	-
M7	02151DAP9	Subordinate	Fix-Act/360	3,231,000.00	4.885000	-	12,714.43	12,714.43	-	3,231,000.00	-

Totals				549,146,787.71		6,894,968.22	2,257,434.24	9,152,402.47	-	542,251,819.49	-

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
A1A	02151DAC8	158,685,000.00	149,798,087.22	1,997,280.13	1,997,280.13	-	-	147,800,807.09	0.931410071
A1B	02151DAD6	170,000,000.00	160,479,407.81	2,139,695.77	2,139,695.77	-	-	158,339,712.04	0.931410071
A2	02151DAE4	136,952,000.00	129,282,210.93	1,723,738.91	1,723,738.91	-	-	127,558,472.02	0.931410071
A3	02151DAG9	82,172,000.00	77,570,081.75	1,034,253.41	1,034,253.41	-	-	76,535,828.34	0.931410071
AR	02151DAA2	100.00	-	-	-	-	-	-	0.000000000
CP	02151DAB0	587,463,192.40	556,783,809.21	-	-	-	-	549,888,840.99	0.936039650

M1	02151DAH7	9,987,000.00	9,987,000.00	-	-	-	-	9,987,000.00	1.000000000
M2	02151DAJ3	6,462,000.00	6,462,000.00	-	-	-	-	6,462,000.00	1.000000000
M3	02151DAK0	2,938,000.00	2,938,000.00	-	-	-	-	2,938,000.00	1.000000000
M4	02151DAL8	2,937,000.00	2,937,000.00	-	-	-	-	2,937,000.00	1.000000000
M5	02151DAM6	2,937,000.00	2,937,000.00	-	-	-	-	2,937,000.00	1.000000000
M6	02151DAN4	3,525,000.00	3,525,000.00	-	-	-	-	3,525,000.00	1.000000000
M7	02151DAP9	3,231,000.00	3,231,000.00	-	-	-	-	3,231,000.00	1.000000000

Totals		579,826,100.00	549,146,787.71	6,894,968.22	6,894,968.22	-	-	542,251,819.49

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Total Interest Due	Net Rate Carryover Paid	Net Interest Shortfall	Interest Paid	Net Rate Carryover After Dist.
A1A	149,798,087.22	3.425000	3.425000	413,297.08	413,297.08	-	-	413,297.08	-
A1B	160,479,407.81	3.355000	3.355000	433,717.89	433,717.89	-	-	433,717.89	-
A2	129,282,210.93	3.485000	3.485000	362,941.85	362,941.85	-	-	362,941.85	-
A3	77,570,081.75	3.635000	3.635000	227,140.28	227,140.28	-	-	227,140.28	-
AR	-	0.000000	0.000000	-	-	-	-	-	-
CP	556,783,809.21	0.000000	1.576464	-	-	-	-	707,076.13	-

M1	9,987,000.00	3.935000	3.935000	31,657.40	31,657.40	-	-	31,657.40	-
M2	6,462,000.00	4.135000	4.135000	21,524.74	21,524.74	-	-	21,524.74	-
M3	2,938,000.00	4.385000	4.385000	10,378.08	10,378.08	-	-	10,378.08	-
M4	2,937,000.00	4.885000	4.885000	11,557.50	11,557.50	-	-	11,557.50	-
M5	2,937,000.00	4.885000	4.885000	11,557.50	11,557.50	-	-	11,557.50	-
M6	3,525,000.00	4.885000	4.885000	13,871.36	13,871.36	-	-	13,871.36	-
M7	3,231,000.00	4.885000	4.885000	12,714.43	12,714.43	-	-	12,714.43	-

Totals	549,146,787.71			1,550,358.11	1,550,358.11	-	-	2,257,434.24	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
A1A	02151DAC8	158,685,000.00	943.996516503	12.586445677	2.604512611	931.410070825	3.425000
A1B	02151DAD6	170,000,000.00	943.996516503	12.586445677	2.551281696	931.410070825	3.355000
A2	02151DAE4	136,952,000.00	943.996516503	12.586445677	2.650139109	931.410070825	3.485000
A3	02151DAG9	82,172,000.00	943.996516503	12.586445677	2.764205355	931.410070825	3.635000
AR	02151DAA2	100.00	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
CP	02151DAB0	587,463,192.40	947.776501427	0.000000000	1.203609250	936.039649980	0.000000

M1	02151DAH7	9,987,000.00	1000.000000000	0.000000000	3.169861111	1000.000000000	3.935000
M2	02151DAJ3	6,462,000.00	1000.000000000	0.000000000	3.330972222	1000.000000000	4.135000
M3	02151DAK0	2,938,000.00	1000.000000000	0.000000000	3.532361111	1000.000000000	4.385000
M4	02151DAL8	2,937,000.00	1000.000000000	0.000000000	3.935138889	1000.000000000	4.885000
M5	02151DAM6	2,937,000.00	1000.000000000	0.000000000	3.935138889	1000.000000000	4.885000
M6	02151DAN4	3,525,000.00	1000.000000000	0.000000000	3.935138889	1000.000000000	4.885000
M7	02151DAP9	3,231,000.00	1000.000000000	0.000000000	3.935138889	1000.000000000	4.885000

Totals		579,826,100.00	947.088769736	11.891441624	3.893295317	935.197328113

THE BANK OF NEW YORK
101 Barclay Street, 4 West
New York, NY 10286
Officer:	Corrie Wagner	212-815-8357
Associate:	William Herrmann	212-815-4595

Pool Level Data
Distribution Date									3/25/2008
Cut-off Date									7/1/2007
Record Date									2/29/2008
Determination Date									3/1/2008
LIBOR Determination Date									2/21/2008
Accrual Period 30/360				Begin					2/1/2008
				End					3/1/2008
Number of Days in 30/360 Accrual Period									30

Accrual Period Actual Days				Begin					2/25/2008
				End					3/25/2008
Number of Days in Actual Accrual Period									29

Additional Rate Detail

	Libor Rate								3.1350000%

	Libor Certificates Net Rate Cap								6.9758092%

Collateral Detail

	Original Mortgage Loan Details

	Original Aggregate Loan Count								1,257
	Original Stated Principal Balance								587,463,192.40
	Original Weighted Average Mortgage Rate								7.16910%
	Original Weighted Average Net Mortgage Rate								6.76679%
	Original Weighted Average Remaining Term								364

	Current Mortgage Loan Details

	Beginning Aggregate Loan Count								1,193
	Loans Paid Off or otherwise removed pursuant to the PSA								15
	Ending Aggregate Loan Count								1,178

	Beginning Pool Stated Principal Balance								556,783,809.21
	Scheduled Principal								(1,262,615.68)
	Unscheduled Principal								8,157,583.90
	Realized Principal Losses								-
	Ending Pool Stated Principal Balance								549,888,840.99

	Beginning Weighted Average Mortgage Rate								7.14573%
	Beginning Weighted Average Net Mortgage Rate								6.74328%
	Ending Weighted Average Mortgage Rate								7.14614%
	Ending Weighted Average Net Mortgage Rate								6.74421%

	Beginning Weighted Average Remaining Term to Maturity								357
	Ending Weighted Average Remaining Term to Maturity								356

	Loan Substitution

	Aggregate Stated of Principal Balances Removed								-
	Aggregate Stated of Principal Balance Added								-
	Aggregate Principal Substitution Shortfall Amount								-

	Fees of the Trust

	Gross Master Servicing Fee								173,994.94
	Net Master Servicing Fee								169,295.99
	Trustee Fee								4,175.88
	Certificate Insurance Premium								-
	Mortgage Insurance Premium								8,559.63
	Total Net Fees of the Trust								182,031.50

	Servicer Advances

	Principal Advances								(107,108.18)
	Interest Advances								266,501.20
	Reimbursement for Principal & Interest Advances								-
	Reimbursement for Nonrecoverable Advances								-
	Total Advances								159,393.02

	Mortgage Prepayment Details

	Principal Balance of Loans Paid in Full								7,891,052.26
	Prepayment Interest Excess								-
	Prepayment Interest Shortfall								4,698.95
	Compensating Interest								4,698.95
	Non-Supported Prepayment Interest Shortfall								-
	Prepayment Charges								26,495.31
	CPR %								16.19790%
	SMM %								1.46181%

Group 1 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	-	0	-	0	-	0	-
			0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

30 - 59	32	15,191,274.27	0	-	0	-	0	-	32	15,191,274.27
	2.72%	2.76%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	2.72%	2.76%

60 - 89	12	8,001,447.66	0	-	0	-	0	-	12	8,001,447.66
	1.02%	1.46%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	1.02%	1.46%

90 - 119	13	5,711,093.02	0	-	0	-	0	-	13	5,711,093.02
	1.10%	1.04%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	1.10%	1.04%

120 - 149	10	3,347,039.49	0	-	5	2,743,356.77	1	409,944.43	16	6,500,340.69
	0.85%	0.61%	0.00%	0.00%	0.42%	0.50%	0.08%	0.07%	1.36%	1.18%

150 - 179	3	1,355,362.47	0	-	6	3,769,710.16	0	-	9	5,125,072.63
	0.25%	0.25%	0.00%	0.00%	0.51%	0.69%	0.00%	0.00%	0.76%	0.93%

180 - 269	4	1,459,126.98	1	1,008,964.48	5	2,109,996.93	0	-	10	4,578,088.39
	0.34%	0.27%	0.08%	0.18%	0.42%	0.38%	0.00%	0.00%	0.85%	0.83%

270 - 359	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

360+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total	74	35,065,343.89	1	1,008,964.48	16	8,623,063.86	1	409,944.43	92	45,107,316.66
	6.28%	6.38%	0.08%	0.18%	1.36%	1.57%	0.08%	0.07%	7.81%	8.20%

Group 1 - Current Delinquency Information (continued)

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
30+	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
	74	35,065,343.89	1	1,008,964.48	16	8,623,063.86	1	409,944.43	92	45,107,316.66
	6.28%	6.38%	0.08%	0.18%	1.36%	1.57%	0.08%	0.07%	7.81%	8.20%

60+	42	19,874,069.62	1	1,008,964.48	16	8,623,063.86	1	409,944.43	60	29,916,042.39
	3.57%	3.61%	0.08%	0.18%	1.36%	1.57%	0.08%	0.07%	5.09%	5.44%

90+	30	11,872,621.96	1	1,008,964.48	16	8,623,063.86	1	409,944.43	48	21,914,594.73
	2.55%	2.16%	0.08%	0.18%	1.36%	1.57%	0.08%	0.07%	4.07%	3.99%

120+	17	6,161,528.94	1	1,008,964.48	16	8,623,063.86	1	409,944.43	35	16,203,501.71
	1.44%	1.12%	0.08%	0.18%	1.36%	1.57%	0.08%	0.07%	2.97%	2.95%

150+	7	2,814,489.45	1	1,008,964.48	11	5,879,707.09	0	-	19	9,703,161.02
	0.59%	0.51%	0.08%	0.18%	0.93%	1.07%	0.00%	0.00%	1.61%	1.76%

180+	4	1,459,126.98	1	1,008,964.48	5	2,109,996.93	0	-	10	4,578,088.39
	0.34%	0.27%	0.08%	0.18%	0.42%	0.38%	0.00%	0.00%	0.85%	0.83%

270+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

360+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Group 1 - Historical Delinquency Information

Loan Status	3/25/2008					2/25/2008		1/25/2008
30 - 59	#	Balance				#	Balance	#	Balance
	32	15,191,274.27				34	18,046,942.47	37	16,433,328.08
	2.72%	2.76%				2.85%	3.24%	3.08%	2.94%

60 - 89	12	8,001,447.66				12	4,888,097.48	19	7,307,060.32
	1.02%	1.46%				1.01%	0.88%	1.58%	1.31%

90 - 119	13	5,711,093.02				15	6,075,891.75	10	5,733,038.29
	1.10%	1.04%				1.26%	1.09%	0.83%	1.03%

120 - 149	10	3,347,039.49				6	3,072,749.99	4	1,754,389.61
	0.85%	0.61%				0.50%	0.55%	0.33%	0.31%

150 - 179	3	1,355,362.47				3	1,103,763.52	3	1,697,995.31
	0.25%	0.25%				0.25%	0.20%	0.25%	0.30%

180 - 269	4	1,459,126.98				2	659,284.00	1	351,112.50
	0.34%	0.27%				0.17%	0.12%	0.08%	0.06%

270 - 359	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

360+	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

Total Delinquent Loans	74	35,065,343.89				72	33,846,729.21	74	33,276,924.11
	6.28%	6.38%				6.04%	6.08%	6.15%	5.95%

Group 1 - Historical Delinquency Information (continued)

Loan Status	3/25/2008					2/25/2008		1/25/2008
Total Bankruptcies	#	Balance				#	Balance	#	Balance
	1	1,008,964.48				0	-	0	-
	0.08%	0.18%				0.00%	0.00%	0.00%	0.00%

Total Foreclosures	16	8,623,063.86				9	5,499,129.24	4	1,670,505.51
	1.36%	1.57%				0.75%	0.99%	0.33%	0.30%

Total REOs	1	409,944.43				1	408,851.31	0	-
	0.08%	0.07%				0.08%	0.07%	0.00%	0.00%

Total BK, FC & REO	18	10,041,972.77				10	5,907,980.55	4	1,670,505.51
	1.53%	1.83%				0.84%	1.06%	0.33%	0.30%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	92	45,107,316.66				82	39,754,709.76	78	34,947,429.62
	7.81%	8.20%				6.87%	7.14%	6.48%	6.25%

60+	60	29,916,042.39				48	21,707,767.29	41	18,514,101.54
	5.09%	5.44%				4.02%	3.90%	3.41%	3.31%

90+	48	21,914,594.73				36	16,819,669.81	22	11,207,041.22
	4.07%	3.99%				3.02%	3.02%	1.83%	2.00%

120+	35	16,203,501.71				20	10,334,926.75	12	5,474,002.93
	2.97%	2.95%				1.68%	1.86%	1.00%	0.98%

150+	19	9,703,161.02				10	4,567,680.99	7	3,268,965.53
	1.61%	1.76%				0.84%	0.82%	0.58%	0.58%

180+	10	4,578,088.39				6	3,012,190.79	1	351,112.50
	0.85%	0.83%				0.50%	0.54%	0.08%	0.06%

270+	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

360+	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

Realized Loss Detail

	Realized Losses

	Current Period Realized Losses								-
	Cumulative Realized Losses								11.00
	Total Liquidated Loan Balance								-
	Total Liquidated Proceeds								-
	Subsequent Recoveries								(11.00)
	MDR ( Monthly Default Rate )								0.00000%
	CDR ( Conditional Default Rate )								0.00000%

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I

				N/A

Servicer Remittance Summary

	Interest Remittance Amount

	Scheduled Interest Collected								3,310,823.55
	Plus: Compensating Interest								4,698.95
	Less: Servicing Fees								173,994.94
	Less: Mortgage Insurance Premium								8,559.63
	Total Interest Remittance Amount								3,132,967.93

	Principal Remittance Amount

	Scheduled Principal								(1,262,615.68)
	Curtailment Principal								266,531.64
	Paid in Full Principal								7,891,052.26
	Repurchased Principal								-
	Liquidation Principal								-
	Subsequent Recoveries								(11.00)
	Less: Non-Recoverable Principal Advances relating to Principal								-
	Total Principal Remittance Amount								6,894,957.22

	Other Remittance Amounts

	Prepayment Charge								26,495.31
	Other Amounts Required								-
	Total Other Remittance								26,495.31

	Total Servicer Remittance								10,054,420.46

Distributable Amounts

	Principal Distribution Amount

	Principal Remittance Amount								6,894,957.22
	Plus: Supplemental Loan Deposit								-
	Plus: Extra Principal Distribution Amount								11.00
	Less: OC Reduction								-
	Principal Distribution Amount								6,894,968.22

	Interest Funds

	Interest Remittance								3,132,967.93
	Less: Trustee Fee								4,175.88
	Interest Funds								3,128,792.05

Distribution Summary

	Amounts Available for Distribution

	Total Servicer Remittance								10,054,420.46
	Investment Income								-
	Corridor Proceeds								-
	Capitalized Interest Account withdrawal								-
	Supplemental Loan Deposit								-
	Carryover Reserve Fund withdrawal								-
	Principal Reserve Fund withdrawal								-
	Other Amounts								-
	Total Available								10,054,420.46

	Distribution Payments

	Trustee Fee								4,175.88
	Swap Payments (Out) & Fees								897,842.10
	Class Payments								9,152,402.49
	Total Payments								10,054,420.46

Trust Accounts

	Distribution Account

	Beginning Balance								-
	Deposit								10,054,420.46
	Withdrawal								10,054,420.46
	Ending Balance								-

	Carryover Reserve Account

	Beginning Balance								-
	Deposits								-
	Withdrawals								-
	Ending Balance								-

	Full Swap Account

	Beginning Balance								-
	Deposits								888,792.84
	Withdrawals								888,792.84
	Ending Balance								-

	A1B Swap Account

	Beginning Balance								-
	Deposit								9,049.26
	Withdrawals								9,049.26
	Ending Balance								-

Net Rate Carryover Details

	Net Rate Cap Details

	Libor Rate								3.13500%
	Net Rate Cap for A1B								6.97581%
	Net Rate Cap for Senior Certs								6.97581%
	Net Rate Cap for Subordinate Certs								6.97581%

Class				Beginning Balance	Interest Thereon	Current Period Amount	Amount Paid	Ending Amount
A1A				-	-	-	-	-
A1B				-	-	-	-	-
A2				-	-	-	-	-
A3				-	-	-	-	-
M1				-	-	-	-	-
M2				-	-	-	-	-
M3				-	-	-	-	-
M4				-	-	-	-	-
M5				-	-	-	-	-
M6				-	-	-	-	-
M7				-	-	-	-	-
Total				--	--	--	--	--

Credit Enhancements

	Overcollateralization Details

	OC Prior								7,637,021.50
	OC Floor								2,937,315.96
	OC Target								7,637,021.50
	OC Deficiency								-
	OC Reduction								-
	OC Ending								7,637,021.50

Trigger Event Details

	Delinquency Trigger Test

	Current Month								29,916,042.39
	1 Month Prior								21,707,767.29
	2 Months Prior								18,514,101.54

	Three-month Rolling Delinquency Rate								4.21686%
	Senior Enhancement Percentage								7.12198%
	Specified Delinquency Rate Trigger								100.00000%

	Is Delinquency Trigger Event in Effect?							NO

	Delinquency Trigger Event applicable only on
	or after the Step-Down Date

	Cumulative Loss Trigger Test

	Cumulative Loss Percentage								0.00000%
	Specified Cumulative Loss Percentage								100.00000%

	Is Cumulative Loss Trigger Event in Effect?							NO

	Cumulative Loss Trigger Event applicable
	only on or after the Step-Down Date

	Is Trigger Event in Effect?							NO

	Has Stepdown Date been reached?							NO

Prepayment Loan Details

	Prepayment Penalties								26,495.31

Loan ID				Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I

170460628				809,312.97	2/22/2008	-	CA	7.125	8	Paid in Full
171684875				152,041.36	2/28/2008	-	PA	6.625	8	Paid in Full
171084971				161,420.71	3/7/2008	-	TX	7.000	8	Paid in Full
171131173				466,139.95	2/25/2008	-	NY	7.500	8	Paid in Full
170752342				1,481,099.44	3/3/2008	-	WA	6.375	8	Paid in Full

167497634				501,071.33	3/7/2008	-	CA	8.625	9	Paid in Full
168523707				188,585.06	2/21/2008	3,771.70	VA	7.000	13	Paid in Full
153325289				2,257,052.13	3/13/2008	-	CA	6.750	11	Paid in Full
168329432				345,788.58	3/4/2008	-	OR	8.125	9	Paid in Full
168527228				107,532.04	3/11/2008	2,100.00	MO	7.250	11	Paid in Full

168800806				171,951.13	3/6/2008	-	CA	8.000	8	Paid in Full
170042972				374,571.25	2/22/2008	-	MD	8.250	8	Paid in Full
171215997				244,970.37	3/13/2008	6,761.36	CA	6.875	8	Paid in Full
168941037				149,763.24	2/19/2008	-	IL	7.500	9	Paid in Full
169917952				462,298.68	2/20/2008	13,862.25	CA	7.625	8	Paid in Full

Stratification Tables

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	100,000.00	24	2.037	1,954,843.55	0.355
100,000.00	-	200,000.00	179	15.195	28,328,681.14	5.152
200,000.00	-	300,000.00	246	20.883	62,245,013.76	11.320
300,000.00	-	400,000.00	185	15.705	65,451,805.49	11.903
400,000.00	-	500,000.00	183	15.535	82,844,973.79	15.066
500,000.00	-	600,000.00	111	9.423	61,796,413.44	11.238
600,000.00	-	700,000.00	77	6.537	50,279,618.71	9.144
700,000.00	-	800,000.00	34	2.886	25,962,382.97	4.721
800,000.00	-	900,000.00	31	2.632	26,573,127.86	4.832
900,000.00	-	1,000,000.00	37	3.141	36,581,077.19	6.652
1,000,000.00	-	1,100,000.00	7	0.594	7,499,293.73	1.364
1,100,000.00	-	1,200,000.00	9	0.764	10,653,400.40	1.937
1,200,000.00	-	1,300,000.00	13	1.104	16,572,173.17	3.014
1,300,000.00	-	1,400,000.00	7	0.594	9,522,853.33	1.732
1,400,000.00	-	1,500,000.00	9	0.764	13,442,168.69	2.445
1,500,000.00	-	1,600,000.00	3	0.255	4,756,146.91	0.865
1,600,000.00	-	1,700,000.00	5	0.424	8,333,740.46	1.516
1,700,000.00	-	1,800,000.00	4	0.340	7,130,291.43	1.297
1,800,000.00	-	1,900,000.00	4	0.340	7,536,164.28	1.370
1,900,000.00	-	2,000,000.00	3	0.255	6,069,246.25	1.104
>		2,000,000.00	7	0.594	16,355,424.44	2.974
		Wgt Ave / Total:	1178	100.000	549,888,840.99	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		0.0	0	0.000	-	0.000
0.0	-	0.5	0	0.000	-	0.000
0.5	-	1.0	0	0.000	-	0.000
1.0	-	1.5	0	0.000	-	0.000
1.5	-	2.0	0	0.000	-	0.000
2.0	-	2.5	0	0.000	-	0.000
2.5	-	3.0	0	0.000	-	0.000
3.0	-	3.5	0	0.000	-	0.000
3.5	-	4.0	0	0.000	-	0.000
4.0	-	4.5	0	0.000	-	0.000
4.5	-	5.0	1	0.085	198,275.76	0.036
5.0	-	5.5	3	0.255	2,919,967.93	0.531
5.5	-	6.0	16	1.358	10,130,389.41	1.842
6.0	-	6.5	128	10.866	70,011,069.94	12.732
6.5	-	7.0	370	31.409	183,884,374.39	33.440
7.0	-	7.5	333	28.268	154,739,770.43	28.140
7.5	-	8.0	225	19.100	94,114,679.22	17.115
8.0	-	8.5	84	7.131	27,578,017.99	5.015
8.5	-	9.0	16	1.358	5,632,800.56	1.024
9.0	-	9.5	2	0.170	679,495.36	0.124
9.5	-	10.0	0	0.000	-	0.000
>		10.0	0	0.000	-	0.000
		Wgt Ave / Total:	1178	100.000	549,888,840.99	100.000

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	500	42.445	277,842,083.38	50.527
		FL	175	14.856	66,143,016.85	12.028
		AZ	46	3.905	17,314,892.43	3.149
		VA	16	1.358	8,430,478.41	1.533
		WA	88	7.470	37,268,361.45	6.777
		CO	14	1.188	5,074,825.28	0.923
		Others	339	28.778	137,815,183.19	25.062
		Wgt Ave / Total:	1178	100.000	549,888,840.99	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	0	0.000	-	0.000
300	-	360	1135	96.350	529,206,582.33	96.239
>		360	43	3.650	20,682,258.66	3.761
		Wgt Ave / Total:	1178	100.000	549,888,840.99	100.000